                           FIRST AMENDED AND RESTATED
                          CREDIT AND GUARANTY AGREEMENT

                                      among

                         THE MACERICH PARTNERSHIP, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP,
                                AS THE BORROWER,

                  THE ENTITIES FROM TIME TO TIME PARTIES HERETO
                                 AS GUARANTORS,

                              THE MACERICH COMPANY,
                             A MARYLAND CORPORATION,

                   THE BANKS AND OTHER FINANCIAL INSTITUTIONS
                        THAT EITHER NOW OR IN THE FUTURE
                               ARE PARTIES HERETO

                                       and

                                WELLS FARGO BANK,
                              NATIONAL ASSOCIATION,
                                  AS THE AGENT



                                  June 25, 1998



                                  $150,000,000

                                    CONTENTS

ARTICLE 1.  DEFINITIONS AND RELATED MATTERS ................................  1

            Section 1.1.  Definitions ......................................  1

            Section 1.2.  Related Matters .................................. 28

ARTICLE 2.  AMOUNT AND TERMS OF THE CREDIT FACILITIES ...................... 29

            Section 2.1.  Credit Facilities ................................ 29

            Section 2.2.  Letters of Credit ................................ 36

            Section 2.3.  Use of Proceeds .................................. 38

            Section 2.4.  Interest; Conversion/Continuation ................ 38

            Section 2.5.  Note, Etc. ....................................... 41

            Section 2.6.  Fees ............................................. 41

            Section 2.7.  Termination, Reduction and Extension of
                          Commitment ....................................... 42

            Section 2.8.  Repayments and Prepayments ....................... 42

            Section 2.9.  Manner of Payment ................................ 43

            Section 2.10. Pro Rata Treatment ............................... 43

            Section 2.11. Mandatory Suspension and Conversion of
                          Fixed Rate Advances .............................. 44

            Section 2.12. Increased Regulatory Costs ....................... 44

            Section 2.13. Fixed Rate Price Adjustment ...................... 45

            Section 2.14. Purchase, Sale and Matching of Funds ............. 46

ARTICLE 3.  GUARANTY ....................................................... 46

            Section 3.1.  Guaranty ......................................... 46

            Section 3.2.  Continuing and Irrevocable Guaranty .............. 47

            Section 3.3.  Nature of Guaranty ............................... 47


                                          i

            Section 3.4.  Authorization .................................... 48

            Section 3.5.  Certain Waivers .................................. 49

            Section 3.6.  Subrogation; Certain Agreements .................. 50

            Section 3.7.  Bankruptcy No Discharge .......................... 50

            Section 3.8.  Maximum Liability of Guarantor ................... 51

            Section 3.9.  Financial Benefit ................................ 51

ARTICLE 4.  CONDITIONS PRECEDENT TO ADVANCES  AND LETTERS OF CREDIT ........ 52

            Section 4.1.  Conditions Precedent to Closing Date ............. 52

            Section 4.2.  Conditions Precedent to Advances and Letters of
                          Credit ........................................... 52

            Section 4.3.  Additional Conditions Precedent and
                          Provisions Applicable to Certain Acquisition
                          Advances ......................................... 53

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES ................................. 55

            Section 5.1.  Organization, Authority and Tax Status of
                          the Borrower; Enforceability, Etc. ............... 55

            Section 5.2.  Organization, Authority and REIT Status of
                          the REIT; Enforceability, Etc. ................... 56

            Section 5.3.  Organization, Authority and Tax Status of
                          Guarantors; Enforceability, Etc. ................. 57

            Section 5.4.  Consolidated Entities and Unconsolidated
                          Joint Ventures; Management Companies ............. 57

            Section 5.5.  No Conflict, Etc. ................................ 58

            Section 5.6.  Financial Information ............................ 58

            Section 5.7.  No Material Adverse Changes ...................... 59

            Section 5.8.  Litigation ....................................... 59

            Section 5.9.  Agreements; Applicable Law ....................... 59

            Section 5.10. Governmental Regulation .......................... 60


                                          ii

            Section 5.11. Margin Regulations ............................... 60

            Section 5.12. Employee Benefit Plans ........................... 60

            Section 5.13. Title to Property; Liens ......................... 60

            Section 5.14. Licenses, Trademarks, Etc. ....................... 61

            Section 5.15. Environmental Condition .......................... 61

            Section 5.16. Absence of Certain Restrictions .................. 62

            Section 5.17. Disclosure ....................................... 62

ARTICLE 6.  AFFIRMATIVE COVENANTS OF THE BORROWER PARTIES .................. 62

            Section 6.1.  Financial Statements and Other Reports ........... 62

            Section 6.2.  Records and Inspection ........................... 64

            Section 6.3.  Corporate Existence, Etc. ........................ 65

            Section 6.4.  Payment of Taxes and Charges ..................... 65

            Section 6.5.  Maintenance of Properties ........................ 65

            Section 6.6.  Maintenance of Insurance ......................... 65

            Section 6.7.  Conduct of Business .............................. 65

            Section 6.8.  Exchange Listing; Tax Status of Borrower Parties . 65

            Section 6.9.  Subordination .................................... 66

            Section 6.10. Remedial Action Regarding Hazardous Materials .... 67

            Section 6.11. Year 2000 Covenant ............................... 67

ARTICLE 7.  NEGATIVE COVENANTS OF THE BORROWER PARTIES ..................... 68

            Section 7.1.  Unsecured Debt and Claims ........................ 68

            Section 7.2.  Investments; Asset Mix ........................... 68

            Section 7.3.  Financial Covenants .............................. 70

            Section 7.4.  Minimum Unencumbered Pool ........................ 71

            Section 7.5.  Aggregate Leased Area of Real Properties in



                                         iii

                          Unencumbered Pool ................................ 71

            Section 7.6.  Restriction on Fundamental Changes ............... 71

            Section 7.7.  Transactions with Affiliates ..................... 72

            Section 7.8.  Restricted Payments .............................. 72

            Section 7.9.  ERISA ............................................ 73

            Section 7.10. Amendments of Charter and Bylaws ................. 73

            Section 7.11. Payments with Respect to Permitted Subordinated
                          Debentures ....................................... 73

            Section 7.12. Acquisitions of Real Properties .................. 74

ARTICLE 8.  EVENTS OF DEFAULT .............................................. 74

            Section 8.1.  Events of Default ................................ 74

            Section 8.2.  Remedies ......................................... 76

            Section 8.3.  Rescission ....................................... 77

ARTICLE 9.    THE AGENT AND THE LENDERS .................................... 80

            Section 9.1.  Authorization and Action ......................... 80

            Section 9.2.  Exculpation; Agent's Reliance; Etc. .............. 81

            Section 9.3.  Agent and Affiliates ............................. 81

            Section 9.4.  Lender Credit Decision ........................... 81

            Section 9.5.  Indemnification .................................. 82

            Section 9.6.  Successor Agent .................................. 82

            Section 9.7.  Excess Payments .................................. 82

            Section 9.8.  Lender Parties ................................... 83

            Section 9.9.  Default By The Borrower; Acceleration ............ 83

            Section 9.10. Payments; Availability of Funds; Certain
                          Notices .......................................... 83

            Section 9.11. Obligations of Lender Parties Several;
                          Enforcement


                                          iv


                                      by the Agent ......................... 85

            Section 9.12. Reply of Lenders ................................. 86

ARTICLE 10. MISCELLANEOUS .................................................. 86

            Section 10.1. Expenses; Indemnity .............................. 86

            Section 10.2. Waivers; Modifications in Writing ................ 87

            Section 10.3. Cumulative Remedies; Failure or Delay ............ 88

            Section 10.4. Notices, Etc. .................................... 88

            Section 10.5. Successors and Assigns ........................... 89

            Section 10.6. Confidentiality .................................. 90

            Section 10.7. Choice of Forum .................................. 90

            Section 10.8. Changes in Accounting Principles ................. 90

            Section 10.9. Survival of Agreements, Representations
                          and Warranties ................................... 91

            Section 10.10. Execution in Counterparts ....................... 91

            Section 10.11. Complete Agreement .............................. 91

            Section 10.12. Limitation of Liability ......................... 91

            Section 10.13. Unsecured Advances; No Lien ..................... 92

            Section Amendment and Restatement .............................. 92

            Section 10.14.  Waiver of Trial by Jury ........................ 93

                           FIRST AMENDED AND RESTATED
                          CREDIT AND GUARANTY AGREEMENT

      FIRST AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of June 25, 1998 (as amended from time to time, this "AGREEMENT"), by and among THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership (the "BORROWER"), THE ENTITIES FROM TIME TO TIME PARTIES HERETO AS GUARANTORS, THE MACERICH COMPANY, a Maryland corporation (the "REIT"), THE BANKS AND OTHER FINANCIAL INSTITUTIONS THAT EITHER NOW OR IN THE FUTURE ARE PARTIES HERETO (collectively, the "LENDERS" and each individually, a "LENDER"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (including in its capacity as an issuer of Letters of Credit, the "AGENT BANK"), as agent and representative for the Lenders (the Agent Bank in such capacity or any successor in such capacity is referred to herein as the "AGENT"). The Lenders (including the Agent Bank) and the Agent are collectively referred to herein as the "LENDER PARTIES" and each individually as a "LENDER PARTY."


                                 R E C I T A L S


A. The Borrower, the Guarantors, the REIT, the Agent and the Agent Bank have entered into a Credit and Guaranty Agreement dated as of February 26, 1998 (the "EXISTING CREDIT AGREEMENT").

B. As of the Closing Date, (I) the Existing Credit Agreement is being amended and restated as set forth herein, (II) all outstanding Advances (the "EXISTING COMMITTED ADVANCES") under the Existing Credit Agreement will be considered "Committed Advances" under this Agreement, (III) the outstanding Letter of Credit under the Existing Credit Agreement (the "EXISTING LETTER OF CREDIT") will be considered "Committed Advances" and a "Letter of Credit" under this Agreement,
      (IV) the Agent Bank is assigning a portion of its Commitment hereunder (the "ASSIGNED COMMITMENT") and a corresponding portion of the Existing Committed Advances and participations in the Existing Letter of Credit (the "TRANSFERRED PARTICIPATIONS") to certain additional lenders (the "NEW LENDERS") and (IV) the New Lenders are assuming the Agent Bank's obligations under the Assigned Commitment and the Transferred Participations, all of which transactions will occur contemporaneously.


                                   ARTICLE 1.

                         DEFINITIONS AND RELATED MATTERS

      SECTION 1.1. DEFINITIONS. The following terms with initial capital letters have the following meanings:

            "ABSOLUTE RATE" means, in connection with any Absolute Rate Auction, the rate of interest per annum (expressed in multiples of 1/1000th of one percent) offered for any Bid Advance to be made pursuant to Section 2.1.2.

            "ABSOLUTE RATE AUCTION" means a solicitation of a Competitive Bid setting forth Absolute Rates pursuant to Section 2.1.2.3.1.

            "ABSOLUTE RATE BID ADVANCE" means a Bid Advance that bears interest at an Absolute Rate.

            "ACQUISITION" is defined in Section 4.3.1.

            "ACQUISITION ADVANCES" is defined in Section 4.3.1.3.

            "ACQUISITION AGREEMENT" is defined in Section 4.3.1.6.

            "ADVANCE" means a Committed Advance or a Bid Advance.

            "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. Unless otherwise indicated, "Affiliate" refers to an Affiliate of any Borrower Party. Notwithstanding the foregoing, in no event shall any Lender Party or any Affiliate of any Lender Party be deemed to be an Affiliate of the Borrower.

            "AGENT" is defined in the Preamble.

            "AGENT BANK" is defined in the Preamble.

            "AGENT'S ACCOUNT" means the account identified on SCHEDULE 1.1B as the Agent's Account or such account as the Agent may hereafter designate by notice to the Borrower and each Lender.

            "AGENT'S OFFICE" means the office of the Agent identified as such on
SCHEDULE 1.1.B, or such other office as the Agent may hereafter designate by notice to the Borrower and each Lender.

            "AGREEMENT" is defined in the Preamble and includes all Schedules and Exhibits.

            "APPLICABLE LAW" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

            "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of any payment with respect to Fixed Rate Advances or Fixed Rate Bid Advances, the Lender's LIBO Lending Office, and (ii) in the case of any payment with respect to Base Rate Advances or

Absolute Rate Bid Advances or any other payment under the Loan Documents, the Lender's Domestic Lending Office.

            "APPLICABLE LIBO MARGIN" means, in respect of Fixed Rate Advances that are Committed Advances, at any date, (i) 0.950% per annum if the ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) as of the last day of the Fiscal Quarter most recently ended is less than 45.0%, (ii) 1.000% per annum if the ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) as of the last day of the Fiscal Quarter most recently ended is greater than or equal to 45.0% but less than 55.0%, (iii) 1.100% per annum if the ratio of the Total Liabilities to Gross Asset Value (expressed as a percentage) as of the last day of the Fiscal Quarter most recently ended is greater than or equal to 55.0% but less than 60.0%, or (iv) 1.150% per annum if none of clause (i), (ii) or (iii) applies (including if the Compliance Certificate showing that any of clause (i), (ii) or (iii), as the case may be, is satisfied is not delivered when required hereby), PROVIDED in the case of any of clause (i), (ii) or (iii), at least four Business Days shall have expired from the day on which the Borrower shall have delivered a Compliance Certificate showing that any of clause (i), (ii) or (iii) is satisfied and PROVIDED, FURTHER, that any change in the Applicable LIBO Margin resulting from the change in the ratio of Total Liabilities to Gross Asset Value shall not take effect until the fifth Business Day after the Compliance Certificate with respect to a Fiscal Quarter is (or is required to be) delivered.

            "APPLICABLE LIBO RATE" means, (i) in respect of Fixed Rate Advances that are Committed Advances, the rate of interest, rounded upward (if necessary) to the nearest whole multiple of .01%, equal to the sum of (x) the Applicable LIBO Margin, PLUS (y) the LIBO Rate, which LIBO Rate is divided by 1.00 minus the Reserve Percentage, and (ii) in respect of Fixed Rate Bid Advances, the rate of interest, rounded upward (if necessary) to the nearest whole multiple of
 .01%, equal to the sum of (x) the LIBO Bid Margin, PLUS (y) the LIBO Rate, which LIBO Rate is divided by 1.00 MINUS the Reserve Percentage; which, in the case of either clause (i) or clause (ii) , may be expressed as follows:

Applicable LIBO Rate = Applicable LIBO Margin +        LIBO Rate / (1 - Reserve
                                OR                         Percentage)
                      LIBO Bid Margin, as the
                            case may be

            "ASSIGNED COMMITMENT" is defined in the Recitals.

            "ASSIGNMENT" and "ASSIGNMENT AND ACCEPTANCE" are defined in
Section 10.5.2.

            "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.), as amended from time to time.

            "BANKRUPTCY REMOTE ENTITY" means a Consolidated Entity (i) one hundred percent of the Capital Stock of which is owned, directly or indirectly, by the Borrower or the REIT and (ii) which is a so-called "bankruptcy remote special purpose vehicle" or "bankruptcy remote SPV" that meets the published criteria in effect from time to time of S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service Inc.

            "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (i) the then effective Prime Rate; or

            (ii) the then effective Federal Funds Rate PLUS 0.50%.

Each change in the interest rate on Advances based on a change in the Base Rate shall be effective as of the effective date of such change in the Base Rate.

            "BASE RATE ADVANCE" means any Committed Advance that constitutes or, when made, will constitute, part of the Base Rate Portion.

            "BASE RATE PORTION" means, at any time, the portion or portions of the unpaid principal balance of all Committed Advances bearing interest at a rate determined by reference to the Base Rate.

            "BID ADVANCE" means an Advance by a Lender pursuant to the Bid Facility, which may be either an Absolute Rate Bid Advance or a Fixed Rate Bid Advance.

            "BID ADVANCE LIMIT" means the lesser of (i) Seventy-Five Million Dollars ($75,000,000) or (ii) the aggregate amount of the Commitments of all Lenders.

            "BID ADVANCE NOTE" means a promissory note made by Borrower payable to the order of any Lender, in the amount of the lesser of (i) the Bid Advance Limit or (ii) the aggregate amount of the Bid Advances from time to time outstanding to such Lender, which note is substantially in the form of EXHIBIT A-2, as amended from time to time.

            "BID FACILITY" means the credit facility for the requesting and making of Bid Advances described in Section 2.1.2.

            "BOARD OF DIRECTORS" means the Board of Directors, as constituted from time to time, of the REIT (in the case of actions to be taken by the REIT, the Borrower or any other Borrower Party or Consolidated Entity of which the REIT is the general partner or manager) or of any other Borrower Party or Consolidated Entity (as in the case of actions to be taken by such Borrower Party or Consolidated Entity or by any other Borrower Party or Consolidated Entity of which such Borrower Party or Consolidated Entity is the general partner or manager).

            "BORROWER" is defined in the Preamble and includes its successors and permitted assigns.

            "BORROWER ACCOUNT" means the account of the Borrower identified as such on SCHEDULE 10.4., or such other account as the Borrower may hereafter designate by notice to the

Agent (including in connection with a Credit Sweep Program), PROVIDED that if such account is maintained with any Person other than the Agent Bank, such designation shall not be effective unless and until a Funds Transfer Agreement and all documents contemplated thereby are executed and delivered by the Borrower to the Agent Bank.

            "BORROWER PARTY" means the Borrower, any Guarantor or the REIT. Notwithstanding anything herein to the contrary, recourse to the REIT for payment and performance of the Obligations is limited as set forth in Section 10.12.

            "BORROWING" means a contemporaneous borrowing of Advances or the issuance of a Letter of Credit, as applicable.

            "BULLET PAYMENT" means any payment of the entire unpaid balance of any Debt at its final maturity other than the final payment with respect to a loan that is fully amortized over its term.

            "BUSINESS DAY" means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of banks located in San Francisco and Los Angeles, California are open to the public for carrying on substantially all of such banks' business functions, PROVIDED that with respect to any Fixed Rate Advance, "Business Day" shall further mean any day on which commercial banks are open for dealings in Dollar deposits in the London interbank market.

            "CAPITAL STOCK" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock or partnership or other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or partnership or other equity interests of such Person. The term "Capital Stock" includes the Partnership Units of the Borrower.

            "CAPITALIZED LEASES" means all leases of the REIT and the Consolidated Entities of real or personal property that are required to be capitalized on the consolidated balance sheets of such Persons.

            "CAPITALIZED LOAN FEES" means, with respect to the REIT, any Consolidated Entity or any Unconsolidated Joint Venture, and with respect to any period, any upfront, closing or similar fees paid by such Person in connection with the incurrence or refinancing of Debt during such period that are capitalized on the balance sheet of such Person.

            "CLOSING DATE" means the earliest date upon which all of the conditions to the effectiveness of this Agreement set forth in Section 4.1. are satisfied.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" is defined in Section 3.2.

            "COMMENCEMENT OF CONSTRUCTION" with respect to a Real Property, means the commencement of material on-site work (including grading) or the commencement of a work of improvement of such Real Property.

            "COMMITMENT" means, with respect to each Lender, the amount set forth for such Lender as its "Commitment" on SCHEDULE 1.1.A, as reduced or terminated from time to time pursuant to the terms hereof.

            "COMMITMENT USAGE" means, at any time, (i) with respect to any Lender, the sum of (A) the aggregate unpaid principal amount of all Committed Advances made by such Lender, PLUS (B) the Lender's PRO RATA share of all Letter of Credit Liability, PLUS (C) the Lender's PRO RATA share of the Interest Reserve PLUS (D) the Lender's PRO RATA share of all Bid Advances outstanding (regardless of whether such Bid Advances were made by such Lender) or (ii) with respect to all Lenders, the sum of (A) the aggregate unpaid principal amount of all Committed Advances made by all Lenders, PLUS (B) all Letter of Credit Liability, PLUS (C) the Interest Reserve, PLUS (D) all Bid Advances outstanding, in each case giving effect to the Borrowings then requested. For purposes of clause (i)(D), a Lender's PRO RATA share of all Bid Advances shall be equal to the aggregate amount of such Bid Advances, multiplied by a fraction, the numerator of which is such Lender's Commitment and the denominator of which is the aggregate Commitments of all Lenders.

            "COMMITTED ADVANCE" is defined in Section  2.1.1.1.

            "COMPETITIVE BID" means an offer by a Lender to make a Bid Advance in response to a Competitive Bid Request, substantially in the form of EXHIBIT B-4.

            "COMPETITIVE BID REQUEST" means a notice, in substantially the form of EXHIBIT B-3, requesting that Lenders submit Competitive Bids.

            "COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer and the secretary of each Borrower Party, substantially in the form of EXHIBIT C-4.

            "CONSOLIDATED ENTITIES" means, collectively, (i) the Borrower, (ii) any other Person the accounts of which are consolidated with those of the REIT in the consolidated financial statements of the REIT in accordance with GAAP, and (iii) except for purposes of Sections 7.1.2. and 7.3. all Unconsolidated Joint Ventures of which any Consolidated Entity is a general partner.

            "CONSTRUCTION-IN-PROCESS" means, with respect to any Retail Property Under Construction, the aggregate amount of expenditures classified as "construction-in-process" on the REIT's balance sheet with respect thereto.

            "CONTINGENT OBLIGATION" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of the other Person, or (iii) otherwise to assure or hold harmless the holders of Debt or other obligation of another Person against loss in respect thereof. The amount of any Contingent Obligation shall be an amount equal to the amount of the Debt or obligation guaranteed or otherwise supported thereby. Notwithstanding the foregoing, "CONTINGENT OBLIGATIONS" shall not include (x) any obligation of the Borrower or any of the Consolidated Entities under any contract for the acquisition of Real Property entered into in the ordinary course to pay the purchase price of such Real Property prior to the transfer of title to such Real Property, (y) any unliquidated contingent liabilities under environmental indemnities given by the Borrower or any of the Consolidated Entities or (z) any amount representing the excess of the obligations of an Unconsolidated Joint Venture over the Borrower's PRO RATA share of such obligations.

            "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned by it is bound or otherwise subject.

            "CONTROL" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of Capital Stock, by contract or otherwise, and the terms "CONTROLLED" and "COMMON CONTROL" have correlative meanings.

            "CONTROLLED CONSOLIDATED ENTITY" means any Consolidated Entity, except an Unconsolidated Joint Venture that is not controlled by the REIT or the Borrower, PROVIDED that any Unconsolidated Joint Venture the general partners of which include both a Consolidated Entity (or a Person controlled by a Consolidated Entity) and a Person (the "THIRD PERSON") other than a Consolidated Entity (or an Affiliate of a Consolidated Entity) shall not be a Controlled Consolidated Entity as to any transaction or matter that such Third Person has the power, under Applicable Law, to engage in or undertake on behalf of the Unconsolidated Joint Venture without the consent of the Consolidated Entity that is also a general partner (whether or not such consent would be required under the partnership agreement or any other Contractual Obligation of the Third Person or the Unconsolidated Joint Venture).

            "CONTROLLED GROUP" means all domestic and foreign members of a controlled group of corporations under Section 1563(a) of the Code (determined without regard to Section 1563(b)(2)(C) of the Code) and all trades or businesses (irrespective of whether incorporated) that are under common control with the REIT. With regard to all Plans and Multiemployer Plans, "CONTROLLED GROUP" includes all ERISA Affiliates.

            "CREDIT SWEEP PROGRAM" is defined in Section 2.1.1.3.3.

            "CUT-OFF DATE" is defined in Section 4.3.2.1.

            "DEBT" means, with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money including, in the case of the REIT, the Permitted Subordinated Debentures; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, including trade accounts payable arising in the ordinary course of business;
(iv) all Capitalized Leases; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (vii) the maximum fixed redemption or repurchase price of Disqualified Capital Stock of such Person at the date of determination, (viii) all Contingent Obligations and (ix) the Interest Reserve, which shall be considered unsecured Debt for purposes of this Agreement.

            "DEFAULT" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

            "DEFAULTING LENDER" is defined in Section 9.10.2.

            "DEFINED BENEFIT PLAN" means any pension plan subject to Title IV of ERISA including a Multiemployer Plan and any money purchase pension plan subject to the funding requirements of Section 412 of the Code.

            "DEPRECIATION AND AMORTIZATION EXPENSE" means (without duplication), for any period, the sum for such period of (i) total depreciation and amortization expense, whether paid or accrued, of the REIT and the Consolidated Entities, PLUS (ii) the REIT's and any Consolidated Entity's PRO RATA share of depreciation and amortization expenses of Unconsolidated Joint Ventures. For purposes of this definition, the REIT's PRO RATA share of depreciation and amortization expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the depreciation and amortization expense of such Unconsolidated Joint Venture, MULTIPLIED BY (ii) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

            "DISQUALIFIED CAPITAL STOCK" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including upon the occurrence of any event), is required to be redeemed or is redeemable for cash at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Debt (other than at the option of such Person), in whole or in part, at any time prior to the 91st day after the Maturity Date.

            "DOLLARS" and "$" means lawful money of the United States of America.

            "DOMESTIC LENDING OFFICE" means the office, branch or Affiliate of the Lender identified on SCHEDULE 1.1B designated as its Domestic Lending Office or such other office, branch or Affiliate as such Lender may hereafter designate as its Domestic Lending Office for one or more types of Advances by notice to the Borrower and the Agent.

            "EBITDA" means, for any period, (i) Net Income, PLUS (without duplication) (A) Interest Expense, (B) Tax Expense, and (C) Depreciation and Amortization Expense, in each case for such period.

            "EFFECTIVE RATE" is defined in Section 2.4.1.

            "ELIGIBLE ASSIGNEE" is defined in Section 10.5.2.

            "ENVIRONMENTAL DAMAGES" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and attorneys' fees and consultants' fees, that are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath any Real Property or migrating or threatening to migrate to or from any Real Property, or arising in any manner whatsoever out of any violation of Environmental Requirements.

            "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for Environmental Damages.

            "ENVIRONMENTAL REQUIREMENTS" means all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigation and remediation of releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" means any Person that is or was a member of the controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code) of which any Borrower Party is or was a member at any time within the last six years.

            "EXISTING COMMITTED ADVANCES"  is defined in the Recitals.

            "EXISTING CREDIT AGREEMENT" is defined in the Recitals.

            "EXISTING LETTER OF CREDIT"  is defined in the Recitals.

            "EXISTING WFB CREDIT AGREEMENT" means that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 13, 1996 (as amended by Amendment No. 1 to Second Amended and Restated Credit and Guaranty Agreement dated as of July 10, 1997, and Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement dated as of December 31, 1997).

            "EXTENSION FEE" is defined in Section 2.6.4.

            "EVENT OF DEFAULT" means any of the events specified in
Section 8.1.

            "FACILITY FEE" is defined in Section 2.6.3.

            "FAIR SALABLE VALUE" is defined in Section 3.9.

            "FAIR VALUATION" is defined in Section 3.9.

            "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent Bank on such day on such transactions as determined by the Agent Bank.

            "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

            "FEE LETTER" means that certain letter dated June __, 1998 between the Borrower and the Agent, as amended from time to time.

            "FEES" means, collectively, the fees described or referenced in the Fee Letter and in Section 2.6.

            "FISCAL YEAR" means the fiscal year of the REIT, which shall be the 12-month period ending on December 31 in each year or such other period as the REIT may designate and the Agent may approve in writing. "FISCAL QUARTER" or "FISCAL QUARTER" means any quarter of a Fiscal Year.

            "FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) scheduled payments of principal of Debt of the REIT and the Consolidated Entities (other than any Bullet Payment), (ii) the REIT's PRO RATA share of scheduled payments of principal of Debt of Unconsolidated Joint Ventures (other than any Bullet Payment) that does not otherwise constitute Debt of and is not otherwise recourse to the REIT and the Consolidated Entities or their assets, (iii) Interest Expense, (iv) payments of dividends in respect of Disqualified Capital Stock and (v) an amount equal to $0.05 per quarter, MULTIPLIED BY the total square footage of all Real Properties owned by the Consolidated Entities and the PRO RATA share of square footage of all Real Properties owned by the Unconsolidated Joint Ventures, in each case, at the end of such period. For purposes of clauses (ii) and (v), the REIT's PRO RATA share of payments by or square footage of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the payments made by or square footage of such Unconsolidated Joint Venture, MULTIPLIED BY (b) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

            "FIXED CHARGE COVERAGE RATIO" means, at any time, the ratio of (i) EBITDA for the fiscal quarter then most recently ended, to (ii) Fixed Charges for such period.

            "FIXED RATE" means (i) in the case of Committed Advances, the Applicable LIBO Rate as accepted by the Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion or (ii) in the case of Fixed Rate Bid Advances, the Applicable LIBO Rate for the Fixed Rate Period applicable to such Fixed Rate Bid Advances.

            "FIXED RATE ADVANCE" means any Advance that constitutes or, when made, will constitute, the Fixed Rate Portion of any Committed Advance or a Fixed Rate Bid Advance.

            "FIXED RATE AUCTION" means a solicitation of Competitive Bids setting forth LIBO Bid Margins pursuant to Section 2.1.2.3.1.

            "FIXED RATE BID ADVANCE" means a Bid Advance that bears interest for the relevant Fixed Rate Period, at a Fixed Rate.

            "FIXED RATE COMMENCEMENT DATE" , with respect to any Fixed Rate Advance that is a Committed Advance, is defined in Section 2.4.2.4. and, with respect to any Fixed Rate Bid Advance or Absolute Rate Bid Advance, is defined in Section 2.1.2.3.6.

            "FIXED RATE NOTICE" means, with respect to any Fixed Rate Advance, a written notice, substantially in the form of EXHIBIT B-2, which confirms the Fixed Rate for a particular Fixed Rate Period and, if the Fixed Rate Advance is a Committed Advance, the Fixed Rate Portion or, if the Fixed Rate Advance is a Bid Advance, the amount of the Bid Advance.

            "FIXED RATE PERIOD" means the period or periods of (a) in respect of any Fixed Rate Advance that is a Committed Advance, (i) one, two, three or six months; or (ii) any other period of at least one month that ends at the Maturity Date, which periods are selected by the Borrower pursuant to Section 2.4.2. and may be confirmed in a Fixed Rate Notice; (b) in respect of any Absolute Rate Bid Advance, the period, commencing on the Funding Date in respect of such Bid Advance and ending on a date that is thirty, sixty or ninety days later, as selected by the Borrower in the related Competitive Bid Request; and (c) in respect of any Fixed Rate Advance that is a Fixed Rate Bid Advance, the period, commencing on the Funding Date in respect of such Bid Advance and ending on a date that is one, two or three months later; PROVIDED that no Fixed Rate Period shall extend beyond the Maturity Date. Notwithstanding the foregoing: (a) if a Fixed Rate Advance that is a Committed Advance is continued, the Fixed Rate Period applicable to the continued or converted Advance shall commence on the day on which the Fixed Rate Period applicable to such Fixed Rate Advance ends;
(b) any Fixed Rate Period applicable to a Fixed Rate Advance (1) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such succeeding Business Day falls in another calendar month, in which case such Fixed Rate Period shall end on the next preceding Business Day or (2) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Fixed Rate Period) shall end on the last Business Day of the calendar month at the end of such Fixed

Rate Period.

            "FIXED RATE PORTION" means the portion or portions of the unpaid principal balance of all Committed Advances that the Borrower selects to have subject to a Fixed Rate. The Fixed Rate Portion shall comply with Sections 2.4.2.7.

            "FIXED RATE PRICE ADJUSTMENT" is defined in Section 2.13.

            "FLOATING RATE DEBT" is defined in Section 7.3.6.

            "FUNDING DATE" means any date on which an Advance is (or is requested to be) made or a Letter of Credit is (or is requested to be) issued.

            "FUNDS FROM OPERATIONS" or "FFO" means, for any period, the "Funds From Operations" calculated for such period in accordance with NAREIT Guidelines, PROVIDED that, notwithstanding Section 10.8., the components of Funds From Operations or FFO shall be calculated on the basis of, and in accordance with, GAAP as it exists on the date of this Agreement, and no effect shall be given to any changes to such accounting principles that may be made from time to time after the Closing Date. It is understood by the parties that, notwithstanding the internal accounting practices or operations of the Borrower, the defined terms included in this definition shall have the meanings set forth in this Agreement.

            "FUNDS TRANSFER AGREEMENT" means a Funds Transfer Agreement for Disbursement of Loan Proceeds between the Agent Bank and the Borrower, on the Agent Bank's standard form, executed and delivered after the date hereof as contemplated by the definition of "Borrower Account," as such agreement may be amended from time to time.

            "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles are in effect on the date hereof).

            "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

            "GOVERNMENTAL AUTHORITY" means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

            "GROSS ASSET VALUE" means, at any time, the sum of (without duplication):

            (i) for Retail Properties that are Wholly-Owned , the sum of, for each such property, (a) such property's Property NOI for the Measuring Period, MULTIPLIED BY 4, DIVIDED BY (b) (1) 8.5% (expressed as a decimal), in the case of regional Retail Properties (other than Huntington Beach Mall) or (2) 9.5% (expressed as a decimal) in the case of Huntington Beach Mall or other Retail Properties that are not regional Retail Properties, PLUS

            (ii) for Retail Properties that are not Wholly-Owned, the sum of, for each such property, (a) the Gross Asset Value of each such Retail Property at such time, as calculated pursuant to the foregoing clause (i), MULTIPLIED BY
(b) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Borrower of the Consolidated Entity or Unconsolidated Joint Venture holding title to such Retail Properties, PLUS

            (iii) all cash and Permitted Investments (other than, in either case, Restricted Cash) held by the Consolidated Entities at such time, MULTIPLIED BY in the case of cash and Permitted Investments not Wholly-Owned, a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Borrower of the Consolidated Entity holding title to such cash and Permitted Investments, PLUS

            (iv) for Mortgage Loans that are Wholly-Owned, the lowest of (A) the book value of each such Mortgage Loan at the time it is initially acquired, (B) the book value of each such Mortgage Loan at the time Gross Asset Value is being determined, or (C) the excess, if any, of (1) 80% of the Gross Asset Value of the Retail Property securing such Mortgage Loan, determined pursuant to the applicable clause of this definition as if such Retail Property were Wholly-Owned, over (2) the amount of any Debt and other liabilities or obligations, absolute or contingent, also secured by a Lien on such Retail Property, which Lien is senior to or PARI PASSU with the Lien securing such Mortgage Loan; PLUS

            (v)(a) 100% of Construction-in-Process with respect to Retail Properties that are Wholly-Owned and (b) the product of (1) 100% of Construction-in-Process with respect to Retail Properties Under Construction that are not Wholly-Owned MULTIPLIED BY (2) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Borrower of the Consolidated Entity or Unconsolidated Joint Venture holding title to such Retail Properties Under Construction;

            PROVIDED, HOWEVER, that the determination of Gross Asset Value for any period shall not include any Retail Property that has been sold or otherwise disposed of at any time prior to or during such period.

            "GUARANTOR" means (i) any Initial Guarantor and (ii) any other Person who from time to time becomes a Guarantor hereunder by executing and delivering a Joinder Agreement substantially in the form of EXHIBIT E, in each case unless and until such Person is released from any further liability hereunder as specified in the definition of "Unencumbered Asset."

            "GUARANTY" is defined in Section 3.1.

            "HAZARDOUS MATERIALS" means any chemical substance (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.); or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; or (iv) the presence of which on any Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to any Real Property or to the health or safety of Persons on or about any Real Property; or (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated biphenyls (PCBs) or asbestos.

            "HUNTINGTON BEACH MALL" means the property identified as such on Schedule 1.1C.

            "INDEMNIFIED LIABILITIES" is defined in Section 10.1.3.

            "INDEMNITEES" is defined in Section 10.1.3.

            "INITIAL GUARANTORS" means MACERICH BRISTOL ASSOCIATES, a California general partnership, and its successors, and MACERICH BUENAVENTURA LIMITED PARTNERSHIP, a California limited partnership, and its successors, MACERICH HUNTINGTON LIMITED PARTNERSHIP, a California limited partnership, and its successors, and MACERICH STONEWOOD LIMITED PARTNERSHIP, a California limited partnership, and its successors.

            "INSOLVENT" is defined in Section 3.9.

            "INTANGIBLE ASSETS" means (i) all unamortized debt discount and expense, unamortized deferred charges, goodwill and other intangible assets and
(ii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1994, in the book value of any asset owned by the REIT or any Consolidated Entity.

            "INTEREST COVERAGE RATIO" means, at any time, the ratio of (i) EBITDA for the fiscal quarter then most recently ended, to (ii) Interest Expense for such period.

            "INTEREST EXPENSE" means, for any period, the sum (without duplication) for such period of (i) total interest expense, whether paid or accrued, of the REIT and the Consolidated Entities, including Fees payable pursuant to Section 2.6., charges in respect of Letters of Credit and the portion of any Capitalized Lease Obligations allocable to interest expense, including the REIT's share of interest expenses in Unconsolidated Joint Ventures but excluding amortization or write-off of debt discount and expense (except as provided in clause (ii) below), (ii) amortization of costs related to interest rate protection contracts and rate buydowns (other than the costs associated with the interest rate buydowns completed in connection with the initial public offering of the REIT), (iii) capitalized interest, PROVIDED that capitalized interest may be excluded from this clause (iii) to the extent such interest (A) does not exceed the Interest Reserve designated for such period or (B) is paid or reserved out of any interest reserve established under a loan facility, (iv) for purposes of determining Interest

Expense as used in the Fixed Charge Coverage Ratio (both numerator and denominator) only, amortization of Capitalized Loan Fees, (v) to the extent not included in clauses (i), (ii), (iii) and (iv), the REIT's PRO RATA share of interest expense and other amounts of the type referred to in such clauses of the Unconsolidated Joint Ventures, and (vi) interest incurred on any liability or obligation that constitutes a Contingent Obligation of the REIT or any Consolidated Entity. For purposes of clause (v), the REIT's PRO RATA share of interest expense or other amount of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the interest expense or other relevant amount of such Unconsolidated Joint Venture, MULTIPLIED BY (b) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

            "INTEREST RESERVE" means, with respect to any Fiscal Quarter, the dollar amount designated by the Borrower as "Interest Reserve" for such Fiscal Quarter in the Compliance Certificate submitted during such Fiscal Quarter; PROVIDED, HOWEVER, that such dollar amount may not exceed the lesser of (i) the amount that the Borrower would be permitted to draw as an Advance under this Agreement or (ii) $10,000,000; PROVIDED FURTHER, however, that on the date of this Agreement, the Interest Reserve shall be equal to $1,000,000.

            "INVESTMENT" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, or (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "JOINT VENTURE" means a joint venture, partnership, limited liability company, business trust or similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "LENDER" is defined in the Preamble, subject to Section 9.10.2. For purposes of the Sections referred to in (and subject to) Section 10.5.3., "LENDER" includes a holder of a Participation.

            "LENDER PARTY" is defined in the Preamble. For purposes of the Sections referred to in (and subject to) Section 10.5.3., "LENDER PARTY" includes a holder of a Participation.

            "LETTER OF CREDIT" means a standby letter of credit issued pursuant to this Agreement (including the Existing Letter of Credit) and a Letter of Credit Agreement, either as originally issued or as amended, supplemented, modified, renewed or extended.

            "LETTER OF CREDIT AGREEMENT" means an Application and Agreement for Standby Letter of Credit in the form attached hereto as EXHIBIT G.

            "LETTER OF CREDIT COLLATERAL" is defined in Section 8.4.2.

            "LETTER OF CREDIT COLLATERAL ACCOUNT" is defined in Section
8.4.1.

            "LETTER OF CREDIT FEE" is defined in Section 2.6.2.

            "LETTER OF CREDIT LIABILITY" means, at any time, all contingent liabilities of the Borrower to the Agent Bank in respect of Letters of Credit outstanding at such time and shall equal the aggregate Stated Amount of all Letters of Credit then outstanding.

            "LIBO BID MARGIN" means, in connection with any Fixed Rate Auction, a margin (expressed in multiples of 1/1000th of one percent) above or below the LIBO Rate offered for any Bid Advance to made pursuant hereto.

            "LIBO LENDING OFFICE" means the office, branch or Affiliate of any Lender identified on SCHEDULE 1.1.B as its LIBO Lending Office or such other office, branch or Affiliate as such Lender may hereafter designate as its LIBO Lending Office by notice to the Borrower and the Agent.

            "LIBO RATE" is the rate of interest, rounded upward (if necessary) to the nearest whole multiple of one-sixteenth of one percent (.0625%), quoted by the Agent Bank as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time),

            (i) in the case of a Fixed Rate Advance that is a Committed Advance, on the second Business Day prior to (or, if the Agent Bank is then the sole Lender hereunder, on) a Fixed Rate Commencement Date or on a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to the Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate; and

            (ii) in the case of a Fixed Rate Bid Advance, on the second Business Day prior to the related Funding Date, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to such Fixed Rate Bid Advance and for a period of time approximately equal to the Fixed Rate Period applicable thereto.

            "LIEN" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

            "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Fee Letter, each Letter of Credit Agreement, each Letter of Credit, any Funds Transfer Agreement and any other agreement, instrument or other writing executed or delivered by the Borrower, the REIT or any Subsidiary in connection herewith from time to time, and all amendments, exhibits and schedules to any of the foregoing.

            "M&F GROSS LEASEABLE AREA" means, with respect to any Real Property, the gross leaseable area of the mall and freestanding areas of such Real Property (excluding the gross leaseable area of such Real Property that is, at the time of determination, undergoing substantial capital improvements other than any such capital improvements made to a tenant space pursuant to or in anticipation of a new or renewed lease for such space).

            "MANAGEMENT COMPANIES" means Macerich Property Management Company, a California corporation, and Macerich Management Company, a California corporation, and includes their respective successors.

            "MANAGEMENT CONTRACT" means any contract between any Management Company, on the one hand, and the Borrower and/or any other Consolidated Entity or Unconsolidated Joint Venture, on the other hand, relating to the management of the Borrower, any other Consolidated Entity or any Unconsolidated Joint Venture or any of the properties of such Person, as the same may be amended from time to time.

            "MACERICH GROUP MEMBER" means any of the Borrower Parties, the Principal Investors, the Management Companies, any Consolidated Entity (other than any of the foregoing), or any other Person involved in the day-to-day management of any Consolidated Entity or any Real Property held by it.

            "MARGIN REGULATIONS" means Regulations G, T, U and X of the Federal Reserve Board, as amended from time to time.

            "MARGIN STOCK" means "margin stock" as defined in Regulation U.

            "MATERIAL," "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means (i) a condition or event material to, (ii) a material adverse effect on or
(iii) a material adverse change in, as the case may be, any one or more of the following: (A) the business, assets, results of operations, financial condition or prospects of the REIT and the Consolidated Entities taken as a whole or (B) the ability of any Borrower Party to perform its obligations under any Loan Document to which it is a party.

            "MATURITY DATE" means February 26, 2000; PROVIDED, that if the Maturity Date shall have been extended pursuant to Section 2.7.2., "MATURITY DATE" means February 26, 2001.

            "MEASURING PERIOD" means the period of three consecutive months, constituting one full Fiscal Quarter, ended most recently for which operating statements with respect to a Real Property have been delivered to the Lenders.

            "MINORITY INTERESTS" means all of the Partnership Units of the Borrower held by any Person other than the REIT.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor.

            "MORTGAGE LOANS" means all loans owned or held by the Borrower secured by mortgages or deeds of trust on Retail Properties.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 3(37) and Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions or to which any such Person has made or accrued an obligation to make contributions.

            "NAREIT GUIDELINES" means the guidelines published from time to time by the National Association of Real Estate Investment Trusts as in effect on the date of this Agreement.

            "NET INCOME" means, for any period, total net income (or loss) of the REIT and the Consolidated Entities for such period taken as a single accounting period, including the REIT's PRO RATA share of the income (or loss) of any Unconsolidated Joint Venture for such period, PROVIDED that there shall be excluded therefrom (i) any charges for minority interests in the Borrower held by Persons holding Partnership Units of the Borrower (other than the REIT),
(ii) any income or loss attributable to extraordinary items, (iii) gains and losses from sales of assets (other than undeveloped land that constitutes a portion of any Retail Property), (iv) except to the extent otherwise included hereunder, the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Entity or is merged with the REIT or any Consolidated Entity or such Person's assets are acquired by the REIT or any Consolidated Entity, and (v) any impairment loss required to be taken in such period in accordance with Statement of Financial Accounting Standards No. 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
of) with respect to any long-lived assets to be disposed of and whose value is being reported during such period at the lower of its carrying amount or fair value. For purposes of this definition, the REIT's PRO RATA share of income (or loss) of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the income (or loss) of such Unconsolidated Joint Venture, MULTIPLIED BY
(ii) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

            "NET WORTH" means, at any date, the consolidated stockholders' equity of the REIT and the Consolidated Entities, excluding any amounts attributable to Disqualified Capital Stock.

            "NEW LENDERS" is defined in the Recitals.

            "NON-RECOURSE DEBT" means Debt that (i) is non-recourse to the Consolidated Entities (other than such Unconsolidated Joint Venture) and their assets and (ii) does not constitute Debt of the Consolidated Entities (other than such Unconsolidated Joint Venture).

            "NON-RECOURSE SECURED DEBT" means Debt that (i) is non-recourse to the Consolidated Entities (other than such Unconsolidated Joint Venture) and their assets, (ii) does not constitute Debt of the Consolidated Entities (other than such Unconsolidated Joint Venture) and (iii) is recourse only to Retail Properties that secures such Debt.

            "NOTE" means a Revolving Note or a Bid Advance Note.

            "NOTICE OF BORROWING" is defined in Section 2.1.1.3.1.

            "OBLIGATED PARTY" is defined in Section 9.10.2.

            "OBLIGATIONS" means all present and future obligations and liabilities of the Borrower of every type and description arising under or in connection with this Agreement, the Notes and the other Loan Documents due or to become due to the Lender Parties or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, Fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

            "OBLIGOR" is defined in Section 3.2.

            "OFFERING CIRCULAR" means, as the case may be, (i) with respect to the debentures described in clause (i) of the definition of "Permitted Subordinated Debentures," the Offering Circular, dated June 20, 1997, pursuant to which the Permitted Subordinated Debentures were offered by the REIT or (ii) with respect to any other Permitted Subordinated Debentures, the final offering document pursuant to which such Permitted Subordinated Debentures are offered by the REIT.

            "OPERATIVES" is defined in Section 10.12.2.

            "OTHER GUARANTOR" is defined in Section 3.2.

            "OTHER GUARANTY" is defined in Section 3.2.

            "PARTICIPATION" is defined in Section 10.5.3.

            "PARTNERSHIP UNITS," "PREFERRED PARTNERSHIP UNITS" and "SERIES A PARTNERSHIP UNITS" are each defined in the Partnership Agreement of the Borrower. Unless the context indicates otherwise, the term "PARTNERSHIP UNITS" is used herein to refer, collectively, to the Partnership Units, the Preferred Partnership Units and the Series A Partnership Units.

            "PBGC" means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor.

            "PERMITTED INVESTMENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or Moody's, (iii) commercial paper having, at the time of acquisition, the highest rating obtainable from either S&P or Moody's, (iv) certificates of deposit, other time deposits, and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States or any state thereof or the District of Columbia that has combined capital and surplus of not less than $500,000,000, (v) institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the Investments permitted under the foregoing clauses (i), (ii), (iii) and (iv) or (vi) Capital Stock that is (x) traded on a national securities exchange, (y) purchased in the secondary market and (z) not subject to any legal or contractual restrictions on transferability.

            "PERMITTED SUBORDINATED DEBENTURES" means (i) the 7 1/4% Convertible Subordinated Debentures due 2002 of the REIT in the aggregate principal amount of $161,400,000, offered pursuant to the Offering Circular, which debentures have such terms and are subject to such conditions as are set forth in the Offering Circular and (ii) any other unsecured subordinated debentures issued by the REIT PROVIDED that, in the reasonable discretion of the Agent, the terms and conditions related to subordination of such unsecured subordinated debentures are substantially similar to the terms and conditions related to subordination of the debentures described in clause (i) of this definition.

            "PERSON" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate," a trade or business.

            "PLAN" means any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, health, life insurance, or other employee benefit plan or arrangement, irrespective of whether any of the foregoing is funded, in which any personnel of any Borrower Party or its ERISA Affiliates participates or from which any such personnel may derive a benefit.

            "POST-DEFAULT RATE" means, at any time, a rate per annum equal to the Base Rate in effect at such time PLUS 2%.

            "PRICE ADJUSTMENT DATE", with respect to any Fixed Rate Advance, or Absolute Rate Bid Advance, is defined in Section 2.13.

            "PRIME RATE" means a base rate of interest which the Agent Bank establishes from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in an Effective Rate due to a change in the Prime Rate shall become effective on the day each such change is announced within the Agent Bank.

            "PRINCIPAL INVESTORS" means, collectively, Mace Siegel, Arthur Coppola, Dana Anderson and Edward Coppola.

            "PRO FORMA UNENCUMBERED ASSET VALUE" is defined in
Section 4.3.1..

            "PROHIBITED TRANSACTION" means a transaction that is prohibited under Section 4975 of the Code or Section 406 or 407 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

            "PROPERTY EXPENSES" means, for any Retail Property, all operating expenses relating to such Retail Property, including the following items (PROVIDED, HOWEVER, that Property Expenses shall not include Debt service, tenant improvement costs, leasing commissions, capital improvements, Depreciation and Amortization Expenses and any extraordinary items not considered operating expenses under GAAP):

            (i) all expenses for the operation of such Retail Property, including any management fees payable under the Management Contracts and all insurance expenses, but not including any expenses incurred in connection with a sale or other capital or interim capital transaction;

            (ii) water charges, property taxes, sewer rents and other impositions, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of the failure to pay an imposition timely; and

            (iii) the cost of routine maintenance, repairs and minor alterations, to the extent they can be expensed under GAAP.

            "PROPERTY INCOME" means, for any Retail Property, all gross revenue from the ownership and/or operation of such Retail Property (but excluding income from a sale or other capital item transaction), service fees and charges and all tenant expense reimbursement income payable with respect to such Retail Property (but not such reimbursement for expenditures not deducted as a Property Expense).

            "PROPERTY NOI" means, for any Retail Property for any period, (i) all Property

Income for such period, MINUS (ii) all Property Expenses for such period.

            "RAW LAND" means (i) raw land or (ii) undeveloped land that constitutes a portion of any Retail Property, other than such portions of the Retail Properties as are reasonably considered to be an integral part of or a pad site for such properties.

            "REAL PROPERTY" means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Borrower or any other Consolidated Entity.

            "REGULATION D" means Regulation D of the Federal Reserve Board, as amended from time to time.

            "REGULATION U" means Regulation U of the Federal Reserve Board, as amended from time to time.

            "REGULATORY COSTS" are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

            "REGULATORY CHANGE" means, with respect to any Lender, (i) the adoption or becoming effective after the date hereof of any treaty, law, rule or regulation, (ii) any change in any such treaty, law, rule or regulation, or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or
(iii) compliance after the date hereof by the Lender (or its Applicable Lending Office or any holding company of the Lender) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority.

            "REIT" is defined in the Preamble.

            "REQUIRED LENDERS" means, (i) if the Commitments have not terminated, Lenders holding at least 66-2/3% of the aggregate amount of the Commitments and, if the Agent Bank is not the sole Lender hereunder at such time, at least two Lenders, or (ii) if the Commitments have terminated, (a) Lenders holding at least 66-2/3% of the sum of (x) the aggregate unpaid principal amount of the Advances PLUS (y) the aggregate amount of all Letter of Credit Liability and (b) if the Agent Bank is not the sole Lender hereunder at such time, at least two Lenders, in each case giving effect to the provisions of
Section 9.10.2.

            "RESPONSIBLE OFFICER" is defined in Section 2.1.3.1.

            "RESERVE PERCENTAGE" is, at any time the percentage announced within the Agent Bank as the reserve percentage under Regulation D for loans and obligations making reference to a LIBO Rate for a Fixed Rate Period or time remaining in a Fixed Rate Period on a Price

Adjustment Date, as appropriate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for eurocurrency liabilities, as defined in Regulation D, from related institutions as though the Agent Bank were in a net borrowing position, as promulgated by the Federal Reserve Board.

            "RESTRICTED CASH" means any cash or cash equivalents held by the Borrower or any of the other Consolidated Entities with respect to which the Borrower or the Consolidated Entity does not have unrestricted access and unrestricted right to expend such cash or expend or liquidate such Permitted Investments including, without limitation, cash or Permitted Investments constituting tenant deposits held pursuant to any lease for any Real Property.

            "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Borrower, the REIT or any Subsidiary now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares of Capital Stock of the Borrower, the REIT or such Subsidiary, as the case may be, and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower, the REIT or any Subsidiary now or hereafter outstanding. It is understood that the conversion of any Capital Stock of the Borrower into Capital Stock of the REIT shall not constitute a Restricted Payment by the Borrower.

            "RETAIL PROPERTY" means any Real Property that is a neighborhood, community or regional shopping center or mall.

            "RETAIL PROPERTY UNDER CONSTRUCTION" means Retail Property for which Commencement of Construction has occurred but construction of such Retail Property is not substantially complete.

            "REVOLVING NOTE" means a promissory note made by Borrower payable to the order of any Lender, in the amount of such Lender's Commitment, which note is substantially in the form of EXHIBIT A-1, as amended from time to time.

            "SEC" means the United States Securities and Exchange
Commission, and any successor.

            "SENIOR OBLIGATIONS" is defined in Section 9.10.2.

            "SENIOR OFFICER" means, with respect to any Borrower Party, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel or any Vice President in charge of a principal business unit or division of such Borrower Party.

            "SENIOR UNSECURED INTEREST EXPENSE COVERAGE RATIO" means, at any time, the ratio of (i) Property NOI of all Unencumbered Assets for the fiscal quarter then most recently ended, to (ii) Interest Expense on all unsecured Debt for such period (other than Interest Expense attributable to the Permitted Subordinated Debentures).

            "SINGLE EMPLOYER PLAN" means a Plan other than a Multiemployer
Plan.

            "STATED AMOUNT" means, with respect to a Letter of Credit, the maximum amount available to be drawn thereunder, without regard to whether any conditions to drawing could be met.

            "SUBORDINATED DEBT" is defined in Section 6.9.

            "SUBORDINATED CREDITOR" is defined in Section 6.9.

            "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of the total voting power of the Capital Stock entitled to vote in the election of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise specified, the term "SUBSIDIARY" refers to any Subsidiary of a Borrower Party.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor.

            "TANGIBLE NET WORTH" means, at any time, (i) Net Worth MINUS (ii) Intangible Assets, PLUS (iii) solely for purposes of Section 7.3.1., any minority interest reflected in the balance sheet of the REIT, but only to the extent attributable to Minority Interests, in each case at such time.

            "TAX EXPENSE" means (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the REIT and the Consolidated Entities, including the REIT's and Consolidated Entity's PRO RATA share of tax expenses in the Unconsolidated Joint Venture. For purposes of this definition, the REIT's PRO RATA share of any such tax expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) such tax expense of such Unconsolidated Joint Venture, MULTIPLIED BY (ii) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

            "TAXES" means, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority and related in any manner to a Fixed Rate.

            "THIRD PERSON" is defined in the definition of "Controlled Consolidated Entity" in this Section 1.1.

            "TOTAL LIABILITIES" means, at any time, without duplication, the aggregate amount of (i) all Debt and other liabilities of the Borrower and the Consolidated Entities reflected in the financial statements of the REIT or disclosed in the financial notes thereto, PLUS (ii) all liabilities of all Unconsolidated Joint Ventures that is otherwise recourse to the Borrower or any Consolidated Entity or any of its assets or that otherwise constitutes Debt of the Borrower or any Consolidated Entity, PLUS (iii) the Borrower's PRO RATA share of all Debt and other liabilities of any Unconsolidated Joint Venture not otherwise constituting Debt of or recourse to the Borrower or any Consolidated Entity or any of its assets. For purposes of clause (iii), the Borrower's PRO RATA share of all Debt and other liabilities of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) such Debt or other liabilities, MULTIPLIED BY (b) the percentage of the total outstanding Capital Stock of such Person held by the Borrower or any Consolidated Entity, expressed as a decimal.

            "TRANSFERRED PARTICIPATIONS" is defined in the Recitals.

            "UNCONSOLIDATED JOINT VENTURE" means (i) any Joint Venture of the REIT or any Consolidated Entity in which the REIT or such Consolidated Entity holds any Capital Stock but which would not be combined with the REIT in the consolidated financial statements of the REIT in accordance with GAAP, and (ii) any Investment of the REIT or any Consolidated Entity in any Person that is not a Joint Venture.

            "UNENCUMBERED ASSET" means, subject to Section 4.3., any Real Property that satisfies all of the following conditions:

            (i) is a neighborhood, community and regional shopping center or mall;

            (ii) is Wholly-Owned, free and clear of any Lien (other than (a) easements, covenants, and other restrictions, charges or encumbrances not securing Debt that do not interfere materially with the ordinary operations of the property and do not materially detract from the value of the property; (b) building restrictions, zoning laws and other Applicable Laws, and (c) leases and subleases of the property in the ordinary course of business, PROVIDED that any such Liens under (c) that are ground leases entered into after the Closing Date or that are ground leases with respect to Real Properties that become part of the Unencumbered Pool after the Closing Date shall have been approved by the Required Lenders in their discretion);

            (iii) in the case of any Real Property title to which is not held directly by the Borrower, (a) the Consolidated Entity holding title to such Real Property is a Guarantor or becomes a Guarantor prior to the the Real Property being treated as an Unencumbered Asset for purposes of determining the Unencumbered Pool, (b) the Capital Stock of such Consolidated Entity is not subject to any Lien, and (c) the Consolidated Entity delivers to the Agent (1) an opinion of counsel, substantially in the form delivered to the Agent pursuant to Section 4.1 and by counsel reasonably acceptable to the Agent, with respect to the matters covered by the closing opinion delivered pursuant to Section 4.1 with respect to the Initial Guarantors, and (2) a copy of the charter documents of the Guarantor, as in effect at that time;

            (iv) unless waived by the Agent, a title report from a title company of national repute for such Real Property is delivered to the Agent showing that no material defects exist in or with respect to title to the Real Property (other than Liens permitted to exist pursuant to clause (ii));

            (v) unless waived by the Required Lenders, a Phase I environmental study for such Real Property is delivered to the Agent showing that no material adverse environmental conditions exist on or with respect to the Real Property;

            (vi) not less than 80% of the M&F Gross Leaseable Area of the Real Property shall be subject to a lease or a sublease pursuant to which rent is being paid by the tenant thereunder;

            (vii) the Real Property has been otherwise expressly approved by the Required Lenders in writing as eligible for inclusion in the Unencumbered Pool in their discretion; and

            (viii) the Real Property has been designated by the Borrower as an Unencumbered Asset.

            Unless the Borrower shall have notified the Agent and the Lenders to the contrary, the Real Properties listed as "Unencumbered Assets" in the Compliance Certificate most recently delivered to the Agent pursuant to Section 6.1.3, shall be considered designated by the Borrower as Unencumbered Assets pursuant to clause (viii) above. As of the date hereof, all of the Real Properties that have been approved by the Required Lenders as eligible for inclusion in the Unencumbered Pool and designated by the Borrower as Unencumbered Assets pursuant to clauses (vii) and (viii) above, respectively, are set forth on SCHEDULE 1.1C. If any Unencumbered Asset (including any of the properties listed on SCHEDULE 1.1C) no longer satisfies the conditions of the foregoing clauses (ii), (iii) or (vi), at the direction of the Required Lenders, the Agent shall notify the Borrower that, effective upon the giving of such notice, such asset shall no longer be considered an Unencumbered Asset (irrespective of whether a Default or Event of Default exists at that time or results therefrom). If the Borrower intends to designate a property as an Unencumbered Asset to be added to the Unencumbered Pool from time to time (other than those listed on SCHEDULE 1.1C), it will notify the Agent and the Lenders of such intention, which notice will include (a) a physical description of the property to be added to the Unencumbered Pool, including its age and location and, if requested by the Agent, a recent title report, (b) if title to the property is held by a Consolidated Entity other than the Borrower, the names and respective percentage interests of all Persons holding Capital Stock of such Consolidated Entity, (c) information regarding the occupancy of the property (a rent roll), (d) operating statements for the most recent Fiscal Quarter and the most recent Fiscal Year (and the previous Fiscal Year, if available) and (e) an operating budget for the current Fiscal Year. The property shall become part of the Unencumbered Pool upon the written approval of the Required Lenders. If the Borrower at any time intends to withdraw any Real Property from the Unencumbered Pool, it shall (i) notify the Agent and the Lenders of its intention, and (ii) deliver to the Agent and the Lenders a certificate of its chief financial officer setting forth the calculations establishing that the Borrower will be in compliance with Section 7.4. with giving effect to such withdrawal (and any concurrent addition of properties to the Unencumbered Pool), which calculations shall be substantially in the form of the calculations in EXHIBIT C-4 relating to Section 7.4. Effective automatically upon delivery of such notice and certificate by the Borrower, (i) such property shall no longer constitute an Unencumbered Asset and (ii) if title to the property that is being released from the Unencumbered Pool is not held directly by the Borrower and the Consolidated Entity holding title to such property holds title to no other Unencumbered Asset, such Consolidated Entity shall be released from the Guaranty, and shall cease to be a Guarantor hereunder, in each case without any further action by the Agent or any Lender.

            "UNENCUMBERED ASSET VALUE" means, at any time:

            (i) with respect to any specified Unencumbered Asset other than the Unencumbered Assets described in clauses (ii), (iii) or (v) below, for each such property, (a) the product of such property's Property NOI for the Measuring Period, MULTIPLIED BY 4, DIVIDED BY (b) 9.5% (expressed as a decimal); PLUS

            (ii) with respect to any specified Unencumbered Asset that is a regional Retail Property other than a regional Retail Property described in clause (iii) or (v) below, for each such property, (a) the product of such property's Property NOI for the Measuring Period, MULTIPLIED BY 4, DIVIDED BY
(b) 8.5% (expressed as a decimal); PLUS

            (iii) so long as Huntington Beach Mall is an Unencumbered Asset and provided the Huntington Beach Mall is not described in clause (v) below, (a) the product of such property's Property NOI for the Measuring Period, MULTIPLIED BY 4, DIVIDED BY (b) 9.5% (expressed as a decimal); PLUS

            (iv) all cash and Permitted Investments (other than, in either case, Restricted Cash) held by the Consolidated Entities at such time, MULTIPLIED BY in the case of cash and Permitted Investments not Wholly-Owned, a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Borrower of the Consolidated Entity holding title to such cash and Permitted Investments; PLUS

            (v)(a) 100% of Construction-in-Process with respect to Retail Properties in the Unencumbered Pool that are Wholly-Owned and are Unencumbered Assets and (b) the product of (1) 100% of Construction-in-Process with respect to Retail Properties in the Unencumbered Pool that are not Wholly-Owned MULTIPLIED BY (2) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Borrower of the Consolidated Entity holding title to such Retail Properties in the Unencumbered Pool; PROVIDED, HOWEVER, that the Unencumbered Asset Value included in this clause (v) shall not constitute more than 25% percent of the total Unencumbered Asset Value.

            "UNENCUMBERED POOL" means the pool of Unencumbered Assets.

            "UNSECURED FUNDED DEBT" means any Debt referred to in clause (i),
(ii), (iii), (iv) or (ix) of the definition of "Debt" that is not secured by any Lien.

            "WHOLLY-OWNED" means, with respect to any Real Property or other asset owned or leased, that (i) title to such asset is held directly by, or such asset is leased by, the Borrower, or (ii) in the case of Real Property, title to such property is held by, or such property is leased by, a Consolidated Entity at least 99% of the Capital Stock of which is held of record and beneficially by the Borrower and the balance of the Capital Stock of which (if any) is held of record and beneficially by the REIT (or any wholly-owned Subsidiary of the REIT).

            "WHOLLY-OWNED ENTITY" is defined in Section 7.2.2.

            "YEAR 2000 COMPLIANT" is defined in Section 6.11.

      SECTION 1.2.  RELATED MATTERS.

            1.2.1. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

            1.2.2. DETERMINATIONS. Any determination or calculation contemplated by this Agreement that is made by any Lender Party shall be final and conclusive and binding upon each Borrower Party, and, in the case of determinations by the Agent, also the other Lender Parties, in the absence of manifest error. References in this Agreement to any "determination" by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations), and good faith beliefs by such Lender Party (in the case of qualitative determinations). All references herein to "discretion" of any Lender Party (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of any Lender Party contemplated by this Agreement may be given, taken, withheld or not taken in such Lender Party's discretion (whether or not so expressed), except as otherwise expressly provided herein.

            1.2.3. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes that the independent public accountants of the REIT deem necessary in order to allow them to render an unqualified opinion to the REIT and for changes that are not deemed so necessary but are concurred in by such independent public accountants and the Agent) with the audited consolidated financial statements of the REIT and the Consolidated Entities referred to in Section 5.6.1. Notwithstanding anything herein to the contrary, for purposes of determining the REIT's PRO RATA share of any income, expense, asset, liability or other item of or with respect to any Unconsolidated Joint Venture, as used in the defined terms used in or by reference in Section 7.3., the percentage of the Capital Stock held by the REIT or any Consolidated Entity shall be the percentage required to be used under GAAP.

            1.2.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (OTHER THAN THE RULES REGARDING CONFLICTS OF LAWS, EXCEPT THOSE CONTAINED IN CALIFORNIA CIVIL CODE SECTION 1646.5) OF THE STATE OF CALIFORNIA.

            1.2.5. HEADINGS. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

            1.2.6. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

            1.2.7. INDEPENDENCE OF COVENANTS. All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            1.2.8. OTHER DEFINITIONS. Terms otherwise defined in Preamble, the Recitals and in any other provision of this Agreement or any of the other Loan Documents not defined or referenced in Section 1.1. have their respective defined meanings when used herein or therein.

                                   ARTICLE 2.

                    AMOUNT AND TERMS OF THE CREDIT FACILITIES

      SECTION 2.1.  CREDIT FACILITIES.

            2.1.1.  COMMITTED FACILITY.

                    2.1.1.1.  COMMITTED ADVANCES.

                    Upon the terms and subject to the conditions set forth in this Agreement, (a) on the Closing Date, the Existing Credit Agreement is hereby superseded, amended and restated in its entirety, and (b) each Lender hereby severally agrees, at any time from and after the Closing Date until the Business Day next preceding the Maturity Date, to make advances

(each a "COMMITTED ADVANCE," which term shall also include amounts drawn under Letters of Credit pursuant to Section 2.2.5.1.) to the Borrower in an aggregate outstanding principal amount not to exceed at any time outstanding, when added to other Commitment Usage of such Lender at such time, the Commitment of such Lender, PROVIDED that the Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the aggregate Commitments of all Lenders. Committed Advances may be voluntarily prepaid and, subject to the provisions of this Agreement (including Section 2.13.), any amounts so prepaid may be re-borrowed, up to the amount available under this Section 2.1.1. at the time of such re-borrowing.

                    2.1.1.2. TYPE OF COMMITTED ADVANCES AND MINIMUM AMOUNTS. Committed Advances made under this Section 2.1. may be Base Rate Advances or Fixed Rate Advances, subject, however, to Section 2.4. Each Borrowing of Fixed Rate Advances to which the same Fixed Rate Period is applicable shall be in a minimum amount of $2,000,000 and integral multiples of $1,000,000.

                    2.1.1.3.  NOTICE OF BORROWING.

                    2.1.1.3.1. When the Borrower desires to borrow pursuant to
Section 2.1., it shall deliver to the Agent a Notice of Borrowing substantially in the form of EXHIBIT B-1, duly completed and executed by a Responsible Officer (a "NOTICE OF BORROWING"), no later than 10:00 a.m. (California time) (i) at least one Business Day before (or, if the Agent Bank is the sole Lender hereunder at such time, on) the proposed Funding Date, in the case of a Base Rate Advance, or (ii) at least three Business Days (or, if the Agent Bank is the sole Lender hereunder at such time, one Business Day) before the proposed Funding Date, in the case of a Fixed Rate Advance.

                    2.1.1.3.2. In lieu of delivering a Notice of Borrowing for a Base Rate Advance, the Borrower, through a Responsible Officer, may give the Agent telephonic notice by the required time of the proposed borrowing for Advances of that type and all information required by a Notice of Borrowing; PROVIDED, HOWEVER, that such notice shall be confirmed in writing by delivery of a Notice of Borrowing by fax to the Agent as soon as practicable one day prior to the proposed Funding Date. The Lender Parties shall incur no liability to the Borrower in acting upon any telephonic notice that the Agent believes to have been given by a Person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section 2.1. and in making any Advance in accordance with this Agreement pursuant to any telephonic notice.

                    2.1.1.3.3. Notwithstanding anything herein to the contrary, no Notice of Borrowing shall be required at any time while the Agent Bank is the only Lender hereunder with respect to any Base Rate Advance while there shall be in effect, pursuant to subsequent mutual agreement between the Borrower and the Agent Bank, a program (such as a credit sweep) whereby Base Rate Advances are made automatically to maintain a target balance in an account the Borrower maintains with the Agent Bank (a "CREDIT SWEEP PROGRAM"). The Agent Bank shall incur no liability to the Borrower making Advances pursuant to any Credit Sweep Program.

                    2.1.1.3.4. The Agent shall promptly notify each Lender of the contents of any Notice of Borrowing (or telephonic notice in lieu thereof) received by it and such Lender's PRO RATA portion of the Borrowing of Committed Advances requested. Not later than 9:00 a.m. (California time) on the date specified in such notice as the Funding Date, each Lender, subject to the terms and conditions hereof, shall make its PRO RATA portion of the Borrowing of Committed Advances available, in immediately available funds, to the Agent at the Agent's Account.

                    2.1.1.4. FUNDING OF COMMITTED ADVANCES. Subject to and upon satisfaction of the applicable conditions set forth in Article 4. as determined by the Agent, the Agent shall make the proceeds of the requested Committed Advances available to the Borrower in Dollars in immediately available funds in the Borrower Account. In addition, if the Borrower Account is maintained with a financial institution other than the Agent, all borrowings hereunder shall be subject to the terms and conditions of the Funds Transfer Agreement.

            2.1.2.  BID FACILITY.

                    2.1.2.1.  BID ADVANCES.

                    2.1.2.1.1. Each Lender severally agrees that, subject to the conditions that at the time of the Borrower's submission of the relevant Competitive Bid Request no Default or Event of Default has occurred and is continuing, the Borrower may, in accordance with this SECTION 2.1.2. and the other relevant provisions of the Loan Documents, from time to time request that the Lenders, at any time before the 32nd day prior to the Maturity Date, submit Competitive Bids to make Bid Advances to the Borrower; PROVIDED, HOWEVER, that
(X) at no time shall the Commitment Usage of all Lenders at any time, in the aggregate, exceed the aggregate Commitments of all Lenders; (y) at no time shall the aggregate principal amount of all Bid Advances exceed the Bid Advance Limit; and (Z) at no time may the number of Fixed Rate Periods of then outstanding Fixed Rate Advances and Absolute Rate Bid Advances exceed eight, in each case giving effect to any Bid Advances then requested.

                    2.1.2.1.2. The Lenders may, but shall not be obligated to, submit Competitive Bids in response to any Competitive Bid Request, and the Borrower may, but shall not be obligated to, accept any such offers. Subject to
Section 2.1.1.1., the obligation of a Lender to fund its PRO rata share of Committed Advances shall be unaffected by its making of any Bid Advances, notwithstanding that the sum of such Lender's Commitment Usage LESS the Lender's PRO RATA share of all Bid Advances outstanding (regardless of whether such Bid Advances were made by such Lender) PLUS the aggregate amount of such Lender's outstanding Bid Advances, may exceed such Lender's Commitment.

                    2.1.2.1.3. On the last day of each Fixed Rate Period applicable to any Bid Advances, the Borrower shall pay to the Agent, for the respective accounts of the Lenders making such Bid Advances, the full amount of the principal of such Bid Advances.

                    2.1.2.2. TYPE OF BID ADVANCES AND MINIMUM AMOUNTS. Bid Advances made under this Section 2.1.2 may be Absolute Rate Bid Advances or Fixed Rate Bid Advances, subject, however, to Section 2.11. Each Borrowing of Fixed Rate Bid Advances to which the same Fixed Rate Period is applicable shall be in a minimum amount of $15,000,000 and integral multiples of $1,000,000.

                    2.1.2.3. BID ADVANCE BORROWINGS.

                    2.1.2.3.1. When the Borrower desires to effect one or more Borrowings consisting of one or more Bid Advances, BUT NOT more often than once in any period of 30 consecutive days, the Borrower shall notify the Agent by telephone (followed promptly by a facsimile of the related Competitive Bid Request) no later than 8:00 a.m. (California time), (x) in the case of a Fixed Rate Auction, five Business Days prior to the proposed Funding Date of the requested Borrowing, or (y) in the case of an Absolute Rate Auction, two Business Days prior to the proposed Funding Date of the requested Borrowing(s), TOGETHER WITH payment of any Fees payable to the Agent as provided in the Fee Letter, specifying (together with the other information required to be provided pursuant to the Competitive Bid Request):

            (a) the Funding Date of such Borrowing(s), which shall be a Business Day;

            (b) the aggregate amount of such Borrowing(s), which shall be in an amount (subject to the limitations set forth in other provisions of the Loan Documents) equal to $15,000,000 or an integral multiple of $1,000,000 in excess thereof;

            (c) whether the requested Borrowing(s) is/are to be made as either (1) one or more Fixed Rate Bid Advances or (2) one or more Absolute Rate Bid Advances; and

            (d) the duration of the requested Fixed Rate Period (subject to the limitation that Borrower may request no more than three Fixed Rate Periods in any single Competitive Bid Request).

Borrower's right to request Competitive Bids for Bid Advances, and each Lender's obligation to fund any Bid Advance pursuant to any Competitive Bid accepted by Borrower, and all Bid Advances made from time to time, shall be subject in all respects to the provisions of Sections 2.11, 2.12 and 2.13.

                    2.1.2.3.2. Upon receipt of a Competitive Bid Request, the Agent shall promptly send a copy thereof to each of the Lenders by facsimile, attaching thereto notice of the date and time (as specified in Section 2.1.2.3.3.) by which responses must be received in order to be considered by the Borrower. The Competitive Bid Request shall not constitute an offer by the Borrower, but merely an invitation to the Lenders to submit Competitive Bids with respect to the requested Borrowing(s).

                    2.1.2.3.3.

             (a) Each Lender may, in its discretion, submit a Competitive Bid containing an offer or offers to make Bid Advances in response to any Competitive Bid Request. Each Competitive Bid must comply with the provisions of this Section 2.1.2.3 and must be submitted to the Agent (or, in the case of a Competitive Bid being submitted by the Agent in its capacity as a Lender, to the Borrower), by facsimile, no later than 7:00 a.m. (or, in the case of a Competitive Bid by the Agent, in its capacity as Lender, 6:30 a.m.), California time, (1) in the case of a Fixed Rate Auction, three Business Days prior to the Funding Date of the proposed Borrowing(s), or (2) in the case of an Absolute Rate Auction, on the Funding Date. Each Competitive Bid so submitted (subject only to the provisions of Sections 2.1.2.1.1, 2.11, 2.12, 2.13 and 4.2 and to the satisfaction of all other conditions precedent to the requested Bid Advance(s)) shall be irrevocable, unless the Borrower otherwise agrees in writing.

             (b) Each Competitive Bid shall identify and be signed on behalf of the submitting Lender, shall specify the date of the proposed Borrowing(s) specified in the Competitive Bid Request in the form attached hereto as EXHIBIT B-3 to which the submitting Lender is responding and shall specify:

                        (i) the principal amount of each Bid Advance for which a
             Competitive Bid is being made (which shall not be limited by the submitting Lender's Commitment, but which shall be in an amount, no greater than the amount of the requested Borrowing, equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof); and

                        (ii)(1) in the case of a Fixed Rate Auction, the LIBO
             Bid Margin offered by the submitting Lender, or (2) in the case of an Absolute Rate Auction, the Absolute Rate offered by the submitting Lender.

      A Competitive Bid may include up to three separate offers by the submitting Lender with respect to each Fixed Rate Period specified in the Competitive Bid Request to which it responds. Any Competitive Bid that (X) does not include all the information required by this Section 2.1.2.3.3,
      (Y) contains language that qualifies or conditions the submitting Lender's offer to make the Bid Advance(s) described therein or to otherwise make such an offer revocable or proposes terms other than (or in addition to) the terms proposed in the relevant Competitive Bid Request OTHER THAN by setting an aggregate limit on the principal amount of Bid Advances for which offers being made by the submitting Lender maybe accepted, or (Z) is received by the Agent (or the Borrower, as applicable) after the time set forth in this Section 2.1.2.3.3 (unless amended to bring it into compliance with respect to any noncompliance described in clause (X) or
      (Y), in either case prior to the time set forth in this Section 2.1.2.3.3) shall be disregarded.

                    2.1.2.3.4. Promptly upon receipt, but not later than 8:00 a.m. (California time) on the date by which Competitive Bids are required to have been submitted with respect to a Competitive Bid Request, the Agent shall notify the Borrower of (i)(A) the terms of each Competitive Bid (other than one that is to be disregarded as described above) received in response to the Competitive Bid Request, and (B) the identity of the Lender submitting such Competitive Bid, and (ii)(A) the aggregate principal amount of Bid Advances for which Competitive Bids have been received for each Fixed Rate Period requested in the Competitive Bid Request, and (B) the respective principal amounts and LIBO Bid Margins or Absolute Rates, as the case may be, so offered.

                    2.1.2.3.5. No later than 8:30 a.m. (California time) on the date by which Competitive Bids are required to have been submitted with respect to a Competitive Bid Request, the Borrower shall notify the Agent, by means of a notice reasonably acceptable to the Agent in form, of its acceptance or rejection of the offers notified to it as provided in Section 2.1.2.3.4. The Borrower shall have no obligation to accept any such offer, and may choose to reject all of them. If the Borrower has failed to timely notify the Agent of its acceptance or rejection of any one or more offers by the time specified in this
Section 2.1.2.3.5., the Borrower shall be deemed to have rejected such offer(s). The Borrower may accept any Competitive Bid (other than one that is to be disregarded as provided above) in whole or in part, PROVIDED THAT:

             (a) the aggregate principal amount of the Competitive Bids so accepted may not exceed the aggregate amount of the Borrowing(s) requested in the relevant Competitive Bid Request;

             (b)(i) subject to the provisions set forth below with respect to multiple offers at the same LIBO Bid Margin or Absolute Rate, the principal amount of each accepted Competitive Bid must be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) Competitive Bids must be accepted with respect to an aggregate principal amount of at least $15,000,000; and

             (c) with respect to each Fixed Rate Period for which Competitive Bids were requested, the Borrower may accept offers solely on the basis of ascending LIBO Bid Margins or Absolute Rates, as the case may be (provided that the Borrower may, to the extent necessary to comply with the preceding subparagraph (b) accept only part of an offer at a particular LIBO Bid Margin or Absolute Rate and accept all or part of one or more offers at a higher Fixed Rate Bid Margin or Absolute Rate).

      If the Borrower chooses to accept one or more offers, Borrower shall deliver a notice to the Agent by not later than 8:30 a.m. (California time), in such form as Agent may from time to time reasonably request), specifying the aggregate principal amount of offers with respect to each requested Fixed Rate Period that it chooses to accept. If two or more Lenders offer the same LIBO Bid Margin or Absolute Rate for an aggregate principal amount greater than the amount for which such offers were requested (or greater than the remaining portion of such offers that has not been allocated to offers at lower Fixed Rate Bid Margins or Absolute Rates) with respect to any requested Fixed Rate Period, the Borrower shall allocate the principal amount of the affected Bid Advances among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Borrower may deem appropriate) in proportion to the aggregate principal amounts to which their respective offers related. The Borrower's allocation, in the absence of manifest error, shall be conclusive.

                    2.1.2.3.6. Promptly upon receipt of the notice from the Borrower pursuant to Section 2.1.2.3.5, the Agent shall promptly notify each Lender having submitted a Competitive Bid whether its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Advance(s) to be made by it on the date of the relevant Borrowing(s). The date that is the second Business Day prior to the Funding Date of the Borrowing set forth in the applicable Competitive Bid Request shall be the "FIXED RATE COMMENCEMENT DATE" for the Fixed Rate Period.

                    2.1.2.3.7. Promptly (but no later than one Business Day) following each Borrowing of one or more Bid Advances, the Agent shall notify each Lender (whether or not such Lender submitted a Competitive Bid with respect to such Borrowing) of the ranges of Competitive Bids submitted and the highest and lowest Competitive Bids accepted for each Fixed Rate Period requested by the Borrower and of the aggregate amount of the Bid Advances made pursuant to such Borrowing.

                    2.1.2.3.8. Upon receipt of a Competitive Bid Request in proper form requesting Competitive Bids to make a Bid Advance that is a Fixed Rate Advance under Section 2.1.2.3.1 above, the Agent shall determine the Fixed Rate applicable to each of the Fixed Rate Periods specified in the Competitive Bid Request, and shall, two Business Days prior to the beginning of such Fixed Rate Period, send a Fixed Rate Notice specifying such rate (or rates, as the case may be) to the Borrower and the Lenders; PROVIDED, HOWEVER, that failure to give such notice to any Person shall not affect the validity of such rate.

                    2.1.2.3.9. Not later than 9:00 a.m. (California time) on the date specified in such notice as the Funding Date, each Lender that submitted a Competitive Bid that was accepted by the Borrower, subject to the terms and conditions hereof, shall make its Bid Advance available, in immediately available funds, to the Agent at the Agent's Account.

              2.1.2.4. FUNDING OF BID ADVANCES. Subject to and upon satisfaction of the applicable conditions set forth in Article 4. as determined by the Agent, the Agent shall make the proceeds of the requested Bid Advances available to the Borrower in Dollars in immediately available funds in the Borrower Account. In addition, if the Borrower Account is maintained with a financial institution other than the Agent, all borrowings hereunder shall be subject to the terms and conditions of the Funds Transfer Agreement.

      2.1.3.  RESPONSIBLE OFFICERS WITH RESPECT TO ADVANCES.

              2.1.3.1. The Borrower shall notify the Agent of the names of its officers and employees authorized to request and take other actions with respect to Advances on behalf of the Borrower (each a "RESPONSIBLE OFFICER") and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on a Responsible Officer's authority to request and take other actions (including any Notices of

Borrowing or telephonic notice in lieu thereof, notices pursuant to Section 2.4.2., acceptance of telephonic quotes of Fixed Rates given by the Lender pursuant to Section 2.4.2., issuance of Competitive Bid Requests or telephonic notice in lieu thereof and acceptance of Competitive Bids) with respect to Advances on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Competitive Bid Request or any other certificate or notice delivered pursuant to this Agreement.

              2.1.3.2. Any Notice of Borrowing (or telephone notice in lieu thereof) delivered pursuant to Section 2.1.1.3. and any notice delivered pursuant to Section 2.1.2.3.5. shall be irrevocable and the Borrower shall be bound to make a Borrowing in accordance therewith. Further, each Notice of Borrowing and each Competitive Bid Request shall set forth that the Agent's Loan Number is 3959ZL and the Agent's Accounting Unit Number is 2924.

      SECTION 2.2.  LETTERS OF CREDIT.

              2.2.1. IN GENERAL. Upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Closing Date until the day that is thirty (30) days prior to the Maturity Date, the Agent Bank shall issue for the account of the Borrower one or more Letters of Credit, PROVIDED that (a) the aggregate Stated Amount of all outstanding Letters of Credit shall not exceed $15,000,000, (b) the Stated Amount of the proposed Letter of Credit, when added to other Commitment Usage of all Lenders at such time, in the aggregate, shall not exceed the aggregate Commitments of all Lenders, and (c) in no event shall Letters of Credit be issued for the benefit of any of the Lenders. Letters of Credit shall have expiry dates not later than 24 months from the date of issuance and in any event not later than 10 Business Days prior to the Maturity Date. No Letter of Credit shall contain an automatic renewal or extension clause. The provisions of this Section 2.2. and Section
4.2. shall apply to any supplement, amendment, extension, renewal or increase of a Letter of Credit as if it were a new Letter of Credit.

              2.2.2.  EXISTING LETTER OF CREDIT.

              The Existing Letter of Credit shall be treated as having been issued pursuant to this Section 2.2.

              2.2.3. ISSUANCES OF LETTERS OF CREDIT. When the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Agent Bank at least five (5) Business Days before the Funding Date, a Letter of Credit Agreement and such other documents and materials as may be required by the Agent Bank, each in form and substance satisfactory to the Agent Bank. The Agent Bank shall, if it approves of the contents of the Letter of Credit Agreement and such other documents and materials, and subject to the terms and conditions of this Agreement, issue the Letter of Credit on or before 5:00 p.m. (California time) on or before the day that is five (5) Business Days following the receipt of all documents required under this Section 2.2.3. In the event of a conflict between the terms of any Letter of Credit Agreement and this Agreement, the terms of this Agreement shall govern. Upon issuance of a Letter of Credit, the Agent shall promptly notify each Lender thereof and of such Lender's PRO RATA share of such

Letter of Credit.

              2.2.4. PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon any Person (other than the Agent Bank) becoming a Lender under this Agreement, such Lender shall be deemed to have irrevocably purchased from the Agent Bank a participation in the Existing Letter of Credit, any drawing thereunder in an amount equal to such Lender's PRO RATA share of the aggregate Stated Amount of the Existing Letter of Credit and such Lender's PRO RATA share of any unearned Letter of Credit Fees paid by the Borrower to the Agent Bank in respect of the Existing Letter of Credit. Immediately upon the issuance of a Letter of Credit (other than the Existing Letter of Credit), each Lender (other than the Agent
Bank) shall be deemed to have irrevocably purchased from the Agent Bank a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's PRO RATA share of the Stated Amount of such Letter of Credit. An amount equal to the Letter of Credit Liability for each Letter of Credit shall be reserved under the Commitments and shall not be available for borrowing for any purpose other than reimbursement of amounts drawn under the Letters of Credit pursuant to the terms of this Section 2.2.

              2.2.5. DRAWINGS, ETC. Notwithstanding any provisions to the contrary in any Letter of Credit Agreement:

                     2.2.5.1. In case of a drawing under any Letter of Credit, the amounts so drawn shall, from the date of payment thereof by the Agent Bank, be deemed to be an Advance by the Agent Bank, as a Lender, and, to the extent reimbursed pursuant to Section 2.2.5.2., Advances by the other Lenders, for all purposes hereunder.

                     2.2.5.2. Promptly after payment by the Agent Bank of any amount drawn under any Letter of Credit, the Agent shall notify each Lender of the amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent Bank an amount equal to its respective participation in immediately available funds, at the office of such Agent Bank specified in such notice, not later than the Business Day after the date on which the Agent gives such notice. Each Lender's obligations under this Section 2.2.5.2. (a) shall not be subject to any set-off, counterclaim or defense to payment that the Lender may have against any Borrower Party or against the Agent Bank and (b) shall be absolute, unconditional and irrevocable, and as a primary obligor, not as a surety, notwithstanding any circumstance or event whatsoever, including (i) the occurrence of an Event of Default or Default, (ii) the failure of any other Lender to fund its participation as required hereby, (iii) the financial condition of any Borrower Party or Lender Party or any set-off, counterclaim or defense to payment that the Borrower may have or (iv) the termination or cancellation of the Commitment of such Lender. If any Lender fails to make available to the Agent Bank the amount of such Lender's participation in the Letter of Credit as provided in this Section 2.2.5.2., (A) such amount shall bear interest at the Federal Funds Rate (or, commencing with the third day, the Base Rate) from the day on which the Agent's notice referred to above is given until paid and (B) upon demand by the Agent Bank, the Borrower shall make payment to the Agent Bank of such amount, together with interest accrued thereon.

      SECTION 2.3. USE OF PROCEEDS. The proceeds of the Advances shall be used by the Borrower only for pre-development and development costs, acquisition costs, capital improvements, working capital, Investments, repayment of Debt, scheduled amortization payments of Debt and general corporate purposes, in each case to the extent otherwise permissible hereunder. No part of the proceeds of the Advances or Letters of Credit shall be used directly or indirectly (a) to purchase Capital Stock of any Lender Party or any of their respective Affiliates, or (b) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that otherwise violates the Margin Regulations.

      SECTION 2.4.  INTEREST; CONVERSION/CONTINUATION.

             2.4.1.  EFFECTIVE RATE.

                     2.4.1.1. The unpaid principal amount of all Advances (or portions thereof) shall bear interest at the Effective Rate. The "EFFECTIVE RATE" upon which interest shall be calculated for the Advances shall be one or more of the following:

                            2.4.1.1.1.  Provided no Default or Event of Default
then exists:

                            (i) for those portions of the principal balance of Committed Advances that are not part of any Fixed Rate Portions, the Effective Rate shall be the Base Rate;

                            (ii) for those portions of the principal balance of Committed Advances that are part of Fixed Rate Portions, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate selected by the Borrower and set in accordance with the provisions hereof;

                            (iii) for those Bid Advances that are Absolute Rate Bid Advances, the Effective Rate for the Fixed Rate Period thereof shall be the Absolute Rate quoted by the Lender making such Bid Advance pursuant to Section 2.1.2.3.3 and accepted by the Borrower pursuant to Section 2.1.2.3.5; and

                            (iv) for those Bid Advances that are Fixed Rate Bid Advances, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate quoted by the Lender making such Bid Advance pursuant to
      Section 2.1.2.3.3 and accepted by the Borrower pursuant to Section 2.1.2.3.5.

                     2.4.1.2. During such time as a Default or Event of Default exists (whether or not the Obligations have then become due and payable by acceleration) and from and after the Maturity Date, the interest rate applicable to the then outstanding principal balance of all Advances shall be the rate set forth in Section 2.4.1.1.1. or, at the option of the Lenders holding 66-2/3% of the outstanding Advances, the Post-Default Rate.

             2.4.2. SELECTION OF FIXED RATE FOR COMMITTED Advances. Provided no Default or Event of Default then exists, the Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on any Committed Advance being requested pursuant to Section 2.1. or the portion of the unpaid principal balance of outstanding Committed Advances, in each case for the period selected in accordance with and subject to the following procedures and conditions:

                    2.4.2.1. In the case of a request of a Fixed Rate with respect to outstanding Committed Advances, three Business Days (or, if the Agent Bank is the sole Lender hereunder at such time, one Business Day) before requesting a Fixed Rate, the Borrower shall give the Agent advance telephonic notice that it will request a rate quotation for a portion of the principal balance of the Advances and for a period of time that conforms to a Fixed Rate Portion and Fixed Rate Period and the other provisions hereof. The Agent will promptly notify the Lenders of such request. In the case of a new Advance, the Notice of Borrowing shall set forth the requested period of time, which shall conform to a Fixed Rate Portion and Fixed Rate Period and the other provisions hereof.
                    2.4.2.2. In the case of a request of a Fixed Rate with respect to outstanding Committed Advances, at approximately 9:00 a.m. (California time) on the Business Day next following such advance notice, the Borrower shall telephonically request the Agent to quote telephonically an Applicable LIBO Rate as a Fixed Rate for the Fixed Rate Portion and Fixed Rate Period selected by the Borrower. If upon the expiration of any Fixed Rate Period with respect to any Fixed Rate Portion, the Borrower fails to select, or the Agent is unable to provide, a Fixed Rate with respect to such Fixed Rate Portion or any part thereof, such Fixed Rate Portion or part shall automatically convert into a Base Rate Portion, and the Agent shall promptly notify the Lenders of such fact. The Borrower shall not be released from its obligation to pay interest at the Effective Rate and the Lender Parties shall incur no liability to the Borrower if the Borrower is unable to obtain, or the Agent is unable to provide, a telephonic quote on any Business Day.

                    2.4.2.3. In the case of a new Committed Advance that is a Fixed Rate Advance, at approximately 9:00 a.m. (California time) on the Business Day before the Funding Date (or, if the Agent Bank is the sole Lender hereunder at such time, on the Funding Date) requested in the Notice of Borrowing, the Borrower shall telephonically request the Agent to quote telephonically an Applicable LIBO Rate as a Fixed Rate for the Fixed Rate Portion and Fixed Rate Period selected by the Borrower in the related Notice of Borrowing. The Lender Parties shall incur no liability to the Borrower if the Borrower is unable to obtain, or the Agent is unable to provide, a telephonic quote on any Business Day. In any such case, the Borrower shall be deemed to have withdrawn its Notice of Borrowing without any further action being required by the Agent or the Borrower.

                    2.4.2.4. If the Borrower accepts the Agent's telephonic quote of the Fixed Rate requested with respect to any Committed Advance by approximately 9:05 a.m. (California time) on the day of the Agent's quote, such Fixed Rate shall be the Effective Rate for the Fixed

Rate Portion and Fixed Rate Period selected. The date that is two Business Days after the day on which (or, if the Agent Bank is then the sole Lender hereunder, the day on which) the quoted Fixed Rate is telephonically accepted by the Borrower shall be the "FIXED RATE COMMENCEMENT DATE" for that Fixed Rate Period.

                    2.4.2.5. The Agent is authorized to rely upon the telephonic request by any Responsible Officer and acceptance of the Agent's telephonic quote by any Person who purports to be a Responsible Officer. The Agent shall incur no liability to the Borrower in acting upon any telephonic notice or acceptance of any telephonic quote that the Agent believes to have been given or made by a Person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section 2.4.2.

                    2.4.2.6. The Borrower's acceptance of a Fixed Rate shall be confirmed by a written Fixed Rate Notice, which the Agent shall promptly deliver to the Borrower and the Lenders not less than two days prior to the Fixed Rate Commencement Date. The Agent's failure to deliver the Fixed Rate Notice shall not release the Lenders from funding any Committed Advance requested pursuant to a Notice of Borrowing, or the Borrower from its obligation to pay interest at the Effective Rate pursuant to the terms hereof.

                    2.4.2.7. The Borrower shall not have the right to request a Committed Advance in the form of a Fixed Rate Advance or request or accept a quote of a Fixed Rate applicable to Fixed Rate Advances if more than five Fixed Rate Portions are then subject to a Fixed Rate or if more than eight different Fixed Rate Periods are then applicable to Fixed Rate Advances (including any Fixed Rate Bid Advances and Absolute Rate Bid Advances).

                    2.4.2.8. All Committed Advances made or deemed made pursuant to Section 2.2.5.1. shall initially be Base Rate Advances.

             2.4.3. PAYMENT OF INTEREST. Interest accrued on the Base Rate Portion and each Fixed Rate Advance shall be due and payable in arrears (a) on the first Business Day of each month, commencing with the first month following the Closing Date and (b) on the Maturity Date.

             2.4.4. COMPUTATIONS. Interest on the Advances and other amounts payable hereunder or the other Loan Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed. Any change in the interest rate on any Advance or other amount resulting from a change in the rate applicable thereto (or any component thereof) pursuant to the terms hereof shall become effective as of the opening of business on the Business Day on which such change in the applicable rate (or component) shall become effective. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower for all purposes, in the absence of manifest error.

             2.4.5. MAXIMUM LAWFUL RATE OF INTEREST. The rate of interest payable on any Advances or other amount shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Advances or other amount is ever reduced as a result of this Section and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by the Lenders is that which would have been received by the Lenders but for the operation of the first sentence of this Section.

      SECTION 2.5.  NOTE, ETC.

             2.5.1. ADVANCES EVIDENCED BY NOTE. The Committed Advances made by each Lender shall be evidenced by its own single Revolving Note. The Bid Advances made by each Lender shall be evidenced by its own single Bid Advance Note. Each Note shall be dated the Closing Date and stated to mature in accordance with the provisions of this Agreement applicable to the relevant Advances.

             2.5.2. NOTATION OF AMOUNTS AND MATURITIES, ETC. Each Lender is hereby irrevocably authorized to record on the schedule attached to its Note (or a continuation thereof) the information contemplated by such schedule. The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Advances evidenced thereby, together with all interest accrued thereon. All such notations shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.

      SECTION 2.6.  FEES.

             2.6.1. On the Closing Date and from time to time thereafter as specified in the Fee Letter, the Borrower shall pay to the Agent the Fees specified in the Fee Letter. All Fees shall be fully earned when payable hereunder and under the Fee Letter and shall be non-refundable.

             2.6.2. The Borrower shall pay to the Agent, for the account of the Lenders, a standby letter of credit fee (the "LETTER OF CREDIT FEE") for each Letter of Credit issued (which Letter of Credit Fee shall be remitted to the Lenders net of the Agent's usual and customary operational charges related to the issuance, amendment or negotiation of any Letters of Credit) equal to one and one-half percent (1.50%) per annum ($500 minimum per annum) of the Stated Amount of each Letter of Credit from the date of issuance of such Letter of Credit until its expiry. The Letter of Credit Fee shall be payable in advance upon the issuance of any Letter of Credit.

             2.6.3. On each of April 1, July 1, October 1 and January 1 prior to the Maturity Date and on the Maturity Date, the Borrower shall pay in arrears to the Agent for the PRO RATA benefit of the Lenders a fee (the "FACILITY FEE") equal to (i) 0.25% per annum of the Commitments of all Lenders if the ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) at the end of the Fiscal Quarter with respect to which the Facility Fee is being determined is less than 60% and (ii) 0.30% per annum of the Commitments of all Lenders if clause (i) does not apply (including if the Compliance Certificate showing that clause (i) is satisfied is not delivered when required hereby).

             2.6.4. If the extension option is exercised by the Borrower in accordance with Section 2.7.2., then the Borrower shall pay to the Agent for the PRO RATA benefit of the Lenders, a fee (the "EXTENSION FEE") equal to 0.25% of the aggregate amount of the Commitments.

      SECTION 2.7.  TERMINATION, REDUCTION AND EXTENSION OF COMMITMENT.

             2.7.1. Each Lender's Commitment shall terminate without further action on the part of such Lender on the Maturity Date unless the Maturity Date is extended pursuant to Section 2.7.2. In addition, the Commitment shall terminate in accordance with Section 8.2.

             2.7.2. The Borrower may, by written notice to the Agent and the Lenders not less than 60 days and not more than 120 days before the Maturity Date initially in effect, request that the Maturity Date be extended to the date that is one year following the initial Maturity Date. If the Borrower shall so request such an extension, the Maturity Date shall be automatically extended to the date that is one year following the initial Maturity Date; PROVIDED that no such extension shall be effective unless (a) no Default or Event of Default shall exist either on the date of the notice requesting such extension or on the Maturity Date initially in effect , (b) each of the representations and warranties of the Borrower Parties set forth in the Loan Documents shall be true and complete on and as of each such date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (c) the Borrower shall have paid the Extension Fee.

             2.7.3. The Borrower shall have the right, at any time or from time to time after the Closing Date, to terminate in whole or permanently reduce in part, without premium or penalty, the unused Commitments to an amount not less than the Commitment Usage of all Lenders outstanding at such time, by giving the Agent not less than three Business Days' prior written notice of such termination or reduction and the amount of any partial reduction. Any such termination or partial reduction shall be effective on the date specified in the Borrower's notice, shall be in a minimum amount of $1,000,000 and an integral multiple thereof and shall be applied to the reduction, on a proportionate basis, of each of the Commitments, the maximum Stated Amount of all Letters of Credit as set forth in Section 2.2.1 and the Bid Advance Limit.

      SECTION 2.8.  REPAYMENTS AND PREPAYMENTS.

             2.8.1. REPAYMENT. The unpaid principal amount of all Advances shall be paid in full on the Maturity Date.

             2.8.2. MANDATORY PREPAYMENT FOR EXCESS ADVANCES. If at any time the outstanding principal amount of all Advances PLUS the Letter of Credit Liability exceeds the aggregate amount of the Commitments, the Borrower shall, on the Business Day on which the Borrower learns or is notified of the excess, make mandatory prepayments of first, the

Committed Advances and, second, any Bid Advances as may be necessary so that, after such repayment, such excess is eliminated.

             2.8.3. REINSTATEMENT. To the extent any Lender Party receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect as if such payment had not been received by such Lender Party.

             2.8.4. NO PREPAYMENT OF BID ADVANCES. The Borrower shall have no right to pay all or any portion of any Bid Advance prior to the last day of the Fixed Rate Period applicable thereto.

      SECTION 2.9.  MANNER OF PAYMENT.

             Except as otherwise expressly provided, the Borrower shall make each payment hereunder or under the other Loan Documents to the Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any set-off, recoupment, counterclaim or Taxes, at the Agent's Office, for the account of the Applicable Lending Offices of the Lenders entitled to such payment, not later than 11:00 a.m. (California time) on the due date thereof. Any payments received after 11:00 a.m. (California time) on any Business Day shall be deemed received on the next succeeding Business Day. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall instead be made on the next succeeding Business DAY. Not later than 5:00 p.m. (California time) on the day such payment is credited to the Advances outstanding hereunder, the Agent shall deliver to each Lender, for the account of the Lender's Applicable Lending Office, in Dollars and in immediately available funds, such Lender's share of the payment so made, determined pursuant to Section 2.10. Delivery shall be made in accordance with the written instructions satisfactory to the Agent from time to time given to the Agent by each Lender.

      SECTION 2.10. PRO RATA TREATMENT. Except to the extent otherwise expressly provided herein,

             2.10.1. Committed Advances shall be requested from, and all Letter of Credit Liability, the Interest Reserve and all Fees payable pursuant to Sections 2.6.2, 2.6.3 and 2.6.4 shall be allocated to, the Lenders, PRO RATA according to their respective Commitments.

             2.10.2. Each reduction of the Commitments of the Lenders shall be applied to the respective Commitments of the Lenders PRO RATA according to their respective Commitments before such reduction.

             2.10.3. Subject to Section 2.10.5, each payment or prepayment by the Borrower of principal of the Committed Advances shall be made for the account of the Lenders PRO RATA according to the respective unpaid principal amount of the Committed Advances owed to the Lenders, and each payment by the Borrower of interest on the Committed Advances shall be made for the account of the Lenders PRO RATA according to the respective accrued but unpaid interest on the Committed Advances owed to such Lenders.

             2.10.4. Subject to Section 2.10.5, each payment by the Borrower of principal of Bid Advances made as part of the same Borrowing shall be made for the account of the Lenders holding such Bid Advances PRO RATA according to the respective unpaid principal amount of such Bid Advances owed to such Lenders, and each payment by the Borrower of interest on Bid Advances shall be made for the account of the Lenders holding such Bid Advances PRO RATA according to the respective accrued but unpaid interest on the Bid Advances owed to such Lenders.

             2.10.5. If, pursuant to Section 8.2.2, the Agent shall have declared the unpaid principal amount of all Advances together with any and all accrued interest thereon to be due and payable, all amounts received by the Agent or any of the Lenders (whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations) which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders ratably in accordance with their proportionate share of the amount to be so applied based on, in each case, the ratio of the aggregate principal amount of all outstanding Advances (whether Committed Advances or Bid Advances) owed to each Lender to the aggregate principal amount of all outstanding Advances.

      SECTION 2.11. MANDATORY SUSPENSION AND CONVERSION OF FIXED RATE ADVANCES. If any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by the Borrower should be or become prohibited or unavailable to any Lender, or, if in the Agent's good faith judgment, it is not possible or practical for the Agent to set a Fixed Rate for a Fixed Rate Portion, Fixed Rate Bid Advance or any Fixed Rate Period as requested or selected by the Borrower or to continue to have outstanding any Fixed Rate Portion or Fixed Rate Bid Advance, the Effective Rate for such Fixed Rate Portion or Fixed Rate Bid Advance shall remain at or automatically revert to the Base Rate, and (i) in the case of any Committed Advance, such Fixed Rate Advance then being requested by the Borrower shall be made as a Base Rate Advance, or
(ii) in the case of any Fixed Rate Bid Advance, such Advance shall not be made, in each case without any action on the part of the Borrower or the Lender Parties.

      SECTION 2.12.  INCREASED REGULATORY COSTS.

             2.12.1. TAXES, REGULATORY COSTS AND PERCENTAGES. Upon any Lender's demand, the Borrower shall pay to the Agent, in addition to all other amounts that may be, or become, due and payable under this Agreement or the other Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of a Fixed Rate. Further, at each Lender's option, the Fixed Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by such Lender in its prudent banking judgment, from the date of imposition (or any subsequent date selected by such Lender) of any such Regulatory Costs. The relevant Lender shall give the Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but the Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. In addition, if, on or after the date hereof, any Regulatory Change (a) shall subject any Lender Party (or its Applicable Lending Office) to any Taxes with respect to Letters of Credit or its obligations under or with respect thereto, or changes the basis of taxation of payments to any Lender Party of reimbursement obligations or related Fees or (b) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance or similar requirement against, or any fees or charges in respect of, assets held by, deposits with or other liabilities for the account of, Letters of Credit or shall impose on any Lender Party (or its Applicable Lending Office) any other condition affecting any Letter of Credit or any obligation in respect of Letter of Credit participations, and the effect of the foregoing is (i) to increase the cost to such Lender Party (or its Applicable Lending Office) of making, issuing, renewing or maintaining any Letter of Credit or in respect of Letter of Credit participations or (ii) to reduce the amount of any sum received or receivable by such Lender Party (or its Applicable Lending Office) hereunder or under any other Loan Document with respect thereto, then the Borrower shall from time to time pay to such Lender Party, within 10 days after request by such Lender Party, such additional amounts as may be specified by such Lender Party as sufficient to compensate such Lender Party for such increased cost or reduction.

             2.12.2. CAPITAL COSTS. If a Regulatory Change after the date hereof regarding capital adequacy (including the adoption or becoming effective of any treaty, law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards") has or would have the effect of reducing the rate of return on the capital of or maintained by any Lender Party or any company controlling such Lender Party as a consequence of such Lender Party's Advances, Letters of Credit, participations therein or obligations hereunder and other commitments of this type to a level below that which such Lender Party or such company could have achieved but for such Regulatory Change (taking into account such Lender Party's or company's policies with respect to capital adequacy), then, subject to Section 2.14., the Borrower shall from time to time pay to such Lender Party, within 10 days after request by such Lender Party, such additional amounts as may be specified by such Lender Party as sufficient to compensate such Lender Party or company for such reduction in return, to the extent such Lender Party or such company determines such reduction to be attributable to the existence, issuance or maintenance of such Advances, Letters of Credit, participations therein or obligations for the account of the Borrower.

      SECTION 2.13. FIXED RATE PRICE ADJUSTMENT. The Borrower acknowledges that prepayment or acceleration of a Fixed Rate Advance or an Absolute Rate Bid Advance (including pursuant to Sections 2.8.2., 2.11., 2.12., 2.13. and 8.2.) during a Fixed Rate Period will result in the Lender Party holding such Fixed Rate Advance or Absolute Rate Bid Advance incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all Obligations become due and payable, by acceleration or otherwise (a "PRICE ADJUSTMENT DATE"), the Borrower will pay each Lender Party (in addition to all other sums then owing to such Lender Party) an amount (the "FIXED RATE PRICE ADJUSTMENT") equal to (a) (i) in the case of a Fixed Rate Advance, the then present value, calculated by using as a discount rate the LIBO Rate quoted on the Price Adjustment Date, of the amount of interest that would have accrued on the Fixed Rate Portion or Fixed Rate Bid Advances then outstanding to such Lender Party for the remainder of the Fixed Rate Period at the Fixed Rate, set on the related Fixed Rate Commencement Date or applicable to such Fixed Rate Bid Advance LESS (ii) the amount of interest that would accrue on the same Fixed Rate Portion or Fixed Rate Bid Advance for the same period if the Fixed Rate were set on the Price Adjustment Date as the Applicable LIBO Rate in effect on the Price Adjustment Date or (b) in the case of an Absolute Rate Bid Advance, the sum of such losses and expenses as the Lender that made such Absolute Rate Bid Advance may reasonably incur by reason of such prepayment, including, without limitation, any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such prepayment.

            By initialing this provision where indicated below, the Borrower confirms that each Lender Party's agreement to make the Advances evidenced by this Agreement at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by the Borrower, for this Agreement.

                    BORROWER'S INITIALS:
                                        ----------------

      SECTION 2.14. PURCHASE, SALE AND MATCHING OF FUNDS. The Borrower understands, agrees and acknowledges the following: (a) no Lender Party has any obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating a Fixed Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining a Fixed Rate and Fixed Rate Price Adjustment; and (c) the Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating a Fixed Rate and a Fixed Rate Price Adjustment. The Borrower further agrees to pay the Fixed Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not any Lender Party elects to purchase, sell and/or match funds.

                                   ARTICLE 3.

                                    GUARANTY

      SECTION 3.1.  GUARANTY.

             3.1.1. The Guarantors unconditionally jointly and severally guaranty and promise to pay to the order of the Agent, for the benefit of the Lender Parties, on demand, in lawful money of the United States of America, any and all Obligations from time to time owing to the Lender Parties (together with the related provisions of this Article 3, this "GUARANTY"). All Obligations shall be conclusively presumed to have been created in reliance on this Guaranty.

            3.1.2. In addition, the Guarantors jointly and severally promise to pay to the Lender Parties, any and all costs and expenses, including attorneys' fees and expenses, that the Lender Parties may incur in connection with (a) the collection of all sums guarantied hereunder or (b) the exercise or enforcement of any of the rights, powers or remedies of the Lender Parties under this Guaranty or Applicable Law. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at a rate equal to the lesser of (i) the Post Default Rate, or (ii) the maximum rate allowed by Applicable Law, from and including the due date to and excluding the date of payment.

            3.1.3. All payments under this Guaranty shall be made free and clear of any and all deductions, withholdings and setoffs, including withholdings on account of Taxes.

      SECTION 3.2. CONTINUING AND IRREVOCABLE GUARANTY. This Guaranty is a continuing guaranty of the Obligations and may not be revoked and shall not otherwise terminate unless and until the Obligations have been indefeasibly paid and performed in full. If, notwithstanding the foregoing, any Guarantor shall have any right under Applicable Law to terminate this Guaranty prior to indefeasible payment in full of the Obligations, no such termination shall be effective until noon the next Business Day after the Lender Parties shall receive written notice thereof, signed by such Guarantor. Any such termination shall not affect this Guaranty in relation to (a) any Obligation that was incurred or arose prior to the effective time of such notice, (b) any Obligation incurred or arising after such effective time where such Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against the Borrower, any Guarantor or other guarantor of or other Person directly or indirectly liable on the Obligations or any portion thereof (an "OTHER GUARANTOR"; each of the Borrower, the Guarantors and the Other Guarantors is referred to herein as an "OBLIGOR") or any security ("COLLATERAL") given for the Obligations or any other guaranties of the Obligations or any portion thereof (an "OTHER GUARANTY")
(c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing or (d) the liability of any other Guarantor hereunder.

      SECTION 3.3. NATURE OF GUARANTY. The liability of each Guarantor under this Guaranty is independent of and not in consideration of or contingent upon the liability of the Borrower or any other Obligor, and a separate action or actions may be brought and prosecuted against any Guarantor, whether or not any action is brought or prosecuted against the Borrower or any other Obligor or whether the Borrower or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

            3.3.1. the legality, validity or enforceability of this Agreement (including this Guaranty), the Note or any other Loan Document, any of the Obligations, any Lien or Collateral or any Other Guaranty;

            3.3.2. any defense (other than payment), set-off or counterclaim that may at any time be available to the Borrower or any other Obligor against, and any right of setoff at any time held by, any Lender Party; or

            3.3.3. any other circumstance whatsoever (with or without notice to or knowledge of each Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Obligor, in bankruptcy or in any other instance.

Any payment by any Obligor or other circumstance that operates to toll any statute of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to each Guarantor. When making any demand hereunder (including by commencement or continuance of any legal proceeding), any Lender Party may, but shall be under no obligation to, make a similar demand on all or any of the other Obligors, and any failure by any Lender Party to make any such demand shall not relieve any Guarantor of its obligations hereunder.

      SECTION 3.4. AUTHORIZATION. Each Guarantor authorizes each Lender Party, without notice to or further assent by each Guarantor, and without affecting each Guarantor's liability hereunder (regardless of whether any subrogation or similar right that each Guarantor may have or any other right or remedy of each Guarantor is extinguished or impaired), from time to time to:

            3.4.1. permit the Borrower to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof, or otherwise amend the terms and conditions of this Agreement, any other Loan Document or any provision thereof;

            3.4.2. take and hold any Collateral from the Borrower or any other Person for the Obligations, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

            3.4.3. exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of any Lender Party against the Borrower or any other Obligor in respect of any Obligations or any Collateral;

            3.4.4. release, add or settle with any Obligor in respect of this Guaranty, any Other Guaranty of the Obligations;

            3.4.5. accept partial payments on the Obligations and apply any and all payments or recoveries from any Obligor or Collateral to such of the Obligations as any Lender Party may elect in its sole discretion, whether or not such Obligations are secured or guaranteed;

            3.4.6. refund at any time, at any Lender Party's sole discretion, any payments or recoveries received by such Lender Party in respect of any Obligations or Collateral; and

            3.4.7. otherwise deal with the Borrower, any other Obligor and any Collateral as any Lender Party may elect in its sole discretion.

      SECTION 3.5. CERTAIN WAIVERS.  Each Guarantor hereby waives:

            3.5.1. the right to require any Lender Party to proceed against the Borrower or any other Obligor, to proceed against or exhaust any Collateral or to pursue any other remedy in such Lender Party's power whatsoever and the right to have the property of the Borrower or any other Obligor first applied to the discharge of the Obligations;

            3.5.2. all rights and benefits under Section 2809 of the California Civil Code and any other Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

            3.5.3. the benefit of any statute of limitations affecting the Obligations or Guarantor's liability hereunder and of Section 359.5 of the California Code of Civil Procedure;

            3.5.4. any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by any Lender Party, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation, and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

            3.5.5. any right to assert against any Lender Party any defense (legal or equitable), set-off, counterclaim and other right that such Guarantor may now or any time hereafter have against the Borrower or any other Obligor;

            3.5.6. presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind;

            3.5.7. all defenses that at any time may be available to such Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

            3.5.8. any rights, defenses and other benefits such Guarantor may have by reason of any failure of any Lender Party to comply with Applicable Law in connection with the disposition of Collateral;

            3.5.9. any rights or defenses the Guarantor may have because the Obligations are secured by real property or an estate for years, including any rights or defenses that are based upon, directly or indirectly, the application of Section 580a, 580b, 580d, or 726 of the California

Code of Civil Procedure to the Obligations; and

            3.5.10. without limiting the generality of the foregoing or any other provision hereof, EACH GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO THE GUARANTOR BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND SECTION 3433 OF THE CALIFORNIA CIVIL CODE.

      SECTION 3.6.  SUBROGATION; CERTAIN AGREEMENTS.

            3.6.1. EACH GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY LENDER PARTY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE BORROWER OR ANY OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY ANY LENDER PARTY, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) THE GUARANTOR MAY HAVE AGAINST THE BORROWER OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL. Without limitation, each Guarantor shall exercise no voting rights, shall file no claim, and shall not participate or appear in any bankruptcy or insolvency case involving the Borrower with respect to the Obligations unless and until all the Obligations shall have been paid in full. If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Lender Parties to be credited and applied in accordance with the terms of this Agreement and the other Loan Documents upon the Obligations, whether matured, unmatured, absolute or contingent, in the discretion of the Agent.

            3.6.2. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Borrower and each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Obligations that diligent inquiry would reveal, and agrees that the Lender Parties shall have no duty to advise any Guarantor of information regarding such condition or any such circumstances.

      SECTION 3.7.  BANKRUPTCY NO DISCHARGE.

            3.7.1. Without limiting Section 3.3 this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Borrower, any Guarantor or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by any Lender Party, (ii) any disallowance of all or any portion of any Lender Party's claim for repayment of the Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Lender Party to file or enforce a claim against the Borrower, any Guarantor or any other Obligor or its estate in any bankruptcy or reorganization case,
(vi) any amendment, modification, stay or cure of any Lender Party's rights that may occur in any such proceeding, (vii) any election by any Lender Party under
Section 1111(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under Section 364 of the Bankruptcy Code. Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Borrower and each other Obligor.

            3.7.2. Notwithstanding anything herein to the contrary, any Event of Default under Section 8.1.7 and 8.1.8 of this Agreement shall render all Obligations under this Guaranty, automatically due and payable for purposes of this Guaranty, without demand on the part of any Lender Party.

            3.7.3. Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Lender Party in connection with any bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or otherwise or if such Lender Party elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

      SECTION 3.8. MAXIMUM LIABILITY OF GUARANTOR. If the obligations of each of the Guarantors hereunder otherwise would be subject to avoidance under
Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration such Guarantor's (i) rights of reimbursement and indemnity from the Borrower with respect to amounts paid by such Guarantor, (ii) rights of subrogation to the rights of the Lender Parties and (iii) rights of contribution from each other Obligor, then such obligations hereby are reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that such Guarantor's obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (a) that, without giving effect to this Section 3.8, such Guarantor's obligations hereunder would be avoidable and (b) the extent to which such obligations are reduced by operation of this Section 3.8.

      SECTION 3.9. FINANCIAL BENEFIT. Each Guarantor hereby acknowledges and warrants it has derived or expects to derive a financial advantage from each Advance and each other relinquishment of legal rights, made or granted or to be made or granted by any Lender Party in connection with the Obligations. After giving effect to this Guaranty, and the transactions contemplated hereby, such Guarantor is not Insolvent or left with assets or capital that is unreasonably small in relation to its business or the Obligations. "INSOLVENT" means, with respect to each Guarantor, that (a) determined on the basis of a "fair valuation" or their "fair salable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws) the sum of such Guarantor's assets is less than its debts, or
(b) such Guarantor is generally not paying its debts as they become due. The meaning of the terms "FAIR VALUATION" and "FAIR SALABLE VALUE" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

                                   ARTICLE 4.

                        CONDITIONS PRECEDENT TO ADVANCES
                              AND LETTERS OF CREDIT

      SECTION 4.1. CONDITIONS PRECEDENT TO CLOSING DATE. The obligations of the Lenders to make any Advances or of the Agent Bank to issue any Letters of Credit on any Funding Date shall be subject to the occurrence of the following conditions precedent:

            4.1.1. CLOSING DATE. The Closing Date shall occur on or before ___________, 1998.

            4.1.2. CERTAIN DOCUMENTS. The Agent shall have received the documents listed on SCHEDULE 4.1.2., all of which shall be in form and substance satisfactory to the Agent.

            4.1.3. FEES AND EXPENSES PAID. The Borrower shall have paid all of the Fees and expenses due and payable on or before the Closing Date, including the Fees specified in the Fee Letter and all legal fees and disbursements of the Agent's counsel (including, without limitation, allocated costs of in-house counsel) for which the Borrower shall have been billed on or prior to such date.

            4.1.4. GENERAL. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded in form and substance satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified copies thereof as the Agent may request.

      SECTION 4.2. CONDITIONS PRECEDENT TO ADVANCES AND LETTERS OF CREDIT. The obligation of the Lenders to make any Advances (except pursuant to Section 2.2.5.) or of the Agent Bank to issue any Letters of Credit on any Funding Date shall be subject to the following conditions precedent:

            4.2.1.  CLOSING DATE. The conditions precedent set forth in Section
4.1. shall have been satisfied or waived in writing by the Agent before the Notice of Borrowing (or telephonic notice in lieu thereof) is given or the Letter of Credit Agreement is delivered.

            4.2.2. NOTICE OF BORROWING, LETTER OF CREDIT AGREEMENT, ETC. The Borrower shall have delivered, in accordance with the applicable provisions of this Agreement, (a) to the Agent, a Notice of Borrowing (or telephonic notice in lieu thereof), in the case of a Committed

Advance (except in the case of any borrowing of a Base Rate Advance pursuant to a Credit Sweep Program, if the Agent Bank is the sole Lender hereunder), (b) to the Agent, a Competitive Bid Request and notification of acceptance of a Competitive Bid submitted in response thereto, in the case of a Bid Advance or
(c) to the Agent Bank, a Letter of Credit Agreement (and such other documents and instruments as the Agent Bank may require under Section 2.2.3.), in the case of a Letter of Credit.

            4.2.3. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

            4.2.4. LETTER OF CREDIT FEES. In the case of any issuance of a Letter of Credit, the Borrower shall have paid to the Agent Bank, for the account of the Lenders, the Letter of Credit Fees then due and payable in respect of such Letter of Credit.

            4.2.5. NO DEFAULT. No Default or Event of Default shall exist or result from the making of the Advance or the issuance of the Letter of Credit.

            4.2.6. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of the financial statements referred to in Section 5.6.

            4.2.7. ORDERS OF GOVERNMENTAL AUTHORITY, ETC. No order, judgment or decree of, or any request or directive (whether or not having the force of law) from, any Governmental Authority, or any other Applicable Law, shall purport by its terms to enjoin, restrain, prohibit or otherwise prevent the Agent Bank from issuing letters of credit generally or the Letter of Credit or shall impose upon the Agent Bank or any Lender with respect to that Letter of Credit (or any participation therein) any restriction, unreimbursed reserve requirement or unreimbursed cost or expense that was not applicable, in effect or known to the Agent Bank or such Lender on the Closing Date and that the Agent Bank or such Lender in good faith deems materially adverse to it.

            Each borrowing of an Advance (including any Advance made pursuant to any Credit Sweep Program or upon any draw under a Letter of Credit) and Letter of Credit issuance shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in Sections 4.2.5. through 4.2.7. have been satisfied.

      SECTION 4.3. ADDITIONAL CONDITIONS PRECEDENT AND PROVISIONS APPLICABLE TO CERTAIN ACQUISITION ADVANCES.

            4.3.1. CERTAIN CONDITIONS. The Borrower may request, and the Lenders shall be required to make Committed Advances pursuant to Section 2.1.1, for the purpose of acquiring (the "ACQUISITION") a Real Property (a) that, once acquired, qualifies as an Unencumbered Asset (including the previous approval by the Required Lenders pursuant to subsection (vii) of the

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

definition of "Unencumbered Asset"), and (b) without inclusion of which in the Unencumbered Pool, the Borrower would not be in compliance with Section 7.4 giving effect to such Advances, if, in addition to the other conditions set forth in this Agreement (including Section 4.2), all of the following conditions shall be satisfied as of the Funding Date:

                    4.3.1.1.  The Borrower shall be in compliance with
Section 7.4 giving effect to the Acquisition and the funding of the Committed Advances;

                    4.3.1.2. The Borrower shall have previously delivered to the Agent and the Lenders the information required to be delivered to them under the definition of "Unencumbered Asset" as to such Real Property, and such Real Property shall have been approved as eligible for inclusion in the Unencumbered Pool as contemplated by clause (ii) of such definition;

                    4.3.1.3. The Borrower shall have delivered to the Agent a separate Notice of Borrowing with respect to that portion of such Committed Advances that could not be made in compliance with Section 7.4 without giving effect to the inclusion of such Real Property in the Unencumbered Pool (such portion being the "ACQUISITION ADVANCES");

                    4.3.1.4. The Borrower shall have delivered to the Agent concurrently with its Notice of Borrowing referred to in Section 4.3.1.3 above, a certificate in the form attached hereto as Exhibit B-5, duly executed by a Senior Officer of the Borrower, describing the Real Property to be acquired, designating such Real Property as an Unencumbered Asset effective upon consummation of the Acquisition, and setting forth the Unencumbered Asset Value of such Real Property as if it were an Unencumbered Asset as of the date of such Notice of Borrowing (the "PRO FORMA UNENCUMBERED ASSET VALUE");

                    4.3.1.5. All statements set forth in the certificate referred to in 4.3.1.4 above shall be true and correct as of the date thereof and the Funding Date;

                    4.3.1.6. The Borrower shall have provided to the Agent and the Lenders such information as may be reasonably requested by the Agent and the Lenders in order to verify the terms, timing and method of payment specified in the contract between a Borrower Party, as purchaser of the Real Property to be acquired, and the seller of such property (the "ACQUISITION AGREEMENT"), or to determine compliance with this Section 4.3.; and

                    4.3.1.7. No Required Lender shall have notified the Borrower (and, if the notice is given by any Lender, also the other Lenders and the Agent) that it is not satisfied in its discretion that the requested Acquisition Advances are consistent with the terms of the Acquisition Agreement, that such Acquisition Agreement is BONA FIDE, and that the Real Property will qualify as an Unencumbered Asset upon the completion of the Acquisition of such property pursuant to the terms of the Acquisition Agreement.

            Each borrowing of an Acquisition Advance shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in this

Section 4.3.1 have been satisfied.

            4.3.2.  CERTAIN PROVISIONS APPLICABLE TO ACQUISITION ADVANCES.

                    4.3.2.1. The amount of the Pro Forma Unencumbered Asset Value reflected in the certificate referred to in Section 4.3.1.4 with respect to a Real Property, the Acquisition of which is financed through Acquisition Advances, shall, notwithstanding that such Real Property is not yet an Unencumbered Asset, be added to, and treated as part of, the Unencumbered Asset Value for a period commencing on the related Funding Date and ending no later than the earlier to occur of (i) seven calendar days thereafter, or (ii) the date on which the Acquisition is consummated (the "CUT-OFF DATE").

                    4.3.2.2. The Borrower agrees and covenants that the proceeds of all Acquisition Advances shall be used only to acquire the relevant Real Property and that, if the Acquisition of such Real Property is not consummated by, or such Real Property does not qualify as an Unencumbered Asset on the Cut-off Date, then the Borrower shall immediately prepay outstanding Advances under the Credit Agreement in an amount equal to the amount of such Acquisition Advances.

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

            Each Borrower Party represents and warrants to the Lender Parties as follows:


      SECTION 5.1. ORGANIZATION, AUTHORITY AND TAX STATUS OF THE BORROWER; ENFORCEABILITY, ETC.

            5.1.1. ORGANIZATION AND AUTHORITY; TAX STATUS. The Borrower has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the absence of such qualification would not have a Material Adverse Effect. The Borrower has all requisite power and authority to own or hold under lease the property it purports to own (including the properties listed on SCHEDULE 1.1C that are designated as owned by the Borrower) or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver the Loan Documents to which it is a party and to perform its obligations hereunder and thereunder. The Borrower is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which the Borrower is subject to taxation based on its income.

            5.1.2. AUTHORIZATION; BINDING EFFECT. The Borrower has by all necessary action duly authorized (a) the execution and delivery of the Loan Documents to which the Borrower is a party and (b) the performance of its obligations thereunder. Each Loan Document to which the

Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

            5.1.3. PARTNERSHIP UNITS; GENERAL PARTNER. All of the Partnership Units of the Borrower are validly issued and non-assessable and owned of record in the percentage amounts and by the Persons set forth on SCHEDULE 5.1., as amended from time to time. The REIT owns (i) 26,004,747 Partnership Units of the Borrower, (ii) 5,185,542 Preferred Partnership Units of the Borrower and (iii) 3,627,131 Series A Partnership Units of the Borrower, free and clear of any Liens. Such Partnership Units were offered and sold in compliance with all Applicable Laws (including, without limitation, federal and state securities laws). There are no outstanding securities convertible into or exchangeable for Partnership Units of the Borrower, or options, warrants or rights to purchase any such Partnership Units, or, except as set forth on SCHEDULE 5.1, commitments of any kind for the issuance of additional Partnership Units or any such convertible or exchangeable securities or options, warrants or rights to purchase such Partnership Units. The REIT is the sole general partner of the Borrower.

      SECTION 5.2. ORGANIZATION, AUTHORITY AND REIT STATUS OF THE REIT; ENFORCEABILITY, ETC.

            5.2.1. ORGANIZATION AND AUTHORITY. The REIT is a corporation duly organized, validly existing and in good standing under the laws of Maryland, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the absence of such qualification would not have a Material Adverse Effect. The REIT has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and to perform its obligations hereunder.

            5.2.2. AUTHORIZATION; BINDING EFFECT. The REIT has by all necessary action duly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the REIT, enforceable against it in accordance with its respective terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

            5.2.3. REIT STATUS. The REIT is organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its ownership and method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

      SECTION 5.3. ORGANIZATION, AUTHORITY AND TAX STATUS OF GUARANTORS; ENFORCEABILITY, ETC.

            5.3.1. ORGANIZATION AND AUTHORITY. Each of the Guarantors has been duly formed, is validly existing as a general partnership or a limited partnership, as the case may be, in good standing under the laws of the State of California, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the absence of such qualification would not have a Material Adverse Effect. Each of the Guarantors has all requisite power and authority to own or hold under lease the property it purports to own (including the property listed on SCHEDULE 1.1C that is designated as owned by such Guarantor) or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. Each of the Guarantors is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which such Guarantor is subject to taxation based on its income.

            5.3.2. AUTHORIZATION; BINDING EFFECT. Each of the Guarantors has by all necessary action duly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of each Guarantor, enforceable against it in accordance with its respective terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

      SECTION 5.4. CONSOLIDATED ENTITIES AND UNCONSOLIDATED JOINT VENTURES; MANAGEMENT COMPANIES.

            5.4.1. OWNERSHIP. SCHEDULE 5.4. (as amended from time to time) contains complete and correct lists of the Consolidated Entities (other than the Borrower) and the Unconsolidated Joint Ventures, showing, in each case, the correct name thereof, the type of organization, the jurisdiction of its organization, and the percentage of Capital Stock outstanding and owned by the Borrower Parties and the Consolidated Entities, as the case may be. All of the outstanding shares of Capital Stock of each Consolidated Entity or Unconsolidated Joint Venture shown in SCHEDULE 5.4. as being owned by any Borrower Party or any Consolidated Entity have been validly issued and are owned by such Borrower Party or Consolidated Entity free and clear of any Lien (except as otherwise disclosed on SCHEDULE 5.4.).

            5.4.2. ORGANIZATION AND OWNERSHIP. Each Consolidated Entity and Unconsolidated Joint Venture is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the absence of such qualification would not have a Material Adverse Effect. Each such Consolidated Entity and Unconsolidated Joint Venture has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted. Each such Consolidated Entity or Unconsolidated Joint Venture organized as a partnership is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which the Borrower is subject to taxation based on its income.

            5.4.3. MANAGEMENT COMPANIES. Each of the Management Companies is a corporation duly organized, validly existing and in good standing under the laws of jurisdiction of incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. Each of the Management Companies has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted. The Borrower is the sole owner of record of all of the issued and outstanding shares of preferred stock of each of the Management Companies. Each of the Management Contracts constitutes the legal, valid and binding obligations of the signatories that are party thereto, enforceable against each of them in accordance with its terms.

      SECTION 5.5.  NO CONFLICT, ETC.

            5.5.1. NO CONFLICT. The execution, delivery and performance by each Borrower Party of each Loan Document to which it is party, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter, bylaws or partnership agreement of any Borrower Party, as the case may be, (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any person pursuant to (except as disclosed in SCHEDULE 5.5., which consents have been obtained and are in full force and effect), any Contractual Obligation of any Borrower Party, or violate any provision of Applicable Law binding on any Borrower Party, or (c) result in the creation or imposition of any Lien upon any material asset of any Borrower Party.

            5.5.2. GOVERNMENTAL APPROVALS. Except for filings and recordings which are described on SCHEDULE 5.5., which in each case have been made and are in full force and effect, no Governmental Approval is or will be required in connection with the execution, delivery and performance of any Borrower Party of this Agreement or any Loan Document to which it is party or the transactions contemplated hereby or thereby or to ensure the legality, validity or enforceability hereof or thereof. Each of the REIT, the Borrower and the other Consolidated Entities possesses all material Governmental Approvals, in full force and effect, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and is not in violation thereof.

      SECTION 5.6.  FINANCIAL INFORMATION.

            5.6.1. The consolidated balance sheet of the REIT and the Consolidated Entities for the Fiscal Years ended December 31, 1995, December 31, 1996, and December 31, 1997, and


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the consolidated statements of income, retained earnings and cash flow of the
REIT and the Consolidated Entities for the Fiscal Year then ended, in each case certified by the Borrower's independent certified public accountants, copies of which have been delivered to the Agent, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of the REIT and the Consolidated Entities as at the respective dates thereof and the results of operations and cash flow of the REIT and the Consolidated Entities for the respective periods then ended. Neither the REIT nor any Consolidated Entity had on such dates any material Contingent Obligations, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are material to the business, assets, prospects, results of operation or financial condition of the REIT and the Consolidated Entities taken as a whole.

            5.6.2. The unaudited consolidated balance sheet of the REIT as at March 31, 1998 and related statements of income, retained earnings and cash flow for the period then ended, approved by the Chief Financial Officer of the REIT, a copy of which has been delivered to the Agent, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of the REIT and the Consolidated Entities as of such date and the results of operations and cash flow for the period covered thereby, subject to normal year-end audit adjustments. Neither the REIT nor any Consolidated Entity had on such date any material Contingent Obligations, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are Material.

      SECTION 5.7. NO MATERIAL ADVERSE CHANGES. Since December 31, 1997, there has been no Material Adverse Change that has not been disclosed in any report filed by the REIT with the SEC prior to date hereof.

      SECTION 5.8. LITIGATION. Except as disclosed in SCHEDULE 5.8. hereto, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower Parties, threatened against or affecting the REIT or any Consolidated Entity or any of its or their respective properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that could have a Material Adverse Effect, or (b) which draws into question the validity or the enforceability of this Agreement, any other Loan Document or any transaction contemplated hereby or thereby.

      SECTION 5.9. AGREEMENTS; APPLICABLE LAW. Neither the REIT nor any Consolidated Entity is in violation of any Applicable Law, or in default under any Contractual Obligations to which it is a party or by which its properties are bound, except where such violation or default could not, individually or in the aggregate, have a Material Adverse Effect. Neither the REIT or any Consolidated Entity is a party to or bound by any unduly burdensome Contractual Obligation which could have a Material Adverse Effect that has not been disclosed in any report filed by the REIT with the SEC prior to date hereof.


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      SECTION 5.10. GOVERNMENTAL REGULATION. Neither the REIT nor any
Consolidated Entity is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed.

      SECTION 5.11. MARGIN REGULATIONS. Neither the REIT nor any Consolidated Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The execution, delivery and performance of the Loan Documents by the Borrower Parties will not violate the Margin Regulations. The value of all Margin Stock held by the Borrower Parties and their Subsidiaries constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Borrower Parties and their Subsidiaries.

      SECTION 5.12. EMPLOYEE BENEFIT PLANS.

            5.12.1. Each Borrower Party and each of the ERISA Affiliates is in compliance in all Material respects with all Applicable Laws including any applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans. There have been no Prohibited Transactions with respect to any Plan which could result in any Material liability of any Borrower Party or any of the ERISA Affiliates. Neither any Borrower Party nor any of the ERISA Affiliates has participated in or contributed to any Defined Benefit Plan at any time. Neither any Borrower Party nor any of the ERISA Affiliates has failed to make any Material payments required to be made under any agreement relating to a Multiemployer Plan or any law pertaining thereto. The Borrower Parties and the ERISA Affiliates have not had asserted and do not expect to have asserted against them any Material penalty, interest or excise tax under Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B of the Code or Sections 502(c)(1) or
502(i) of ERISA. Each Plan covering employees of the Borrower Parties or any of the ERISA Affiliates is able to pay benefits thereunder when due. There are no Material claims pending or overtly threatened, involving any Plan, nor is there any reasonable basis to anticipate any claims involving any such Plans.

            5.12.2. The investment in the Borrower Parties by benefit plan investors is not significant within the meaning of Department of Labor Regulation Section 2510.3-101(f).

      SECTION 5.13. TITLE TO PROPERTY; LIENS.

            5.13.1. Each of the REIT, the Controlled Consolidated Entities and, to the best knowledge of the Borrower Parties, the other Consolidated Entities or Unconsolidated Joint Ventures has good and marketable title to, or valid and subsisting leasehold interests in, all of its Real Property and other property reflected in its books and records as being owned by it. On and after the Closing Date, each Real Property from time to time designated by the Borrower as an Unencumbered Asset meets the conditions set forth in the definition of "Unencumbered Asset" (other than those set forth in clause (iv) thereof).


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

            5.13.2. Neither the REIT, any Controlled Consolidated Entity nor, to the best knowledge of the Borrower Parties, any other Consolidated Entity or Unconsolidated Joint Venture is in default in the performance or observance of any of the covenants or conditions contained in any of its Contractual Obligations, except where such default or defaults, if any, would not have a Material Adverse Effect.

      SECTION 5.14. LICENSES, TRADEMARKS, ETC. The REIT, the Controlled Consolidated Entities and, to the best knowledge of the Borrower Parties, the other Consolidated Entities or Unconsolidated Joint Ventures own or hold valid licenses in all necessary trademarks, copyrights, patents, patent rights and other similar rights which are Material to the conduct of their respective businesses as heretofore operated and as proposed to be conducted. Neither the REIT, any Controlled Consolidated Entity nor, to the best knowledge of the Borrower Parties, any other Consolidated Entity or Unconsolidated Joint Venture has been charged or, to the best knowledge of the Borrower Parties, threatened to be charged with any infringement of, nor has any of them infringed on, any unexpired trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any Person except where the effect thereof individually or in the aggregate would not have a Material Adverse Effect.

      SECTION 5.15. ENVIRONMENTAL CONDITION.  Except as set forth on
SCHEDULE 5.15. hereto:

            5.15.1. To the best of each Borrower Party's knowledge, all Real Property owned or used by the REIT or any Consolidated Entity is free from contamination from any Hazardous Materials except contamination that would not have a Material Adverse Effect that has not been disclosed in any report filed by the REIT with the SEC prior to date hereof. To the best of each Borrower Party's knowledge, no polychlorinated biphenyls (PCBs) (including any transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs) or asbestos is constructed within, stored, disposed of or location on such Real Property except for matters that would not have a Material Adverse Effect or that have not been disclosed in any report filed by the REIT with the SEC prior to date hereof. Neither the REIT nor any Consolidated Entity has caused or suffered, nor to the knowledge of any Borrower Party has any other owner or user of such Real Property caused or suffered any Environmental Damages that has had or which could have a Material Adverse Effect that has not been disclosed in any report filed by the REIT with the SEC prior to date hereof.

            5.15.2. Neither the REIT nor any Consolidated Entity nor, to the best knowledge of each Borrower Party, any prior owner or occupant of the Real Property owned or used by the REIT or any Consolidated Entity has received notice of any alleged violation of Environmental Requirements, or notice of any alleged liability for Environmental Damages in connection with the Real Property, which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in any report filed by the REIT with the SEC prior to date hereof. There exists no order, judgment or decree outstanding, nor any action, suit, proceeding, citation or investigation, pending or threatened, relating to any alleged liability arising out of the suspected presence of Hazardous Material, any alleged violation of Environmental Requirements or any alleged liability for Environmental Damages in connection with the Real Property or the business


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

or operations of the REIT and the Consolidated Entities that has had or which could have a Material Adverse Effect that has not been disclosed in any report filed by the REIT with the SEC prior to date hereof nor, to the best of each Borrower Party's knowledge, does there exist any basis for such action, suit, proceeding, citation or investigation being instituted or filed.

      SECTION 5.16. ABSENCE OF CERTAIN RESTRICTIONS. Neither any Controlled Consolidated Entity nor, to the best knowledge of the Borrower Parties, any other Consolidated Entity or Unconsolidated Joint Venture is subject to any Contractual Obligation which restricts or limits its ability to (a) pay dividends or make any distributions on its Capital Stock, (b) incur or pay Debt owed the REIT or any other Consolidated Entity, (c) make any loans or advances to the Borrower or (d) transfer any of its property to the Borrower; PROVIDED that the foregoing restrictions in subclauses (b), (c) and (d) shall not apply to any Bankruptcy Remote Entity to the extent such restrictions are required by any rating agency as a condition to the rating of the Debt of such Bankruptcy Remote Entity.

      SECTION 5.17. DISCLOSURE. The information in any document, certificate or written statement furnished to the Lender by or on behalf of the REIT, the Borrower or any other Consolidated Entity with respect to the business, assets, prospects, results of operation or financial condition of the REIT, the Borrower, or any other Consolidated Entity or any Unconsolidated Joint Venture, including operating statements and rent rolls, for use in connection with the transactions contemplated by this Agreement has been true and correct or, in the case of any information relating to any Consolidated Entity that is not a Controlled Consolidated Entity or to any Unconsolidated Joint Venture, true and correct to the best knowledge of the Borrower Parties. There is no fact known to the Borrower Parties (other than matters of a general economic nature) that has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates, and statements.

                                   ARTICLE 6.

                  AFFIRMATIVE COVENANTS OF THE BORROWER PARTIES

      So long as any portion of the Commitments shall be in effect and until all Obligations are paid in full:

      SECTION 6.1. FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower Parties will deliver to the Agent, with sufficient copies for the Lender Parties:

            6.1.1. within 90 days after the end of each Fiscal Year, the consolidated balance sheet of the REIT and the Consolidated Entities as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flow of the REIT and the Consolidated Entities for such Fiscal Year, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Coopers & Lybrand or other independent certified public accountants of recognized national standing selected by the


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

Borrower and reasonably satisfactory to the Agent, which report shall be unqualified (except for qualifications that the Required Lenders do not consider Material in their discretion) and shall state that such consolidated financial statements fairly present the financial position of the REIT and the Consolidated Entities as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            6.1.2. within 45 days after the end of each Fiscal Quarter, a consolidated balance sheet of the Borrower and the Consolidated Entities as at the end of such quarter and the related combined statements of income and cash flow of the REIT and the Consolidated Entities for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the corresponding periods of the prior Fiscal Year, all in reasonable detail and in conformity with GAAP (except as otherwise stated therein), together with a representation by the REIT's chief financial officer, as of the date of such financial statements, that such financial statements have been prepared in accordance with GAAP (PROVIDED, HOWEVER, that such financial statements may not include all of the information and footnotes required by GAAP for complete financial information) and reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the financial information contained therein;

            6.1.3. together with each delivery of financial statements pursuant to clauses (a) and (b) above, a Compliance Certificate duly completed and setting forth the calculations required to establish whether the Borrower Parties were in compliance with Sections 7.2.2., 7.3., 7.4.
and 7.5 on the date of such financial statements;

            6.1.4. promptly after any Borrower Party becomes aware of the occurrence of any Default or Event of Default, a certificate of a Senior Officer of the Borrower Party setting forth the details thereof and the action which the Borrower Party is taking or proposes to take with respect thereto;

            6.1.5. not later than five (5) days after their being filed with the SEC, copies of all financial statements, reports, notices and proxy statements sent or made available by the REIT to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by the REIT with the SEC (other than reports under Section 16 of the Securities Exchange Act of 1934, as amended) and all press releases by the REIT or any Consolidated Entity concerning material developments in the business of the REIT or any Consolidated Entity;

            6.1.6. if requested by Agent, not later than ten (10) days after such request, Tax returns, reports, declarations, statements, information statements or any other document filed by the REIT with respect to the income Taxes of the REIT or the qualification of the REIT as a real estate investment trust under the Code;

            6.1.7. promptly after any Borrower Party obtains knowledge thereof, notice of all


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

litigation or proceedings commenced or threatened affecting the REIT or any Consolidated Entity in which there is a reasonable possibility of an adverse decision and (a) which involves alleged liability in excess of $2,500,000 (in the aggregate) which is not covered by insurance, (b) in which injunctive or similar relief is sought which if obtained could have a Material Adverse Effect or (c) which questions the validity or enforceability of any Loan Document;

            6.1.8. within 120 days after the end of each Fiscal Year, a forecast for the next succeeding two Fiscal Years of the consolidated results of operations and cash flows of the REIT, together with (a) an outline of the major assumptions upon which the forecast is based and (b) information regarding the capital expenditures forecast for such period (including leasing commissions, tenant improvements, renovations and other capital expenditures, all broken down by appropriate categories), other than capital expenditures attributable to acquisitions of Real Properties (or to the Real Properties so acquired) that may occur (but have not yet occurred) during the period covered by the forecast;

            6.1.9.  for each Unencumbered Asset held in the Unencumbered
Pool:

                  6.1.9.1. within 90 days after the end of each Fiscal Year, a property budget with respect to such Unencumbered Asset for the next Fiscal Year; and

                  6.1.9.2. within 45 days after the end of each Fiscal Quarter, operating statements, rent rolls and lease status reports with respect to such Unencumbered Asset;

            6.1.10. for each Retail Property that constitutes
Construction-in-Process the value of which is estimated to be $20,000,000 or greater:

                  6.1.10.1. within 45 days after the Commencement of Construction, a property budget with respect to such Retail Property; and

                  6.1.10.2. within 45 days after the Commencement of Construction, a pro forma operating statement respect to such Retail Property;

            6.1.11. promptly after the receipt thereof, a copy of any notice, summons, citation or written communication concerning any actual, alleged, suspected or threatened Material violation of Environmental Requirements, or Material liability of any Borrower Party or any Consolidated Entity for Environmental Damages in connection with its Real Property or past or present activities of any Person thereon; and

            6.1.12. from time to time such additional information regarding the financial position or business of the REIT and the Consolidated Entities or regarding any of the Real Properties as the Agent may reasonably request on behalf of any Lender.

      SECTION 6.2. RECORDS AND INSPECTION. Each Borrower Party shall, and shall cause each Consolidated Entity to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with


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

sound business practices and GAAP. Each Borrower Party shall, and shall cause each Consolidated Entity to, permit such persons as any Lender may designate, at reasonable times and as often as may be reasonably requested, to (a) visit and inspect any properties of the Borrower Parties and the Consolidated Entities,
(b) inspect and copy their books and records, and (c) discuss with their officers and employees and their independent accountants, their respective businesses, assets, liabilities, prospects, results of operation and financial condition.

      SECTION 6.3. CORPORATE EXISTENCE, ETC. Each Borrower Party shall, and shall cause each Consolidated Entity to, at all times preserve and keep in full force and effect its partnership, corporate or other legal existence, as the case may be, and any licenses, permits, rights and franchises material to its business, PROVIDED, HOWEVER, that the partnership, corporate or other legal existence of any Consolidated Entity (other than the Borrower) may be terminated if, in the good faith judgment of the REIT, such termination is in the best interest of the Borrower and is not disadvantageous in any material respect to any Lender Party.

      SECTION 6.4. PAYMENT OF TAXES AND CHARGES. The Borrower Parties shall, and shall cause each Consolidated Entity to, file all tax returns required to be filed in any jurisdiction and, if applicable, pay and discharge all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Taxes, PROVIDED, HOWEVER, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrower Parties and the Consolidated Entities need not pay or discharge any such Tax so long as the validity or amount thereof is contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

      SECTION 6.5. MAINTENANCE OF PROPERTIES. Each Borrower Party shall, and shall cause each Consolidated Entity to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all Real Properties and all other Material properties useful or necessary to its business, and from time to time the Borrower Parties will make or cause to be made all appropriate repairs, renewals and replacements thereto.

      SECTION 6.6. MAINTENANCE OF INSURANCE. Each Borrower Party shall, and shall cause each Consolidated Entity to, maintain with financially sound and reputable insurance companies, insurance in at least such amounts, of such character and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

      SECTION 6.7. CONDUCT OF BUSINESS. No Borrower Party or Consolidated Entity shall engage in any business other than the business of owning and operating Retail Properties or the assets and other properties set forth in Section 7.2.2. or any businesses incident thereto. Each Borrower Party shall, and shall cause each Consolidated Entity to, conduct its business in compliance in all material respects with Applicable Law and all material Contractual Obligations.

      SECTION 6.8. EXCHANGE LISTING; TAX STATUS OF BORROWER PARTIES. The REIT will do or cause to be done all things necessary to maintain the listing of its Capital Stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System and continue to qualify as a real estate investment trust under the Code, and the Borrower will do or cause to be done all things necessary to cause it to be treated as a partnership for purposes of federal income taxation and the tax laws of any state or locality in which the Borrower is subject to taxation based on its income.

      SECTION 6.9.  SUBORDINATION.

            6.9.1. The REIT, the Borrower and each Guarantor (each a "SUBORDINATED CREDITOR") hereby absolutely subordinates, both in right of payment and in time of payment, (a) in the case of the REIT, any and all present or future obligations and liabilities of the Borrower or any Guarantor to the REIT, (b) in the case of any Guarantor, any and all present or future obligations and liabilities of the Borrower or any other Guarantor to such Guarantor. and (c) in the case of the Borrower, any and all present and future obligations and liabilities of the REIT or any Guarantor to the Borrower (such obligations and liabilities referred to in clause (a) or (b) being "SUBORDINATED DEBT"), to the prior payment in full in cash of the Obligations or the obligations of such Person under the Guaranty, as applicable. Each Subordinated Creditor agrees to make no claim for, or receive payment with respect to, such Subordinated Debt until all Obligations and such obligations have been fully discharged in cash. Notwithstanding the foregoing, the Borrower shall be entitled to declare and pay dividends with respect to its Capital Stock, as long as no Event of Default then exists.

            6.9.2. All amounts and other assets that may from time to time be paid or distributed to or otherwise received by any Subordinated Creditor in respect of Subordinated Debt in violation of this Section 6.9. shall be segregated and held in trust by the Subordinated Creditor for the benefit of the Lender Parties and promptly paid over to the Agent.

            6.9.3. Each Subordinated Creditor further agrees not to assign all or any part of the Subordinated Debt unless the Agent is given prior notice and such assignment is expressly made subject to the terms of this Agreement. If the Agent so requests, (a) all instruments evidencing the Subordinated Debt shall be duly endorsed and delivered to the Agent, (b) all security for the Subordinated Debt shall be duly assigned and delivered to Agent for the benefit of the Lenders, (c) the Subordinated Debt shall be enforced, collected and held by the relevant Subordinated Creditor as trustee for the Lender Parties and shall be paid over to the Agent for the benefit of the Lenders on account of the Advances, and (d) the Subordinated Creditors shall execute, file and record such documents and instruments and take such other action as the Agent deems necessary or appropriate to perfect, preserve and enforce the Lender Parties' rights in and to the Subordinated Debt and any security therefor. If any Subordinated Creditor fails to take any such action, the Lender, as attorney-in-fact for such Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

            6.9.4. In any bankruptcy or other proceeding in which the filing of claims is required by Applicable Law, each Subordinated Creditor shall file all claims relating to the Subordinated Debt that the Subordinated Creditor may have against the obligor thereunder and shall assign to the Agent, for the benefit of the Lenders, all rights of the relating to the Subordinated Debt thereunder. If any Subordinated Creditor does not file any such claim, the Agent, as attorney-in-fact for the Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor or, in the Agent's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of the Agent or the Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Agent for the benefit of the Lenders the amount payable on such claim and, to the full extent necessary for that purpose, each Subordinated Creditor hereby assigns to the Agent for the benefit of the Lenders all of the Subordinated Creditor's rights to any such payments or distributions; PROVIDED, HOWEVER, the Subordinated Creditor's obligations hereunder shall not be satisfied except to the extent that the Agent receives cash by reason of any such payment or distribution.

      SECTION 6.10. REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS. The Borrower shall promptly take, and shall cause its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or release of any Hazardous Materials on, under or about any Real Property in order to comply with all applicable Environmental Requirements. In the event that the Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Real Properties, the Borrower and such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Requirements and in accordance with the policies, orders and directives of all Governmental Authorities.


      SECTION 6.11. YEAR 2000 COVENANT. The Borrower shall ensure that the following are Year 2000 Compliant in a timely manner, but in no event later than December 31, 1999: (a) the Borrower; and (b) any other major Real Properties and entities in which the Borrower holds a controlling interest. As used in this paragraph, "major" shall mean properties or entities the failure of which to be Year 2000 Compliant would have a Material Adverse Effect on the Borrower. The term "YEAR 2000 COMPLIANT" shall mean, in regard to any Real Property or entity, that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such Real Property or entity (collectively, the "systems") will properly perform date sensitive functions, the failure of which would cause a Material Adverse Effect on the Borrower before, during and after the year 2000. In furtherance of this covenant, the Borrower shall, in addition to any other necessary actions, perform a comprehensive review and assessment of all material systems of the Borrower, and shall adopt a plan for the testing, remediation, and monitoring of such systems. The Borrower shall, within thirty business days of the Agent's written request, provide to the Agent such certifications or other evidence of the Borrower's compliance with the terms of this paragraph as the Agent may from time to time reasonably require.


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                                   ARTICLE 7.

                   NEGATIVE COVENANTS OF THE BORROWER PARTIES

            So long as any portion of the Commitments shall be in effect and until all Obligations are paid in full:


      SECTION 7.1.  UNSECURED DEBT AND CLAIMS.

            7.1.1. The Borrower Parties shall not, and shall not permit any other Consolidated Entity to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to, any Unsecured Funded Debt, except (a) the Obligations, (b) trade accounts payable and accruals incurred in the ordinary course of business, guaranties and deferred purchase obligations related to acquisitions and deferred acquisition costs and (c) Permitted Subordinated Debentures.

            7.1.2. The Borrower Parties shall not, and shall not permit any other Consolidated Entity to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to, any unsecured Debt, liabilities or claims (excluding (a) Unsecured Funded Debt and (b) Debt of Unconsolidated Joint Ventures that constitutes Non-Recourse Debt) if, as a result, the sum of (i) the amount of all such unsecured Debt, liabilities and claims of the REIT and the Consolidated Entities, PLUS the REIT's PRO RATA share of all unsecured Debt, liabilities and claims of the Unconsolidated Joint Ventures (excluding Non-Recourse Debt), would exceed (ii) the sum of the amount of all tenant and other receivables and cash and cash equivalents of the REIT and the Consolidated Entities PLUS the REIT's PRO RATA share of tenant and other receivables and cash and cash equivalents of the Unconsolidated Joint Ventures, by more than 3.5% of Gross Asset Value. For purposes of this Section, the REIT's PRO RATA share of unsecured Debt, liabilities, claims, receivables, cash or cash equivalents of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the unsecured Debt, liabilities, claims, receivables, cash or cash equivalents, as applicable, of such Unconsolidated Joint Venture, MULTIPLIED BY (ii) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

      SECTION 7.2.  INVESTMENTS; ASSET MIX.

            7.2.1. The REIT shall not at any time make or own any Investment in any Person, or purchase, lease or own any other asset or property, except in (a) the Borrower, (b) any Capital Stock of the Consolidated Entities (other than the Borrower) listed in SCHEDULE 5.4. on the Closing Date, or any Capital Stock of any Consolidated Entity (including a Bankruptcy Remote Entity) formed or acquired after the Closing Date and added to SCHEDULE 5.4. in accordance with
Section 10.2.2., PROVIDED that such Investment in such formed or acquired Consolidated Entity shall not exceed one percent (1%) of the Capital Stock of such Consolidated Entity, and (c) any cash or other property that is being distributed to the shareholders of the REIT substantially contemporaneous with the REIT's receipt of such property from the Borrower.


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

            7.2.2. The Borrower shall not at any time make or own any Investment in any Person, or purchase, lease or own any Real Property or other asset, except that the Borrower may own or lease the following, subject to the limitations set forth below:


         ASSET TYPE                     LIMITATION ON VALUE FOR EACH ASSET TYPE
         ----------                     ---------------------------------------

1. Wholly-Owned Retail Properties       Unlimited
   (other than Retail Property
   Under Construction)

2. Wholly-Owned Raw Land that is        5% of Gross Asset Value
   not under development and for
   which no development is planned
   to commence within 12 months
   after the date on which it was
   acquired

3. Wholly-Owned Real Property           5% of Gross Asset Value
   (other than Retail Properties,
   Retail Properties Under
   Construction or Raw Land
   referred to in clause 2.)

4. Wholly-Owned Capital Stock of        5% of Gross Asset Value, PROVIDED
   any corporation (other than any      that the Borrower may hold Capital
   Person (a "WHOLLY-OWNED ENTITY")     Stock of corporate Subsidiaries
   at least 99% of the Capital          formed to acquire one or more
   Stock of which is held of record     Retail Properties if, together
   and beneficially by the Borrower     with any other Capital Stock,
   and the balance of the Capital       holdings in such Capital Stock do
   Stock of which (if any) is held      not exceed 30% of Gross Asset Value
   of record and beneficially by
   the REIT (or any wholly-owned
   Subsidiary of the REIT))

5. Wholly-Owned Mortgage Loans;         15% of Gross Asset Value
   PROVIDED that the mortgage or
   deed of trust securing any such
   Mortgage Loan is a first
   priority mortgage or deed of
   trust


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

6. Wholly-Owned Capital Stock of        40% of Gross Asset Value
   Joint Ventures (other than
   corporations or Wholly-Owned
   Entities (as defined above)) of
   which the Borrower is a general
   partner and that hold primarily
   Retail Properties

7. Retail Property Under                10% of Gross Asset Value
   Construction (as measured by
   Construction-in-Process)

8. Permitted Investments                Unlimited

9. Capital Stock of Management          5% of Gross Asset Value
   Companies

            Notwithstanding the foregoing, Investments and other assets in the foregoing categories 2 through 7 and 9 may not exceed, at any time, 50% of Gross Asset Value. Without limitation of Section 1.2.3., all values of Investments and other assets shall be the book values of such Investments and assets, determined in accordance with GAAP, except as otherwise expressly provided.

      SECTION 7.3.  FINANCIAL COVENANTS.

            7.3.1. MINIMUM TANGIBLE NET WORTH. As of the last day of any Fiscal Quarter, Tangible Net Worth shall not be less than the sum of (a) $275,000,000, MINUS (b) 100% of the cumulative Depreciation and Amortization Expense deducted in determining Net Income for all fiscal quarters ending after December 31, 1997, PLUS (c) 90% of the cumulative net cash proceeds received from and the value of assets acquired (net of Debt incurred or assumed in connection therewith) through the issuance of Capital Stock of the REIT or the Borrower after December 31, 1997. For purposes of clause (c), "net" means net of underwriters' discounts, commissions and other reasonable out-of-pocket expenses of issuance actually paid to any Person (other than a Macerich Group Member or any Affiliate of any Borrower Party).

            7.3.2. MAXIMUM TOTAL LIABILITIES TO GROSS ASSET VALUE. The ratio of Total Liabilities to Gross Asset Value shall not be more than 60% at any time, except that, during the period from the Closing Date to and including December 31, 1998, such ratio shall not be more than 65%.

            7.3.3. MINIMUM INTEREST COVERAGE RATIO. As of the last day of any fiscal quarter, the Interest Coverage Ratio shall not be less than 1.80.

            7.3.4. MINIMUM FIXED CHARGE COVERAGE RATIO. As of the last day of any fiscal quarter, the Fixed Charge Coverage Ratio shall not be less than 1.60.


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

            7.3.5. MINIMUM SENIOR UNSECURED INTEREST EXPENSE COVERAGE RATIO. As of the last day of any fiscal quarter, the Senior Unsecured Interest Expense Coverage Ratio shall not be less than 1.75.

            7.3.6. MAXIMUM FLOATING RATE DEBT. The sum of the following shall not exceed $500,000,000 at any time (without duplication): (a) Floating Rate Debt of the REIT and the Consolidated Entities, PLUS (b) the REIT's PRO RATA share of all Floating Rate Debt of the Unconsolidated Joint Ventures that does not otherwise constitute Debt of the REIT or any Consolidated Entity. For purposes of the foregoing, (i) "FLOATING RATE DEBT" means any Debt interest on which accrues at a floating rate (including any Fixed Rate), except to the extent there is then in full force and effect an interest rate swap or "cap" agreement that does not expire or terminate prior to the Maturity Date with respect to such Debt that entitles the obligor under such Debt to payments from the counterparty equal to, and payable at the same time as, the floating rate payable on such Debt (or that portion thereof exceeding the "cap"), in return for payments by the obligor of fixed amounts to such counterparty, and (ii) the REIT's PRO RATA share of Floating Rate Debt of any Unconsolidated Joint Venture shall be deemed equal to the product of (A) the Floating Rate Debt of such Unconsolidated Joint Venture (other than Debt that is a Contingent Obligation of any Borrower Party), MULTIPLIED BY (B) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

      SECTION 7.4. MINIMUM UNENCUMBERED POOL. The aggregate of the Unencumbered Asset Values of all Unencumbered Assets in the Unencumbered Pool shall not, at any time, be less than 165% of the sum of the unsecured Debt of the REIT and the Consolidated Entities (other than the Permitted Subordinated Debentures) outstanding at such time.

      SECTION 7.5. AGGREGATE LEASED AREA OF REAL PROPERTIES IN UNENCUMBERED POOL. As of the last day of any fiscal quarter, the ratio (expressed as a percentage) of (i) the aggregate M&F Gross Leaseable Area of the Retail Properties included in the Unencumbered Pool that is subject to a bona fide lease pursuant to which the contractually agreed rent is being paid by the tenant thereunder to (ii) the aggregate M&F Gross Leaseable Area of the Retail Properties included in the Unencumbered Pool shall not be less than 85%; PROVIDED that the M&F Gross Leaseable Area of any Retail Property included in the Unencumbered Pool that constitutes a Retail Property Under Construction shall be excluded from the calculation provided for in clause (i) and (ii).

      SECTION 7.6. RESTRICTION ON FUNDAMENTAL CHANGES. The REIT and the Consolidated Entities shall not enter into any merger, consolidation or reorganization or any sale of all or a substantial portion of the assets of the REIT and the Consolidated Entities, taken as a whole, or liquidate, wind up or dissolve, except that:

            7.6.1. as long as no Default or Event of Default shall exist after giving effect to such merger or consolidation, any Consolidated Entity (other than the Borrower) may be merged or consolidated with or into the Borrower;


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

            7.6.2. any Person may merge or consolidate with and into the Borrower or any other Consolidated Entity and the Borrower or any other Consolidated Entity may merge or consolidate with and into any Person, in each case, with the prior written approval of the Required Lenders.

      SECTION 7.7. TRANSACTIONS WITH AFFILIATES. None of the REIT, the Borrower and the other Consolidated Entities shall, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) (i) in the case of a transaction to which the REIT is a party, with the Borrower or any Consolidated Entity or Unconsolidated Joint Venture, and (ii) in the case of any other transaction, with any Affiliate of the Borrower or of any Consolidated Entity (other than a transaction with a Consolidated Entity that is not a Bankruptcy Remote Entity), in each case unless (a) such transaction is not otherwise prohibited by this Agreement, (b) such transaction is in the ordinary course of business and (c) such transaction is on fair and reasonable terms no less favorable to the Borrower, Consolidated Entity or Unconsolidated Joint Venture party thereto, as the case may be, than those terms which might be obtained at the time in a comparable arm's length transaction with a Person who is not the REIT or such an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, PROVIDED that this Section 7.7. shall not restrict (a) dividends, distributions and other payments and transfers on account of any shares of Capital Stock of any Consolidated Entity, (b) payments pursuant to the terms of any Contractual Obligations in effect on the date of the Existing WFB Credit Agreement, PROVIDED that such dividends, distributions or other payments are not otherwise prohibited by the terms of this Agreement or would result in a Default or an Event of Default, and (c) transactions between any Unconsolidated Joint Venture that is not controlled by the REIT or by any Consolidated Entity and any Affiliate of such Unconsolidated Joint Venture that is not also an Affiliate of the REIT or of any Consolidated Entity.

      SECTION 7.8. RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit the REIT or any Subsidiary to, directly or indirectly, declare, pay or make, or agree to declare, pay or make, any Restricted Payment, except:

            7.8.1. dividends, distributions or payments (a) by the Borrower to the REIT (to the extent used by the REIT for the payment of dividends permissible under Section 7.8.2. or 7.8.3.), or (b) by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary that is not a Bankruptcy Remote Entity;

            7.8.2. if no Default or Event of Default shall then exist or result from such Restricted Payment, the REIT, the Borrower and any Subsidiary may pay or make Restricted Payments so long as the aggregate amount of all Restricted Payments pursuant to this Section 7.8.2. paid during the four Fiscal Quarters immediately preceding the Fiscal Quarter in which such Restricted Payment is proposed to be made (treated as a single accounting period), together with the Restricted Payment proposed to be made, does not exceed 95% of the aggregate amount of Funds From Operations for such period of four Fiscal Quarters; and

            7.8.3. if no Default or Event of Default under Section 8.1.1. shall then exist or result from such Restricted Payment, the REIT may pay or make Restricted Payments only in the amount necessary to enable the REIT to meet the requirements for taxation as a real estate investment trust under the Code, but in any event not in excess of 95% of the aggregate amount of Funds From Operations for the four Fiscal Quarters immediately preceding the Fiscal Quarter in which such Restricted Payment is proposed to be made (treated as a single accounting period).

      SECTION 7.9. ERISA. No Borrower Party shall, and no Borrower Party shall permit any current ERISA Affiliate to:

            7.9.1. engage in any Prohibited Transaction or engage in any conduct or commit any act or suffer to exist any condition that could give rise to any Material excise tax, penalty, interest or liability under Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B of the Code or Sections 502(c) or 502(i)
of ERISA;

            7.9.2. permit the benefit liabilities (whether or not vested) under all Plans (excluding all Plans with assets greater than or equal to liabilities (whether or not vested)) to exceed the current value of the assets of such Plans allocable to such benefits by more than $500,000;

            7.9.3.  adopt or contribute to any Plan that is a Defined
Benefit Plan;

            7.9.4. create or suffer to exist any liability with respect to Plans that are welfare plans within the meaning of Section 3(1) of ERISA if, after immediately giving effect to such liability, the aggregate annualized cost with respect to such Plans for post retirement benefits for any fiscal year would exceed $500,000; or

            7.9.5. Allow any investment in any Borrower Party by benefit plan investors to become significant within the meaning of Department of Labor Regulation Section 2510.3-101(f).

      SECTION 7.10. AMENDMENTS OF CHARTER AND BYLAWS. No Borrower Party will make any amendment of its charter, bylaws, partnership agreement or other organizational document, as the case may be, if such amendment could have a Material Adverse Effect or could otherwise be materially disadvantageous to the Lender Parties.

      SECTION 7.11. PAYMENTS WITH RESPECT TO PERMITTED SUBORDINATED DEBENTURES. The REIT will not make any payment of principal (including redemption price) of or premium, if any, or interest on, or additional amounts or purchase price payable with respect to the Permitted Subordinated Debentures (including any amounts payable upon repurchase at the election of the holders of such Permitted Subordinated Debentures upon the occurrence of a Designated Event, as such term is defined in the Offering Circular for such Permitted Subordinated Debentures), unless (i) no Default or Event of Default under Section 8.1.1. or 8.1.7. and
(ii) no other Event of Default, then exists or would exist giving effect to such payment on a PRO FORMA basis. At least five Business Days prior to making any such payment (other than a payment of interest) with respect to the Permitted Subordinated Debentures (including any such payment upon the occurrence of a Designated Event, as so defined), the REIT shall notify the Agent and the Lenders of such payment, which notice shall be accompanied by a certificate substantially in the form of Exhibit C-4 demonstrating that such payment will be permissible under this Section 7.11..

      SECTION 7.12. ACQUISITIONS OF REAL PROPERTIES. Neither the Borrower nor any Consolidated Entity shall purchase any Real Property in a single transaction or series of related transactions the gross purchase price of which exceeds 25% of the Gross Asset Value without the prior written approval of the Required Lenders.


                                   ARTICLE 8.

                                EVENTS OF DEFAULT

      SECTION 8.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "EVENT OF DEFAULT"):

            8.1.1. FAILURE TO MAKE PAYMENTS. The Borrower (i) shall fail to pay when due any principal (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) of any Advance or (ii) shall fail to pay interest on any Advance or any other amount payable under the Loan Documents within three Business Days of the date when due; or

            8.1.2. DEFAULT IN OTHER DEBT. The REIT or any Consolidated Entity shall (a) default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any Non-Recourse Secured Debt with a principal amount in excess of $20,000,000 or any other Debt with a principal amount in excess of $1,000,000 or (b) be in default, breach or violation, beyond any period of grace or notice provided therefor, of any other agreement, covenant, representation, warranty or obligation under any Non-Recourse Secured Debt with a principal amount in excess of $20,000,000 or any other Debt with a principal amount in excess of $1,000,000 and as a result of such default, breach or violation the holder or holders of such Debt (or a Person on behalf of such holder or holders) shall cause such Debt to become or be declared due and payable prior to its stated maturity, PROVIDED that the foregoing shall not apply to Non-Recourse Debt of Unconsolidated Joint Ventures; or

            8.1.3. BREACH OF CERTAIN NONFINANCIAL COVENANTS. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under Section 2.3., 6.1.4., 6.3. (insofar as such Section requires the preservation of the corporate existence of any Borrower Party), 6.8., 6.9., 7.6., 7.7., 7.8., 7.10., 7.11. or 7.12.; or

            8.1.4. BREACH OF CERTAIN FINANCIAL COVENANTS. The Borrower shall fail to comply with or observe any agreement, covenant or obligation under
Section 7.1., 7.2., 7.3., 7.4. or 7.5. and such failure shall not have been remedied within 30 days after written notice thereof from the Agent or any Lender; or

            8.1.5. BREACH OF WARRANTY. Any representation or warranty or certification made or furnished by any Borrower Party under this Agreement or the other Loan Documents or any agreement, instrument or document contemplated hereby and thereby shall prove to have been false or incorrect in any material respect when made (or deemed made); or

            8.1.6. OTHER DEFAULTS UNDER AGREEMENT AND OTHER LOAN DOCUMENTS. Any Borrower Party shall fail to perform, comply with or observe any agreement, covenant or obligation to be performed, observed or complied with by it under this Agreement (other than those provisions referred to in Section 8.1.3. or 8.1.4. above) or under the other Loan Documents (other than a Letter of Credit Agreement) and such failure shall not have been remedied within 60 days after written notice thereof from the Agent or any Lender, or there shall occur any "Event of Default" (as defined in the Letter of Credit Agreement); or

            8.1.7. INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. There shall be commenced against any Borrower Party or any Consolidated Entity an involuntary case seeking the liquidation or reorganization of any such Borrower Party or Consolidated Entity under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of any such Borrower Party or Consolidated Entity or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Borrower Party or Consolidated Entity consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days (PROVIDED, HOWEVER, that, during the pendency of such period, the Lenders shall be relieved of the Commitments); or (iv) an order for relief shall have been issued or entered therein; or

            8.1.8. VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Any Borrower Party or any Consolidated Entity shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors (or respective governing body) of any Borrower Party or Consolidated Entity (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            8.1.9. JUDGMENTS AND ATTACHMENTS. Any Borrower Party or any Consolidated Entity shall suffer any money judgments, writs or warrants of attachment or similar processes which individually or in the aggregate involve an amount or value in excess of $1,000,000 and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 10 days unless the amount of such judgments, writs, warrants or attachments are fully covered by insurance (other than deductibles substantially the same as those in effect on the Closing Date and provided that any deductible in excess of $100,000 is supported by a bond or letter of credit in at least the amount by which such deductible exceeds $100,000) and the insurer has in writing accepted liability therefor; or a judgment creditor shall obtain possession of any material portion of the assets of the REIT or any Consolidated Entity by any means, including, without limitation, levy, distraint, replevin or self-help; or

            8.1.10. ERISA LIABILITIES. Any violation of Section 7.9.3. or 7.9.5. shall occur; or

            8.1.11. CHANGE OF CONTROL OR MANAGEMENT. The Principal Investors no longer control, directly or indirectly, at least 10% of the Capital Stock of the Borrower (which percentage shall be subject to adjustment to give effect to any dilution of such holdings by virtue of the issuance of any Capital Stock of the Borrower or the REIT after the Closing Date or Arthur Coppola and either of Edward Coppola or Thomas E. O'Hern are no longer Senior Officers of the REIT and the Borrower; or

            8.1.12. GENERAL PARTNER. The REIT shall cease to be the general partner of the Borrower; or

            8.1.13. INVALIDITY OF GUARANTY OR SUBORDINATION. The Guaranty or the subordination provisions of Section 6.9. shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or Subordinated Creditor shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

            8.1.14.  CHANGE OF TAX STATUS.

                  8.1.14.1. The REIT shall either determine in good faith or receive written notice from the relevant taxing authority that the REIT does not conform or no longer conforms to the requirements for qualification as a real estate investment trust under the Code (except as a result of the enactment of any Applicable Law with which the REIT cannot or has determined in good faith not to comply); or

                  8.1.14.2. The Borrower or any Guarantor shall either determine in good faith or receive written notice from the relevant taxing authority that the Borrower or any Guarantor does not conform or no longer conforms to the requirements for qualification as a partnership under the Code.

      SECTION 8.2.  REMEDIES.  Upon the occurrence of an Event of Default:


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

            8.2.1. If an Event of Default occurs under Section 8.1.7. or 8.1.8., then the Commitments and all pending Competitive Bids (whether or not accepted) shall automatically and immediately terminate, and the obligation of the Lenders to make any Advances and of the Agent Bank to issue any Letter of Credit hereunder shall cease, and the unpaid principal amount of and any accrued interest on all Advances shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

            8.2.2. If an Event of Default occurs under Section 8.1. hereof, other than under Section 8.1.7. or 8.1.8., (a) the Agent shall, at the request of the Required Lenders, by written notice to the Borrower, declare that the Commitments and all pending Competitive Bids (whether or not accepted) shall be terminated on the date that is 60 days after the date of such notice or on such earlier date as may be determined by the Required Lenders, whereupon the obligation of the Lenders to make any Advance and of the Agent Bank to issue any Letter of Credit hereunder shall cease on such day, and/or (b) the Agent shall, at the request of the Required Lenders, by written notice to the Borrower, declare the unpaid principal amount of all Advances together with any and all accrued interest thereon to be, and the same shall become, due and payable on the date that is 60 days after the date of such notice or on such earlier date as may be determined by the Required Lenders, without presentment, demand, protest, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

      SECTION 8.3. RESCISSION. At any time after the Advances shall have been declared due and payable pursuant to Section 8.2.2. or a demand shall have been made pursuant to Section 8.4, the Required Lenders, by written notice by the Agent to the Borrower, may rescind and annul any such declaration or demand and its consequences, PROVIDED the Required Lenders hold 66-2/3% of the outstanding Advances. No rescission and annulment under this Section 8.3. will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

            SECTION 8.4.  ACTIONS IN RESPECT OF LETTERS OF CREDIT.

            8.4.1. LETTER OF CREDIT COLLATERAL ACCOUNT. If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Agent shall at the request of the Required Lenders, whether in addition to the taking by the Agent of any of the actions described in this Article 8 or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten days after such demand) the Borrower shall, (i) pay to the Agent, on behalf of the Lender Parties, in same day funds at the Agent's office designated in such demand, for deposit in a special interest-bearing cash collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") to be maintained in the name of "The Macerich Partnership, L.P., who executed a Security Agreement Rights to Payment in favor of Wells Fargo Bank, National Association, as Agent for the Lender Parties" and under the Agent's sole dominion and control at such place as shall be designated by the Agent, an amount equal to



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

the amount of the Letter of Credit Liability under the Letters of Credit, and
(ii) execute and deliver to the Agent all such documents, instruments and/or certificates as the Agent shall reasonably request in order to perfect, and maintain a perfected security interest in, the Letter of Credit Collateral (including, without limitation, a Security Agreement Rights to Payment, Uniform Commercial Code financing statements and any notice required to perfect the Agent's security interest in the Letter of Credit). The Borrower authorizes and empowers the Agent, as its attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, following the occurrence of an Event of Default, to give any authorization, to furnish any information, to make any demands, to execute and/or deliver any documents, instruments and/or certificates (including, without limitation, a Security Agreement Rights to Payment, Uniform Commercial Code financing statements and notices required to perfect the Agent's security interest in the Letter of Credit Collateral) and to take any and all other action on behalf of and in the name of the Borrower which in the opinion of the Agent may be necessary or appropriate to be given, furnished, made, exercised or taken to perfect or maintain the perfection of the Agent's security interest in the Letter of Credit Collateral. This power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by the Borrower in respect of the Letter of Credit Collateral to any other Person are hereby revoked.


            8.4.2. PLEDGE OF LETTER OF CREDIT COLLATERAL. The Borrower hereby pledges, assigns and grants to the Agent, as collateral agent for its benefit and the ratable benefit of the other Lender Parties a lien on and a security interest in, the following collateral (the "LETTER OF CREDIT COLLATERAL"):

                  8.4.2.1. the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  8.4.2.1. all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  8.4.2.1. all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  8.4.2.1. to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

            The lien and security interest granted hereby secures the payment of all Obligations of the Borrower now or hereafter existing hereunder and under any Loan Documents.

            8.4.3. APPLICATION OF FUNDS IN LETTER OF CREDIT COLLATERAL ACCOUNT. The Borrower hereby authorizes the Agent for the ratable benefit of the Lenders to apply, from time to time


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after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall have become due and payable by the Borrower to the Lender Parties in respect of the Letters of Credit.

            8.4.4. LIMITATION ON THE BORROWER'S RIGHTS. Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 8.4.8 hereof.

            8.4.5. NEGATIVE COVENANTS. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or
(ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 8.4.

            8.4.6. RIGHTS OF AGENT ON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

                  8.4.6.1. The Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of FIRST, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrower and (y) any Letter of Credit Liability that is then due and payable, and SECOND, any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in accordance with Section
2.10.5. The rights of the Agent under this Section 8.4 are in addition to any rights and remedies which any Lender may have.

                  8.4.6.2. The Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of California at that time.

            8.4.7. STANDARD OF CARE. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that, assuming such treatment, the Agent shall not have any responsibility or liability with respect thereto.

            8.4.8. CURE. At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.


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                                   ARTICLE 9.

                            THE AGENT AND THE LENDERS

      SECTION 9.1.  AUTHORIZATION AND ACTION.

            9.1.1. Each Lender hereby irrevocably appoints and authorizes the Agent Bank to act as its agent hereunder and under the other Loan Documents, to execute and deliver or accept, on its behalf, the other Loan Documents and any other documents, instruments and agreements related thereto or hereto to take such action on its behalf under the provisions hereof and thereof and to exercise such rights, remedies, powers and privileges hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto.

            9.1.2. Except for any matters expressly subject to the consent or approval of the Agent under the Loan Documents, the Agent shall not, without the prior approval of the Required Lenders (or, as provided in Section 10.2., all of the Lenders), waive any default or otherwise amend this Agreement or any other Loan Documents. The Agent will, to the extent practicable under the circumstances, consult with the other Lender Parties prior to taking action on their behalf under the Loan Documents and in acting as their Agent thereunder. The Agent will not take any action contrary to the written direction of Required Lenders, will take any lawful action not contrary to the provisions of the Loan Documents prescribed in written instructions of the Required Lenders (or, as provided in Section 10.2., all the Lenders) and, as to any matters not expressly provided for by the Loan Documents (including enforcement or collection), may decline to take any action, except upon the written instructions of the Required Lenders (or, as provided in Section 10.2., all the Lenders). If such instructions are requested reasonably promptly, the Agent shall be absolutely entitled to refrain from taking any action and shall not have any liability to any Borrower Party or any Lender for refraining from taking any action until it shall have received such instructions; PROVIDED, HOWEVER, that the Agent shall in no event be required to take or refrain from taking any action that would, in the Agent's opinion, be inconsistent with the Agent's practice in similar situations when acting solely for its own account or be contrary to the provisions of any Loan Document or Applicable Law.

            9.1.3. The Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents. The Agent shall not be required to exercise any right, power, remedy or privilege granted to it in any Loan Document, to ascertain or inquire whether any Default or Event of Default has occurred and is continuing, or to inspect the property (including the books and records) of any Borrower Party or to take any other affirmative action, except as provided in Sections 8.2. and 8.4, or unless requested or directed to do so in accordance with the provisions of Section 9.1.2.

            9.1.4. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any other Lender Party. Except for notices, reports and other documents and information expressly


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required to be furnished by the Agent for the Lender Parties hereunder, the
Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the affairs, financial condition or business of any Borrower Party that may come into the possession of the Agent or any of its Affiliates.

      SECTION 9.2. EXCULPATION; AGENT'S RELIANCE; ETC. Neither the Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to any Borrower Party or any other Lender Party for any action taken or omitted to be taken by it or them under or in connection with any Loan Document (a) with the consent or at the request of the Required Lenders (or, as provided in Section 10.2., all the Lenders), or (b) in any other circumstances, except for its or their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Agent makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any recitals, statements, warranties or representations made in, or in connection with, any Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any Loan Document or any financial information, opinions of counsel or other documents executed and delivered pursuant thereto, or for the financial condition of any Borrower Party. The Agent shall not be responsible to any Lender for the satisfaction of any condition specified in Article 4., except receipt of items required to be delivered to the Agent. The Agent may treat the payee of any Note as the holder thereof until the Agent receives the related Assignment and Acceptance signed by such holder and the assignee and in form satisfactory to the Agent. The Agent shall be entitled to rely upon any notice, certificate or other writing believed by the Agent to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by the Agent and to act in reliance upon the advice of such counsel and other experts concerning its actions and duties hereunder.

      SECTION 9.3. AGENT AND AFFILIATES. In its capacity as a Lender and issuer of Letters of Credit, the Agent Bank shall have the same rights, powers and obligations under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent or such issuer, including the right to give or deny consent to any action requiring consent or direction of the Required Lenders or all the Lenders. The Agent Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower Party, any Subsidiary of a Borrower Party and any Affiliate of any Borrower Party, all as if the Agent were not the Agent and without any duty to account therefor to the Lenders. The Agent Bank shall be entitled to receive from the Borrower its fees or portions thereof in connection with this transaction without any liability to account therefor to any other Lender, except as the Agent Bank may have expressly agreed.

      SECTION 9.4. LENDER CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will,


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independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

      SECTION 9.5. INDEMNIFICATION. The Agent shall in no event be required to take any action under the Loan Documents or in relation thereto unless it shall first be indemnified to its satisfaction by the other Lender Parties against any and all liability and expense that it may incur by reason of taking any such action. Each Lender agrees to indemnify and hold the Agent harmless (to the extent not promptly paid or reimbursed by the Borrower), ratably according to their respective Commitments, from and against any and all (a) costs, expenses and other amounts incurred by the Agent otherwise payable by the Borrower pursuant to Section 10.1. and (b) Indemnified Liabilities that may be imposed on, incurred by, or asserted against the Agent, except to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including outside counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not promptly reimbursed for such expenses by the Borrower.

      SECTION 9.6. SUCCESSOR AGENT. The Agent may resign at any time as Agent under the Loan Documents by giving not less than 30-days' written notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with cause by written action of all Lenders (other than the Agent) delivered to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's notice of resignation or the removal of the Agent, then the retiring or removed Agent may, on behalf of the other Lender Parties, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus of at least $100,000,000, or a branch or agency of such a financial institution, organized or licensed to do business under the laws of the United States of America or any State thereof, and which shall have a minimum rating of "Baa-2" by Moody's and a minimum long-term debt rating of "BBB" by S&P. Upon the acceptance of any appointment as the Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged of its duties and obligations under the Loan Documents. Upon any retiring Agent's resignation or removal, the provisions of this Article 9. (as well as other expense reimbursement, indemnification and exculpatory provisions in the other Loan Documents) shall continue in effect for its benefit as to any actions taken or omitted by it while it was Agent.

      SECTION 9.7. EXCESS PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Obligations in excess of its PRO RATA share of payments and other recoveries on account of


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such Obligations obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in such Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of the other Lenders; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to such Lender to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 9.7. may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 9.8. LENDER PARTIES. The provisions of this Article 9. are solely for the benefit of the Agent and the other Lender Parties, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof (except that the provisions of Sections 9.6. are also for the benefit of the Borrower). In performing its functions and duties under the Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

      SECTION 9.9. DEFAULT BY THE BORROWER; ACCELERATION. The Agent will send to each Lender copies of any notices of a Default or an Event of Default sent by the Agent to the Borrower under the terms of the Loan Documents concurrently with sending the same to the Borrower. In the event of any Default or Event of Default of which the Agent has actual knowledge, the Agent shall (as soon as is practicable under the circumstances) consult with the Lenders in an effort to determine a mutually acceptable course of action with respect to the Default or Event of Default. The Agent may deliver to the Lenders a written recommendation of a course of action (the "recommended course of action"), in which case each Lender shall either approve such action in writing or object in writing to such action within thirty (30) days (or such lesser period as specified in the notice from the Agent) following such notice. Failure to deliver a written objection within thirty (30) days (or such lesser period which will not be less than five
(5) business days) will be deemed to constitute an approval. The Agent may take the recommended course of action if consented or approved as provided above by the Required Lenders (or, as provided in Section 10.2., all Lenders), PROVIDED that no rights shall be released without the consent of all Lenders. In furtherance of the foregoing, and notwithstanding anything herein to the contrary, each Lender hereby appoints and constitutes the Agent its agent with full power and authority to exercise in the name of, and on behalf of each Lender, any and all rights and remedies which each Lender may have with respect to, and to the extent necessary under Applicable Law for, the enforcement of the Loan Documents, or which the Agent may have as a matter of law. It is understood and agreed that in the event the Agent determines it is necessary to engage counsel for the Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by the Agent and written notice of the same shall be delivered to the Lenders.

      SECTION 9.10.  PAYMENTS; AVAILABILITY OF FUNDS; CERTAIN NOTICES.


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            9.10.1. If the Agent shall fail to deliver to any other Lender Party its share of any payment received from the Borrower as and when required by
Section 2.9., the Agent shall pay to such Lender its share of such payment together with interest on such amount at the Federal Funds Rate, for each day from the date such amount was required to be paid to such Lender until the date the Agent pays such amount to such Lender, calculated as set forth in Section 2.4.4.

            9.10.2. Unless (a) the Agent shall have been notified by a Lender prior to the date upon which an Advance is to be made pursuant to Section 2.1. or (b) the Agent shall have been notified by the Borrower prior to the date on which the Borrower is required to make any payment hereunder, that such Lender or the Borrower, as the case may be (the "OBLIGATED PARTY"), does not intend to make available to the Agent the Obligated Party's portion of such Advance or such payment, the Agent may assume that the Obligated Party will make such amount available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower (in the case of an Advance) or the Lenders (in the case of a payment by the Borrower) a corresponding amount. If such corresponding amount is not in fact made available to the Agent by the Obligated Party, the Agent shall be entitled to recover such amount on demand from the Obligated Party (or, in the case of an Advance, if the Lender that is the Obligated Party fails to pay such amount forthwith upon such demand, from the Borrower). Such amount shall be payable together with interest thereon from the day on which such corresponding amount was made available by the Agent to the Lender or the Borrower, as applicable, to the date of payment by the Obligated Party (or the Borrower, as applicable), at a rate of interest equal to (i) in the case of any payment by any other Lender Party, the Federal Funds Rate, and (ii) in the case of any payment by the Borrower, the interest rate applicable to the Advance. In addition, no Lender that fails to make any such payment or otherwise fails to perform any of its obligations hereunder within the time frame specified for payment or performance or, if no time frame is specified, if such failure continues for five Business Days after notice from the Agent (each a "DEFAULTING LENDER") shall have the right to vote on, or be considered to be a "Lender" with respect to, any matter for which a vote of the Required Lenders or all or any Lenders is required or may be taken under this Agreement during any period commencing on the date upon which such Lender Party is required to make such payment or render such performance through the date upon which such payment, together with the interest thereon at the Federal Funds Rate, is made or such performance is rendered. Furthermore, (a) until such time as a Defaulting Lender has funded its PRO RATA share of a Borrowing or a participation in a Letter of Credit or has funded the Bid Advance with respect to any Competitive Bid that has been accepted by the Borrower, or until all other Lender Parties have received payment in full (whether by repayment or prepayment) of all their Advances included in such Borrowing or used to fund such participation, and all interest and Fees due in respect thereof (collectively, the "SENIOR OBLIGATIONS"), (i) all of the Obligations (including principal, interest and Fees) owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all Senior Obligations, and (ii) all amounts paid by any Borrower Party or otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof (x) if due with respect to Committed Advances, shall be distributed by the Agent to the other Lender Parties in accordance with their respective PRO RATA shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment) and


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(y) if due with respect to any Bid Advance, shall be distributed by the Agent to the other Lender Parties who have Bid Advances then due and payable in accordance with their respective PRO RATA shares (based on the ratio of the aggregate amount due to each such other Lender Party to the aggregate amount then due and payable to all Lender Parties, but calculated for purposes hereof to exclude amounts due to the Defaulting Lender with respect to Bid Advances), until all Senior Obligations have been paid in full. This provision governs only the relationship among the Agent, each Defaulting Lender, and the other Lender Parties; nothing hereunder shall limit the obligation of any Borrower Party to repay all Advances and other Obligations in accordance with the terms of this Agreement and the other Loan Documents. The Agent shall be entitled to (1) withhold or set off and to apply to the payment of the defaulted amount and any related interest any amounts to paid to such Defaulting Lender under this Agreement and (2) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of any Borrower Party as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Required Lenders or all or any Lenders. In addition, the Defaulting Lender shall indemnify, defend and hold the Agent and each of the other Lender Parties harmless from and against any and all liabilities, cost and expenses, plus interest thereon at the Post-Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

            9.10.3. The Agent shall promptly notify the Lenders by telex or telecopy (or telephone, in the case of notice contemplated by Section 2.4.) of each interest period chosen by the Borrower, the LIBO Rate for each interest period (and the relevant interest rate), the date of any expected payment and all other material notices transmitted by the Borrower.

      SECTION 9.11. OBLIGATIONS OF LENDER PARTIES SEVERAL; ENFORCEMENT BY THE AGENT.

            9.11.1. Each Lender Party's obligations hereunder are several, and not joint or joint and several. The failure of any Lender Party to make any Advance or otherwise to perform its obligations hereunder will not increase the obligations of any other Lender Party. Notwithstanding the foregoing, any Lender may assume, but shall have no obligation to any Person to assume, any non-performing Lender's obligation to make an Advance. Nothing contained in this Agreement and no action taken by the Agent or any other Lender Party pursuant to this Agreement shall be deemed to constitute the Agent and any other Lender Party to be a partnership, an association, a joint venture or any other kind of entity.

            9.11.2. Each Lender agrees that, except with the prior written consent of the Agent, no Lender Party shall have any right individually to enforce any Loan Document or any provision thereof, or make demand thereunder, it being agreed that such rights and remedies may only be exercised by the Agent for the ratable benefit of the Lenders upon the terms of this Agreement.


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      SECTION 9.12. REPLY OF LENDERS. Each Lender shall promptly reply to any communication from the Agent to the Lenders requesting the Lenders' determination, consent, approval or disapproval under this Agreement, but in any event no later than ten Business Days (or such other period as may be required under this Agreement to respond) after receipt of the request therefor by the Agent for those matters requiring the consent of the Lenders. Except as otherwise provided in this Agreement, including Section 9.9., if any Lender fails to reply within the applicable time periods, such Lender shall be deemed to have given its consent or approval to the action or actions recommended by the Agent with respect to the matter for which the Agent requested such Lender's determination, consent, approval or disapproval.

                                   ARTICLE 10.

                                  MISCELLANEOUS

      SECTION 10.1.  EXPENSES; INDEMNITY.  The Borrower shall pay on demand:

            10.1.1. any and all reasonable attorneys' fees and disbursements (including allocated costs of in-house counsel) and out-of-pocket cost and expenses incurred by the Agent in connection with the development, drafting and negotiation of this Agreement and the other Loan Documents, the administration hereof and thereof (including any amendments), the closing of the transactions contemplated thereby and the syndication of the credit facilities hereunder; and

            10.1.2. all costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) of the Lender Parties in any workout, restructuring or similar arrangements or, after a Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any foreclosure, collection or bankruptcy proceedings.

            10.1.3. The Borrower shall indemnify, defend and hold harmless each Lender Party and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of each Lender Party (collectively, the "INDEMNITEES") from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Advances or the issuance of any Letter of Credit, and (b) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Loan Documents, the Advances, Letters of Credit, the use or intended use of the proceeds of the Advances or Letters of Credit (including the failure of the Agent Bank to honor a drawing as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority) (the "INDEMNIFIED LIABILITIES"); PROVIDED that (i) no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or


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willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and (ii) Indemnified Liabilities shall include amounts attributable to the passive or active negligence of any Lender Party.

            10.1.4. To the extent that the undertaking to indemnify and hold harmless set forth in Section 10.1.3. may be unenforceable because it is violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

      SECTION 10.2.  WAIVERS; MODIFICATIONS IN WRITING.

            10.2.1. No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent and the Required Lenders. Notwithstanding the foregoing,

                  10.2.1.1. no amendment that has the effect of (a) reducing the rate or amount, or extending the stated maturity or due date, of any amount payable by the Borrower to any Lender Party under the Loan Documents, (b) increasing the amount, or extending the stated termination or reduction date, of any Lender's Commitment hereunder or subjecting any Lender Party to any additional obligation to extend credit, (c) altering the rights and obligations of the Borrower to prepay the Advances, (d) releasing any Borrower Party under the Guaranty, (e) changing this Section 10.2. or the definition of the term "Required Lenders," (f) amending the definitions of "Gross Asset Value," "Unencumbered Asset Value" or "Unencumbered Asset," or (g) approving the forgiveness of interest, principal or Fees shall be effective unless the same shall be signed by or on behalf of all of the Lenders;

                  10.2.1.2. no amendment that has the effect of (a) increasing the duties or obligations of the Agent, (b) increasing the standard of care or performance required on the part of the Agent, or (c) reducing or eliminating the indemnities or immunities to which the Agent is entitled (including any amendment of this Section 10.2.1.2.), shall be effective unless the same shall be signed by or on behalf of the Agent; and.

                  10.2.1.3. no amendment that has the effect of (a) increasing the duties or obligations of the Agent Bank with respect to Letters of Credit,
(b) increasing the standard of care or performance required on the part of the Agent Bank with respect to Letters of Credit, or (c) reducing or eliminating the indemnities or immunities to which the Agent Bank with respect to Letters of Credit is entitled (including any amendment of this Section 10.2.1.3.), shall be effective unless the same shall be signed by or on behalf of the Agent Bank.

            10.2.2. Notwithstanding anything to the contrary, (a) the Borrower may, by written notice furnished to the Agent, amend SCHEDULES 1.1C, 5.1., 5.4. and 10.4. to the extent the changes to such Schedules are expressly permissible under this Agreement, and (b) a Guarantor may be released hereunder as specified in the definition of "Unencumbered Asset."

            10.2.3. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower Party in any case shall entitle such Borrower Party to any other or further notice or demand in similar or other circumstances. Any amendment effected in accordance with this Section 10.2. shall be binding upon each present and future Lender Party and the Borrower.

      SECTION 10.3. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Lender Parties under Applicable Law or otherwise. No failure or delay on the part of any Lender Party in the exercise of any power, right or remedy under the Loan Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

      SECTION 10.4. NOTICES, ETC. All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight mail, by overnight, registered or certified mail (postage prepaid), or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 10.4., all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on SCHEDULE 1.1B (in the case of the Lender Parties) or
 10.4. (in the case of the Borrower Parties).

      SECTION 10.5.  SUCCESSORS AND ASSIGNS.

            10.5.1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower Parties may not assign or transfer any interest hereunder without the prior written consent of each Lender Party.

            10.5.2. Each Lender shall have the right at any time to assign (an "ASSIGNMENT") all or any portion of such Lender's Commitment, Committed Advances or participations in Letters of Credit to one or more banks or other financial institutions each having a combined capital and surplus of at least $100,000,000, a minimum long-term debt rating of "Baa-2" by Moody's and a minimum long-term debt rating of "BBB" by S&P, at the time of such assignment (or participation, as the case may be), and which have not been involved in material litigation with the Agent regarding an assigned, participated, or syndicated credit (an "ELIGIBLE ASSIGNEE"); PROVIDED, HOWEVER, that (a) each Assignment of any Commitment shall be of a portion of the Commitments at least equal to $10,000,000 and, unless otherwise agreed by the Agent, each assignment shall be of a constant, and not a varying, percentage of all of such Lender's rights and obligations under this Agreement and the other Loan Documents; (b) no Assignment (other than an Assignment to a Person that is then a Lender) shall be effective without the consent of the

Agent and the Borrower, which consents shall not be unreasonably withheld or delayed, and which consents will not be required if a Default or Event of Default exists; (c) the parties to the Assignment shall execute and deliver to the Agent an Assignment and Acceptance substantially in the form of EXHIBIT F (an "ASSIGNMENT AND ACCEPTANCE"); and (d) the assignee shall pay to the Agent a processing and recordation fee of $3,000. From and after the date on which the conditions in the foregoing clauses and the Assignment and Acceptance have been satisfied, the assignee shall be a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations (including the obligation to participate in Letters of Credit) of the assigning Lender hereunder, and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, cease to be a party hereto). Notwithstanding anything herein to the contrary, for so long as Wells Fargo Bank, National Association is the Agent under this Agreement the Commitment of Wells Fargo Bank, National Association shall not be less than the Commitment of the Lender having the second largest Commitment.

            10.5.3. Each Lender shall have the right at any time to grant or sell participations (each a "PARTICIPATION") in all or any portion of such Lender's Commitment, Advances (including Committed Advances and Bid Advances) or participations in Letters of Credit to one or more Eligible Assignees, subject to the terms and conditions set forth in this Section 10.5.3. If the Lender sells or grants a Participation, (a) such Lender shall make and receive all payments for the account of its participant, (b) such Lender's obligations under this Agreement shall remain unchanged, (c) such Lender shall continue to be the sole holder of the Note or Notes and other Loan Documents subject to the Participation and shall have the sole right to enforce its rights and remedies under the Loan Documents, (d) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (e) the Participation agreement shall not restrict such Lender's ability to agree to any amendment of the terms of the Loan Documents, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to any (A) reduction of the rate or amount, or any extension of the stated maturity or due date, of any principal, interest or Fees payable by the Borrower and subject to the Participation or (B) increase in the amount or extension of the stated termination or reduction date of the affected Commitment. A Participant shall have the rights of the Lenders under Sections 2.11. and 2.12., subject to the obligations imposed by such Sections; PROVIDED that amounts payable to any Participant shall not exceed the amounts that would have been payable under such Sections to the Lender granting the Participation, had such Participation not been granted, unless the Participation is made with the prior written consent of the Borrower.

            10.5.4. Each Lender may at any time assign or pledge any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment or pledge shall be subject to the provisions of Sections 10.5.2. or 10.5.3.

            10.5.5. Subject to the provisions of Section 10.6., each Lender shall have the right at any time to furnish one or more potential assignees or participants with any information concerning the Borrower and the Consolidated Entities that has been supplied by the Borrower to any Lender Party. The Borrower shall to supply all reasonably requested information and execute and deliver all such instruments and take all such further action (including, in the case of an Assignment, the execution and delivery of replacement Notes) as the Agent may reasonably request in connection with any Assignment or Participation arrangement.

      SECTION 10.6. CONFIDENTIALITY. Each Lender Party will maintain any confidential information that it may receive from any Borrower Party pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of the Borrower, except for disclosure: (a) to any other Lender Party or an affiliate of any Lender Party or any officer, director, employee, agent, advisor, legal counsel, accountant or other professional advisor to such Lender Party or affiliate; (b) to regulatory officials having jurisdiction over such Lender Party; (c) as required by Applicable Law or in connection with any legal proceeding; (d) to another Person in connection with a potential Assignment or Participation, PROVIDED such Person shall have agreed in writing to be subject to this Section 10.6.; and (e) of information that has been previously disclosed publicly without breach of this provision.

      SECTION 10.7.  CHOICE OF FORUM.

            10.7.1. All actions or proceedings arising in connection with this Agreement and the other Loan Documents shall be tried and litigated in state or Federal courts located in Los Angeles, County of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE BORROWER PARTIES AND THE LENDER PARTIES WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

            10.7.2. IN ANY ACTION AGAINST ANY BORROWER PARTY, SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER PARTY BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SCHEDULE 10.4., WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE 10 DAYS AFTER MAILING.

            10.7.3. Nothing contained in this Section 10.7. shall preclude the Lender Parties from bringing any action or proceeding arising out of or relating to this Agreement and the other Loan Documents in the courts of any place where any Borrower Party or any of its assets may be found or located.

      SECTION 10.8. CHANGES IN ACCOUNTING PRINCIPLES. Except as otherwise provided herein (including, without limitation, the definition of "Funds from Operations"), if any changes in generally accepted accounting principles from those used in the preparation of the financial statements referred to in this Agreement hereafter result from by the promulgation of rules, regulations, pronouncements, or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards or other terms or conditions found in this Agreement, then the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

      SECTION 10.9. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of the Lender Parties shall not diminish the right of the Lender Parties to rely thereon.

      SECTION 10.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      SECTION 10.11. COMPLETE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto, and the other Loan Documents is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

      SECTION 10.12.  LIMITATION OF LIABILITY.

            10.12.1. No claim shall be made by any Borrower Party against any Lender Party or the Affiliates, directors, officers, employees, attorneys or agents of any Lender Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and each Borrower Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            10.12.2. Except as otherwise provided in Section 10.12.3., neither the REIT nor any officer, employee, servant, controlling person, executive, director, agent or authorized representative thereof (herein referred to as "OPERATIVES") shall be liable personally for the Obligations. The sole recourse of any Lender Party for satisfaction of the Obligations shall be to the Borrower, and each Guarantor of which the REIT is not a general partner, as an entity, and to the Borrower's and each Guarantor's assets, and not to any assets of the REIT or its Operatives. In the event that an Event of Default occurs in connection with the Obligations, no action shall be brought against the REIT or its Operatives.

            10.12.3. Notwithstanding anything in Section 10.12.2. to the contrary, (a) nothing herein shall limit or otherwise prejudice in any way the right of any Lender Party to proceed against (i) the Borrower, or any Guarantor of which the REIT is not a general partner, with respect to the enforcement of any Obligations or the liability of the Borrower or such Guarantor for such Obligations, or (ii) the assets of any Guarantor with respect to the enforcement of any Obligations, (b) nothing herein shall limit or otherwise prejudice in any way the right of any Lender Party to proceed against the REIT with respect to any breach of its representations, warranties, covenants and obligations in this Agreement or its liability for any violation of such provisions, and (c) Section
10.12.2. shall not apply to, or constitute a waiver of any claim by any Lender Party for fraud, deceit, intentional or willful misrepresentation or bad faith waste. It is expressly agreed that any Lender Party shall have full recourse against the REIT and its Operatives for any matters referred to in clause (c) of this section.

      SECTION 10.13. UNSECURED ADVANCES; NO LIEN. The Advances and Letters of Credit contemplated in this Agreement are unsecured loans and extensions of credit and no Lien is intended to be created upon the Unencumbered Assets or any other property of the REIT or any Consolidated Entity by any provision in this Agreement or the other Loan Documents.

      SECTION 10.14. AMENDMENT AND RESTATEMENT. On the Closing Date, (a) this Agreement shall supersede the Existing Credit Agreement insofar as the two are inconsistent, (b) all Existing Committed Advances will be considered "Committed Advances" outstanding under this Agreement and (c) all outstanding Existing Letter of Credit will be considered "Committed Advances" and a "Letter of Credit" outstanding under this Agreement. However, the execution and delivery of this Agreement shall not excuse, or constitute a waiver of, any defaults under the Existing Credit Agreement, it being understood that this Agreement is not a termination of the Existing Credit Agreement, but is a modification (and, as modified, a continuation) of the Existing Credit Agreement.

                  [REST OF PAGE INTENTIONALLY LEFT BLANK]

      SECTION 10.15. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER AMENDED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND REGARDLESS OF WHICH PARTY ASSERTS SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


                                    BORROWER:

                                    THE MACERICH PARTNERSHIP, L.P., a
                                    Delaware limited partnership

                                    By: THE MACERICH COMPANY, a
                                        Maryland corporation, the Sole
                                        General Partner

                                        By:  /s/ Thomas E. O'Hern
                                            -----------------------------------
                                            Senior Vice President, Chief
                                            Financial Officer and
                                            Treasurer


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

                                   INITIAL GUARANTORS:

                                    MACERICH BRISTOL ASSOCIATES, a
                                    California general partnership

                                    By: THE MACERICH COMPANY, a
                                        Maryland corporation, a General
                                        Partner

                                        By: /s/ Thomas E. O'Hern
                                            -----------------------------------
                                        Name:     Thomas E. O'Hern
                                        Title:    Senior Vice President, Chief
                                                  Financial Officer and
                                                  Treasurer

                                    By: THE MACERICH PARTNERSHIP, L.P., a
                                        Delaware limited partnership, a
                                        General Partner


                                        By: THE MACERICH COMPANY, a
                                            Maryland corporation, the Sole
                                            General Partner

                                            By: /s/ Thomas E. O'Hern
                                                -------------------------------
                                            Name:  Thomas E. O'Hern
                                            Title: Senior Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer

                                    MACERICH BUENAVENTURA LIMITED
                                    PARTNERSHIP, a California limited
                                    partnership

                                    BY:  MACERICH BUENAVENTURA GP CORP., a
                                         Delaware corporation, the Sole General
                                         Partner

                                         By: /s/ Thomas E. O'Hern
                                             ----------------------------------
                                         Name:  Thomas E. O'Hern
                                         Title: Senior Vice President, Chief
                                                Financial Officer and
                                                Treasurer

                                    MACERICH HUNTINGTON LIMITED
                                    PARTNERSHIP, a California limited
                                    partnership

                                    BY:  MACERICH HUNTINGTON GP CORP., a
                                    Delaware corporation, the Sole General
                                    Partner

                                          By: /s/ Thomas E. O'Hern
                                             ----------------------------------
                                          Name:  Thomas E. O'Hern
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and
                                                 Treasurer

                                    MACERICH STONEWOOD LIMITED PARTNERSHIP,
                                    a California limited partnership

                                    BY:  MACERICH STONEWOOD GP CORP., a
                                         Delaware corporation, the Sole General
                                         Partner

                                         By: /s/ Thomas E. O'Hern
                                             ----------------------------------
                                         Name:  Thomas E. O'Hern
                                         Title: Senior Vice President, Chief
                                                Financial Officer and
                                                Treasurer

                                    REIT:

                                    THE MACERICH COMPANY, a Maryland
                                    corporation

                                    By:  /s/ Thomas E. O'Hern
                                        -----------------------------------
                                    Name:   Thomas E. O'Hern
                                    Title:  Senior Vice President, Chief
                                            Financial Officer and
                                            Treasurer

                                   AGENT:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Agent

                                    By:  /s/ Wayne H. Choi
                                        -----------------------------------
                                    Name:   Wayne H. Choi
                                    Title:  Assistant Vice President

                                    LENDERS:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By:  /s/ Wayne H. Choi
                                        -----------------------------------
                                    Name:   Wayne H. Choi
                                    Title:  Assistant Vice President



                                    NATIONSBANK, N.A.

                                    By:  /s/ Laurence C. Hughes
                                        -----------------------------------
                                    Name:   Laurence C. Hughes
                                    Title:  Vice President



                                    CREDIT LYONNAIS, NEW YORK BRANCH

                                    By:  /s/ Bruce F. Evans
                                        -----------------------------------
                                    Name:   Bruce F. Evans
                                    Title:  Vice President



                                    FLEET NATIONAL BANK

                                    By:  /s/ Margaret Mulcahy
                                        -----------------------------------
                                    Name:   Margaret Mulcahy
                                    Title:  Senior Vice President